Exhibit 2.1


                ------------------------------------------------

                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

                            dated as of April 8, 1998

                                  by and among

                             ICC TECHNOLOGIES, INC.

                          RARE MEDIUM ACQUISITION CORP.

                    (a subsidiary of ICC Technologies, Inc.)

                                RARE MEDIUM, INC.

                                       and

                     the FOUNDING STOCKHOLDERS named herein

            --------------------------------------------------------

                                        TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----

1.      THE MERGER...............................................................................4

2.      CONVERSION OF STOCK......................................................................5

3.      DELIVERY OF MERGER CONSIDERATION AND OTHER DELIVERIES....................................6

4.      CLOSING..................................................................................7

5.      REPRESENTATIONS AND WARRANTIES OF COMPANY AND
        FOUNDING STOCKHOLDERS....................................................................7

6.      REPRESENTATIONS OF ICC AND NEWCO........................................................31

7.      COVENANTS PRIOR TO CLOSING..............................................................35

8.      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE FOUNDING
        STOCKHOLDERS AND THE COMPANY............................................................40

9.      CONDITIONS PRECEDENT TO OBLIGATIONS OF ICC AND NEWCO....................................41

10.     COVENANTS AFTER CLOSING.................................................................44

11.     INDEMNIFICATION.........................................................................47

12.     TERMINATION OF AGREEMENT................................................................50

13.     NONDISCLOSURE OF CONFIDENTIAL INFORMATION...............................................51

14.     [Intentionally Deleted].................................................................52

15.     REGISTRATION RIGHTS.....................................................................52

16.     GENERAL.................................................................................54

Exhibit A      Form of Certificate of Merger
Exhibit B      Merger Consideration to be Paid to Stockholders
Exhibit C      Form of Promissory Note
Exhibit D      Form of Security Agreement
Exhibit E      Form of Pledge Agreement

Exhibit F      Certificate and Certificate of Incorporation and Bylaws for ICC
               and NEWCO*
Exhibit G      Form of Opinion of Counsel to ICC
Exhibit H      List of Individuals Entering Into Employment Agreements
Exhibit I      Form of Opinion of Counsel to COMPANY and Stockholders
Exhibit J      Form of Escrow Agreement
Exhibit K      List of Stockholders and their Addresses
Exhibit L      Form of Appointment of Stockholder Representative
Exhibit M      Form of Non Founder Agreement
Exhibit N      Form of ICC Guaranty

*To be supplied by Secretary of State of Delaware and New York, respectively

                   MERGER AGREEMENT AND PLAN OF REORGANIZATION


        THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of the 8th of April, 1998, by and among ICC TECHNOLOGIES, INC., a Delaware corporation ("ICC"), RARE MEDIUM ACQUISITION CORP., a New York corporation ("NEWCO"), RARE MEDIUM INC., a New York corporation (the "COMPANY"), and NATHANIEL BROCHIN, WILLIAM NELSON, JAMES CASEY, ROBERT STRATTON, DAVID GROSSMAN (the "FOUNDING STOCKHOLDERS"). The FOUNDING STOCKHOLDERS are the principal Stockholders of the COMPANY.

        WHEREAS, NEWCO is a corporation duly organized and existing under the laws of the State of New York, having been incorporated on April 8, 1998, solely for the purpose of completing the transactions set forth herein, and is a wholly-owned subsidiary of ICC;

        WHEREAS, the respective Boards of Directors of NEWCO and the COMPANY (which together are hereinafter collectively referred to as "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that NEWCO merge with and into the COMPANY pursuant to this Agreement and the provisions of the laws of the State of New York (the "Merger"), and in furtherance thereof have approved the Merger;

        WHEREAS, the parties hereto intend that the transaction described herein qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

        WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule attached hereto and not otherwise defined herein shall have the following meanings for all purposes of this Agreement:

        "Acquired Party" means the COMPANY and any subsidiary of the Company.

        "Acquisition Transaction" has the meaning set forth in Section 7.4.

        "Affiliates" has the meaning set forth in Section 5.8.

        "Certificate of Merger" means the Certificate of Merger with respect to the Merger substantially in the form attached as Exhibit A hereto or with such changes therein as may be required by applicable state law.

        "Average Closing Price" means the average closing price per share as reported by the Wall Street Journal for ICC Stock computed for the 60-day calendar period ending on the 12-month anniversary of the Closing Date.

        "Balance Sheet Date" means December 31, 1997.

        "Charter Documents" has the meaning set forth in Section 5.1.

        "Closing" has the meaning set forth in Section 4.

        "Closing Date" has the meaning set forth in Section 4.

        "Code" has the meaning set forth in the third recital of this Agreement.

        "COMPANY" has the meaning set forth in the first paragraph of this Agreement.

        "COMPANY Stock" has the meaning set forth in Section 2.1.

        "Constituent Corporations" has the meaning set forth in the second recital of this Agreement.

        "Effective Time of the Merger" means the time as of which the Merger becomes effective, which the parties hereto contemplate to occur on the Closing Date.

        "Environmental Requirements" has the meaning set forth in Section 5.13.

        "Escrow Agreement" has the meaning set forth in Section 3.4.

        "Expiration Date" has the meaning set forth in Section 5(A).

        "Founding Stockholders" has the meaning set forth in the first paragraph of this Agreement.

        "Hazardous Materials" has the meaning set forth in Section 5.13(b).

        "ICC" has the meaning set forth in the first paragraph of this Agreement.

        "ICC Charter Documents" has the meaning set forth in Section 6.1.

        "ICC Stock" means the common stock, par value $.01 per share, of ICC.

        "Intellectual Property" means all trademarks, service marks, trade dress, trade names, patents and copyrights and any registration or application for any of the foregoing, and any trade secret, invention, process, know-how, computer software, technology systems, product design or product packaging.

        "Material Adverse Effect" has the meaning set forth in Section 5.1.

        "Material Contract" means any lease, instrument, agreement, license or permit set forth on Schedule 5.12, 5.13, 5.14, 5.15, 5.16, 5.18 or 5.19 or any
other material agreement to which the COMPANY is a party or by which its properties are bound.

        "Merger" means the merger of NEWCO with and into the COMPANY pursuant to this Agreement and the applicable provisions of the laws of the State of New York.

        "Merger Consideration" has the meaning set forth in Section 3.1.


                                      (2)

        "NEWCO" has the meaning set forth in the first paragraph of this Agreement.

        "NEWCO STOCK" means the common stock, par value $.01 per share, of NEWCO.

        "Note" means that certain promissory note in the principal amount of $22,200,000, which promissory note comprises a portion of the Merger Consideration due the Stockholders under this Agreement, a form of which is attached hereto as Exhibit C.

        "1934 Act" means the Securities Exchange Act of 1934, as amended.

        "1933 Act" means the Securities Act of 1933, as amended.

        "Plans" has the meaning set forth in Section 5.19.

        "Qualified Plans" has the meaning set forth in Section 5.20.

        "Returns" has the meaning set forth at the end of Section 5.22.

        "Schedule" means each Schedule attached hereto, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

        "SEC" means the United States Securities and Exchange Commission.

        "Statutory Liens" has the meaning set forth in Section 7.3(e).

        "FOUNDING STOCKHOLDERS" has the meaning set forth in the first paragraph of this Agreement.

        "Stockholders" means all of the stockholders of the COMPANY, including the FOUNDING STOCKHOLDERS.

        "Stockholder Representative" means Glenn S. Meyers, appointed by the Stockholders pursuant to that certain Appointment of Stockholder Representative, a form of which is attached hereto as Exhibit L, who shall act as the Stockholders' Representative with respect to (i) all payments due and owing to the Stockholders under the Note and (ii) all ICC Stock which comprises a portion of the Merger Consideration delivered to the Stockholders under this Agreement and held in escrow pursuant to the Escrow Agreement.

        "Surviving Corporation" shall mean the COMPANY as the surviving party in the Merger.

        "Tax" or "Taxes" has the meaning set forth at the end of Section 5.22.

        "Taxing Authority" has the meaning set forth at the end of Section 5.22.

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

                                      (3)

1.      THE MERGER

        1.1 Delivery and Filing of Certificate of Merger. The Constituent Corporations will cause the Certificate of Merger to be signed, verified and filed with the Secretary of State of the State of New York, and stamped receipt copies of such filing to be delivered to ICC on or before the Closing Date.

        1.2 Effective Time of the Merger. At the Effective Time of the Merger and subject to the terms and conditions of this Merger and the applicable provisions of the New York Business Corporation Law (the "New York Law"), NEWCO shall be merged with and into the COMPANY in accordance with the Certificate of Merger, the separate existence of NEWCO shall cease and the COMPANY shall be the surviving party in the Merger. At the Effective Time of the Merger, the effect of the Merger otherwise shall be as provided in the applicable provisions of the New York Law.

        Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger, all the property, rights, privileges, powers and franchises of the COMPANY and NEWCO shall vest in the Surviving Corporation, and all debts, liabilities and duties of the COMPANY and NEWCO shall become the debts, liabilities and duties of the Surviving Corporation. The Merger will be effected in a single transaction.

        1.3 Certificate of Incorporation, By-laws and Board of Directors of Surviving Corporation. At the Effective Time of the Merger:

               (a) The Certificate of Incorporation of the COMPANY then in effect shall be the Certificate of Incorporation of the Surviving Corporation until amended as provided by law;

               (b) The By-laws of the COMPANY then in effect shall be the By-laws of the Surviving Corporation until amended as provided by law;

               (c) The Board of Directors of the Surviving Corporation shall be comprised of seven members, consisting of Irwin L. Gross ("Gross"), Robert Aders, Charles Condy (or if any of Messrs. Gross, Aders or Condy are unable to serve for any reason whatsoever then such other nominees of ICC in lieu thereof which are approved by Glenn S. Meyers ("Meyers"), which approval shall not be unreasonably withheld, Meyers and three independent members nominated by Meyers which are approved by Gross, which approval shall not be unreasonably withheld, until their respective successors are elected or appointed and qualified in accordance with the terms of the By-laws of the Surviving Corporation; the Board of Directors of the Surviving Corporation shall hold office subject to the provisions of the New York Law, the Certificate of Incorporation and By-laws of the Surviving Corporation; and


                                      (4)

               (d) Meyers shall be appointed President and Secretary of the Surviving Corporation and shall serve as such subject to the provisions of the Certificate of Incorporation and By-laws of the Surviving Corporation, until his or her successor is duly elected and qualified. The Board of Directors of the Surviving Corporation shall appoint such other officers of the Surviving Corporation as it determines from time to time.

        1.4 Certain Information With Respect to the Capital Stock of the COMPANY, ICC and NEWCO. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of the COMPANY, ICC and NEWCO as of the date of this Agreement are as follows:

               (a) the authorized and outstanding capital stock of the COMPANY is as set forth on Schedule 1.4 hereto;

               (b) the authorized capital stock of ICC consists of 50,000,000 shares of Common Stock, $.01 par value per share, of which 21,520,000 shares are issued and outstanding and 66,227 shares are held in treasury; and

               (c) the authorized capital stock of NEWCO consists of 1,000 shares of NEWCO Stock, of which 1 share is issued and outstanding and beneficially owned by ICC.

2.       CONVERSION OF STOCK

         2.1 Manner of Conversion. At the Effective Time of the Merger, the manner of converting the issued and outstanding shares of (i) capital stock of the COMPANY ("COMPANY Stock") and (ii) NEWCO Stock into shares of (x) ICC Stock and (y) common stock of the Surviving Corporation, respectively, shall be as follows:

            As of the Effective Time of the Merger:

               (a) all the COMPANY Stock issued and outstanding immediately prior to the Effective Time of the Merger will be canceled and extinguished and, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be converted into and shall be deemed to represent, with respect to each Stockholder of the COMPANY, (1) the right to receive certificates representing the number of shares of ICC Stock set forth on Exhibit B hereto with respect to such Stockholder, (2) the right to receive the amount of cash set forth on Exhibit B hereto with respect to such Stockholder, and
                       (3) the right to receive a beneficial interest in that portion of the principal amount of the Note set forth on Exhibit B hereto with respect to such Stockholder, together with accrued interest, due under the Note in the form attached hereto as Exhibit C, which is to be delivered by the Surviving Corporation at Closing, provided that such principal


                                      (5)
                       amount due under the Note shall be subject to adjustment upward as set forth in Section 3.3 hereof;

               (b) all shares of COMPANY Stock that are held by the COMPANY as treasury stock shall be canceled and retired and no shares of ICC Stock or other consideration shall be delivered or paid in exchange therefor; and

               (c) all the NEWCO Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of ICC, automatically be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation, which Surviving Corporation shall issue its shares to ICC, which shares shall constitute all of the issued and outstanding shares of common stock of the Surviving Corporation immediately after the Effective Time of the Merger.

               All ICC Stock received by the Stockholders upon the Effective Time of the Merger pursuant to this Agreement shall, except for restrictions on resale or transfer described in Section 5.34 hereof, have the same rights as all the other shares of outstanding ICC Stock by reason of the provisions of the Certificate of Incorporation of ICC or as otherwise provided by Delaware General Corporation Law (the "Delaware Law"). All voting rights of such ICC Stock received by the Stockholders shall be fully exercisable by the Stockholders and the Stockholders shall not be deprived nor restricted in exercising those rights. At the Effective Time of the Merger, ICC shall have no class of capital stock issued and outstanding other than the ICC Stock.

3.      DELIVERY OF MERGER CONSIDERATION AND OTHER DELIVERIES

        3.1 At the Effective Time of the Merger and on the Closing Date the Stockholders, who are the holders of all outstanding certificates representing shares of COMPANY Stock, shall, in consideration of and upon surrender of such certificates, receive the respective number of shares of ICC Stock (a portion of which shares of ICC Stock shall be held in escrow pursuant to Section 3.4 hereof, subject to adjustment in accordance with the indemnification provisions set forth in Section 11 hereof), and the amount of cash set forth on Exhibit B hereto with respect to such Stockholder, and the Stockholder Representative shall receive, on behalf of the Stockholders in accordance with the terms and conditions of the Appointment of Stockholder Representative, the executed Note, the principal amount of which is subject to adjustment upward as set forth in
Section 3.3 hereof (collectively, the "Merger Consideration"). The Note shall be guaranteed by ICC pursuant to an ICC Guaranty in the form of Exhibit N attached hereto and secured by (i) the assets of the Surviving Corporation pursuant to a Security Agreement in the form of Exhibit D attached hereto, and (ii) ICC's pledge of the capital stock of the Surviving Corporation held by ICC pursuant to a Pledge Agreement in the form of Exhibit E attached hereto. The cash portion of the Merger Consideration shall be paid by wire transfer in accordance with the wire instructions provided by the Stockholders at Closing. As aforesaid, the aggregate Merger Consideration, and thus the Merger Consideration payable to each Stockholder, is subject to adjustment as set forth in Section 3.3 and
Section 11 hereof.


                                       (6)

        3.2 At the Closing, each Stockholder of the Company shall deliver to ICC and delivery of the Merger Consideration to such Stockholders shall be conditioned upon receipt of, the certificates representing COMPANY Stock, duly endorsed in blank by the Stockholder, or accompanied by stock powers duly endorsed in blank, with signatures guaranteed by a national or state chartered bank or other financial institution, and with all necessary Transfer Tax and other revenue stamps, acquired at the Stockholders' expense, affixed and canceled. The Stockholders shall promptly cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such COMPANY Stock or with respect to the stock powers accompanying any COMPANY Stock.

        3.3 In the event the Average Closing Price of the ICC Stock is less than $3.00 per share as of the first anniversary of the Closing Date (the "Note Adjustment Date"), the principal amount due under the Note shall be adjusted as of the Note Adjustment Date by adding to the principal amount due under the Note the amount determined by multiplying (i) 4,269,300 (which number represents the aggregate number of shares of ICC Stock to be issued to all of the Stockholders of the COMPANY as of the date of the Merger, which number will be proportionately adjusted for any subdivision, combination or reclassification of the outstanding shares of ICC Stock, including any stock split or stock dividend, which occurs between the date of this Agreement and Closing) by (ii) the difference obtained by subtracting the Average Closing Price from $3.00 (the "Note Adjustment"), and ICC shall execute any and all amendments to the Note to effect the Note Adjustment as set forth in this Section 3.3.


        3.4 When delivering the shares of ICC Stock required by Section 3.1 above, and notwithstanding any provision therein to the contrary, ICC shall withhold from each Stockholder and deliver to the Escrow Agent (as defined in the Escrow Agreement referenced below) such number of shares of ICC Stock set forth on Exhibit B hereto adjacent to each Stockholder's name under the caption "ICC Stock - Escrow", which shares represent such Stockholder's pro rata share of an aggregate of 2,000,000 shares of the ICC Stock delivered to the Stockholders pursuant to this Agreement, which are to be held and distributed by the Escrow Agent pursuant to the terms of this Agreement and the Escrow Agreement, a form of which is attached hereto as Exhibit J (the "Escrow Agreement").

4.      CLOSING

        The Closing of the transactions contemplated by this Agreement will be held at the offices of ICC's counsel, Mesirov Gelman Jaffe Cramer & Jamieson, LLP, 1735 Market Street, Philadelphia, PA 19103 on a date mutually agreed to by ICC and the Company. On the Closing Date (i) the Certificate of Merger shall be filed with the Secretary of State of the State of New York so that it shall become effective and the Merger shall thereby be effected, and (ii) all transactions contemplated by this Agreement, including the conversion and delivery of shares and the delivery of Merger Consideration which the Stockholders shall be entitled to receive pursuant to the Merger, shall occur. The date on which the actions described in the preceding clauses (i) and (ii) occur shall be referred to as the "Closing Date."

5.       REPRESENTATIONS AND WARRANTIES OF COMPANY AND FOUNDING STOCKHOLDERS

                                      (7)

   (A) Representations and Warranties of the COMPANY and the FOUNDING
STOCKHOLDERS

         Each of the COMPANY and the FOUNDING STOCKHOLDERS jointly and severally represents and warrants that all of the following representations and warranties in this Section 5(A) are true at the date of this Agreement and shall be true at the time of the Closing Date, and that such representations and warranties shall survive the Closing Date for a period of twelve months (the last day of such period being the "Expiration Date"), except that the representations and warranties set forth in Section 5.22 hereof shall survive until such time as the statute of limitations period has run for all tax periods ended on or prior to the Closing Date, which shall be deemed to be the Expiration Date for Section
5.22. For purposes of this Section 5, the term "COMPANY" shall mean and refer to the COMPANY and all of its subsidiaries, if any.

        5.1 Due Organization. The COMPANY is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted, to own or hold under lease the properties and assets it now owns or holds under lease, and to perform all of its obligations under the Material Contracts; is duly qualified in the jurisdictions listed in Schedule 5.1 and there are no other jurisdictions in which the conduct of the COMPANY's business or activities or its ownership of assets requires any other qualification under applicable law, the absence of which would have a materially adverse effect on the COMPANY's business, condition (financial or other), properties, business prospects, or financial results (as used herein with respect to the COMPANY, or with respect to any other person, a "Material Adverse Effect"). True, complete and correct copies of the Certificate of Incorporation and By-laws, each as amended, of the COMPANY (the "Charter Documents") are all attached to Schedule 5.1. The minute books and stock records of the COMPANY, as heretofore made available to ICC, are correct and complete in all material respects. The most recent minutes of the COMPANY, which are dated no earlier than 10 business days prior to the date hereof, affirm and ratify all prior acts of the COMPANY and of its officers and directors on behalf of the COMPANY.

        5.2 Authorization. The representatives of the COMPANY executing this Agreement have the authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the COMPANY and performance by the COMPANY of its obligations under this Agreement and the consummation by the COMPANY of the transactions contemplated hereby have been duly authorized by all necessary corporate action in accordance with applicable law and the Certificate of Incorporation and By-Laws of the COMPANY on the part of the COMPANY and the FOUNDING STOCKHOLDERS. This Agreement constitutes the valid and binding obligation of the COMPANY, enforceable in accordance with its terms.

        5.3 Capital Stock of the COMPANY. The authorized capital stock of the COMPANY is as set forth in Section 1.4(i). All of the issued and outstanding shares of capital stock of the COMPANY are owned by the FOUNDING STOCKHOLDERS and the other Stockholders of the COMPANY in the amounts set forth


                                      (8)
on Schedule 5.3 and, except as set forth on Schedule 5.3, are owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of capital stock of the COMPANY have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the FOUNDING STOCKHOLDERS and the other Stockholders of the COMPANY and were offered, issued, sold and delivered by the COMPANY in compliance with all applicable state and Federal laws concerning the issuance of securities. The COMPANY and the FOUNDING STOCKHOLDERS have full right, power and authority to exchange the COMPANY Stock as provided herein without obtaining the consent or approval of any other person or Governmental Authority. Except as set forth on Schedule 5.3:

               (a) the execution and delivery by the COMPANY and the FOUNDING STOCKHOLDERS of this Agreement,

               (b) the performance by the COMPANY of its obligations hereunder, and

               (c) the consummation of the transactions contemplated hereunder, do not require the COMPANY or the FOUNDING STOCKHOLDERS to obtain any consent, approval, waiver of any acceleration, termination or other right or remedy or action of or by, or make any filing with or give any notice to any other party (collectively, the "Consents"). As used in this Agreement, "Governmental Authority" shall mean the United States or any state, local or foreign government, or any subdivision, agency or authority thereof. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder.

         5.4 Transactions in Capital Stock: Organization Accounting. Except as set forth on Schedule 5.4, the COMPANY has not acquired any COMPANY Stock since January 1, 1994. Except as set forth on Schedule 5.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates the COMPANY to issue any of its authorized but unissued capital stock or its treasury stock; (ii) the COMPANY has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (iii) neither the voting stock structure of the COMPANY nor the relative ownership of shares among any of the FOUNDING STOCKHOLDERS has been altered or changed in contemplation of the Merger and/or the ICC Plan of Organization. Schedule 5.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list of all outstanding options, warrants or other rights to acquire shares of the COMPANY Stock and a description of the material terms of such outstanding options, warrants or other rights.

         5.5 No Bonus Shares. Except as set forth on Schedule 5.5, none of the shares of COMPANY Stock was issued pursuant to awards, grants or bonuses.

         5.6 Subsidiaries. Schedule 5.6 attached hereto lists the name of each of the COMPANY's subsidiaries and sets forth the number and class of the authorized capital stock of each of the COMPANY's


                                      (9)
subsidiaries and the number of shares of each of the COMPANY's subsidiaries which are issued and outstanding, all of which shares (except as set forth on Schedule 5.6) are owned by the COMPANY, free and clear of all liens, security interests, pledges, voting trusts, equities, restrictions, encumbrances and claims of every kind. Except as set forth on Schedule 5.6, the COMPANY does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the COMPANY, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

         5.7 Predecessor Status: etc. Set forth on Schedule 5.7 is a list of all names of all predecessor companies of the COMPANY, including the names of any entities acquired by the COMPANY (by stock purchase, merger or otherwise) or owned by the COMPANY or from which the COMPANY previously acquired material assets. Except as disclosed on Schedule 5.7, the COMPANY has not been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

         5.8 Spin-off by the COMPANY. Except as set forth on Schedule 5.8, there has not been any sale, spin-off or split-up of material assets of either the COMPANY or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the COMPANY ("Affiliates") since January 1, 1994.

         5.9 Financial Statements. Except as set forth on Schedule 5.9, the COMPANY has delivered to ICC (as Schedule 5.9 except with respect to the statements of cash flows referenced in paragraph 5.9(b) below which shall be delivered as soon as practicable following Closing, but in any event within 30 days following Closing) copies of the following financial statements (the "Financial Statements").

               (a) Audited Balance Sheets, Income Statements, Statements of Stockholders' Equity and Statements of Cash Flows at and for the years ended December 31, 1995, 1996 and 1997.

               (b) Unaudited Balance Sheets, Income Statements, Statements of Stockholders' Equity, and Statements of Cash Flows for the three months ended March 31 , 1998 and 1997.

            Each of the Financial Statements is accurate and complete in all material respects, is consistent with the books and records of the COMPANY (which, in turn, are accurate and complete in all material respects) and fairly presents the COMPANY's financial condition, assets and liabilities as of their respective dates and the results of operations and cash flows for the periods related thereto in accordance with GAAP, consistently applied among the periods which are the subject of the Financial Statements, except unaudited interim financial statements which were or are subject to normal and recurring year-end adjustments which were not and are not expected to be material in amount and the addition of required footnotes thereto.

         5.10 Liabilities and Obligations. The COMPANY has delivered to ICC an accurate list (which is set forth on Schedule 5.10) as of the Balance Sheet Date of (i) all liabilities of the COMPANY which are not reflected on the balance sheet of the COMPANY at the Balance Sheet

                                      (10)

Date or otherwise reflected in the COMPANY Financial Statements at the Balance Sheet Date, (ii) any material liabilities of the COMPANY (including but not limited to all liabilities in excess of $10,000) and (iii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements to which the COMPANY is a party. Except as set forth on
Schedule 5.10, since the Balance Sheet Date, the COMPANY has not incurred any material liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business. The COMPANY has also set forth on
Schedule 5.10, in the case of those contingent liabilities related to pending or threatened litigation, or other liabilities which are not fixed or are being contested, the following information:

               (a) a summary description of the liability and has provided ICC's counsel with: (i) copies of all relevant documentation relating thereto; (ii) amounts claimed and any other action or relief sought; and (iii) name of claimant and all other parties to the claim, suit or proceeding;

               (b) the name of each court or agency before which such claim, suit or proceeding is pending;

               (c)     the date such claim, suit or proceeding was instituted;
                       and

               (d) a good faith and reasonable estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the estimate shall for purposes of this Agreement be deemed to be zero.

         5.11 Accounts and Notes Receivable. The COMPANY has delivered to ICC an accurate list (which is set forth on Schedule 5.11) of the accounts and notes receivable of the COMPANY as of the Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including receivables from and advances to employees and the FOUNDING STOCKHOLDERS. Within ten (10) days prior to Closing, the COMPANY shall provide ICC (x) an accurate list of all outstanding receivables obtained subsequent to the Balance Sheet Date and (y) an aging of all such accounts and notes receivable showing amounts due in 30 day aging categories (the "A/R Aging Reports"). Except to the extent reflected on Schedule 5.11 or as disclosed by the COMPANY to ICC in a writing accompanying the A/R Aging Reports, as the case may be, the COMPANY has no actual knowledge or any reason to believe that any of the accounts, notes, and other receivables shown on Schedule 5.11 and on the A/R Aging Reports is not or shall not be, collectible in the amounts shown (in the case of the accounts and notes receivable set forth on Schedule 5.11, net of reserves reflected in the balance sheet as of the Balance Sheet Date).

         5.12 Intellectual Property; Permits and Intangibles.

               (a) The COMPANY owns or has licenses to all Intellectual Property the absence of any of which would have a Material Adverse Effect, and the COMPANY has delivered to ICC an accurate list (which is set forth on

                                      (11)

                       Schedule 5.12(a)) of all material Intellectual Property owned or used by the COMPANY. Each item of Intellectual Property owned or used by the COMPANY is valid and in full force and effect. Except as set forth on Schedule 5.12(a), all right, title and interest in and to each item of Intellectual Property is owned by the COMPANY and is not subject to any license except as set forth on
                       Schedule 5.12(a), royalty arrangement or pending or threatened claim or dispute. To the COMPANY's knowledge, none of the Intellectual Property owned or used by the COMPANY nor any product sold or licensed by the COMPANY, infringes any Intellectual Property right of any other entity and to the COMPANY's knowledge, no Intellectual Property owned by the COMPANY is infringed upon by any other entity.

               (b) The COMPANY holds all licenses, franchises, permits and other governmental authorizations the absence of any of which could have a Material Adverse Effect, and the COMPANY has delivered to ICC an accurate list and summary description (which is set forth on Schedule 5.12(b)) of all such licenses, franchises, permits and other governmental authorizations, including permits, titles, licenses, franchises and certificates (it being understood and agreed that a list of all environmental permits and other environmental approvals is set forth on
                       Schedule 5.13). To the knowledge of the COMPANY, the licenses, franchises, permits and other governmental authorizations listed on Schedules 5.12(b) and 5.13 are valid, and the COMPANY has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. The COMPANY has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the licenses, franchises, permits and other governmental authorizations listed on Schedules 5.12(b) and 5.13 and is not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse Effect. Except as specifically provided in Schedule 5.12(a) or 5.12(b), the transactions contemplated by this Agreement will not (i) to the COMPANY's knowledge result in the infringement by the COMPANY of any Intellectual Property right of any other entity, (ii) infringe any Intellectual Property listed on
                       Schedule 5.12(a), or (iii) result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the COMPANY by, any licenses, franchises, permits or government authorizations listed on Schedule 5.12(b).

         5.13 Environmental Matters.

               (a) Except as set forth on Schedule 5.13, to the COMPANY's knowledge,


                                      (12)

                       (i) the COMPANY is and at all times has been in full compliance with, and has not been in violation of or liable under, all Environmental Requirements, and

                       (ii) the COMPANY possesses all required permits, licenses and certificates, and has filed all notices or applications required thereby. As used herein, "Environmental Requirements" shall mean all applicable federal, state and local laws, rules, regulations, ordinances and requirements relating to pollution and protection of the environment, all as amended or hereafter amended.

               (b) Except as disclosed on Schedule 5.13:

                       (i) the COMPANY has not been subject to, or received any notice of any private, administrative or judicial action, or notice of any intended private, administrative or judicial action relating to the presence or alleged presence of Hazardous Materials in, under or upon any real property currently or formerly owned, leased or used by (A) the COMPANY or (B) any other person that has, at any time, disposed of Hazardous Materials on behalf of the COMPANY;

                       (ii) to the COMPANY's knowledge, it does not have any basis for any such notice or action; and

                       (iii) there are no pending or, to the knowledge of the COMPANY, threatened actions or proceedings (or-notices of potential actions or proceedings) from any Governmental Authority or any other entity regarding any matter relating to health, safety or protection of the environment.

               "Hazardous Materials" for purposes of this Agreement shall include, without limitation: (A) hazardous materials, hazardous substances, extremely hazardous substances or hazardous wastes, as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq. ("RCRA"), and any other Environmental and Safety Requirements; (B) petroleum, including, without limitation, crude oil or any faction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (C) any radioactive material, including, without limitation, any source, special nuclear, or by-product material as defined in 42 U.S.C. ss.2011 et seq.; and (D) asbestos in any form or condition.

               (c) To the COMPANY's knowledge, there are and have been no past or present events, conditions, circumstances, activities, practices, incidents or actions which could reasonably be expected to interfere with or prevent continued compliance with any Environmental Requirements, give rise to


                                      (13)
                       any legal obligation or liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation against or involving the COMPANY or any real property presently or previously owned or used by the COMPANY under any Environmental Requirements or related common law theories, except as identified on
                       Schedule 5.13.

               (d) Schedule 5.13 sets forth the name and principal place of business of every off-site waste disposal organization, and each of the haulers, transporters or cartage organization engaged now or in the preceding three years by the COMPANY to dispose of Hazardous Materials to any such off-site waste disposal location on behalf of the COMPANY or any of its predecessors.

         5.14 Personal Property. The COMPANY has delivered to ICC an accurate list (which is set forth on Schedule 5.14) of (x) all personal property included (or that will be included) in "depreciable plant, property and equipment" (or similarly named line item) on the balance sheet of the COMPANY as of the Balance Sheet Date, (y) all other personal property owned by the COMPANY with a value individually in excess of $10,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and (z)all leases and agreements in respect of personal property, including, in the case of each of (x), (y) and
(z), (1) true, complete and correct copies of all such leases have been provided to ICC's counsel, (2) a listing of the capital costs of all such assets which are subject to capital leases and (3) an indication as to which assets are currently owned, or, to the COMPANY's knowledge, were formerly owned, by FOUNDING STOCKHOLDERS or affiliates of the COMPANY or FOUNDING STOCKHOLDERS. Except as set forth on Schedule 5.14, (i) all personal property with a value individually in excess of $10,000 used by the COMPANY in its business is either owned by the COMPANY or leased by the COMPANY pursuant to a lease included on
Schedule 5.14, (ii) all of the personal property listed on Schedule 5.14 is in good working order and condition, ordinary wear and tear excepted, and (iii) all leases and agreements included on Schedule 5.14 are in full force and effect and constitute valid and binding agreements of the COMPANY, and to the COMPANY's knowledge, of the other parties (and their successors) thereto in accordance with their respective terms.

         5.15 Significant Customers. The COMPANY has delivered to ICC an accurate list (which is set forth on Schedule 5.15) of all significant customers, it being understood and agreed that a "significant customer," for purposes of this Section 5.15, means a customer (or person or entity) representing 5% or more of the COMPANY's 1997 annual revenues as of the Balance Sheet Date. Except to the extent set forth on Schedule 5.15 and except to the extent of the completion of performance of customer contracts in the ordinary course of business in accordance with the applicable terms thereof, none of the COMPANY's significant customers has canceled a contract with the COMPANY and neither the COMPANY nor any FOUNDING SHAREHOLDER has any knowledge of any dispute or claim concerning any significant customer or that any significant customer has any plans to terminate its relationship with the COMPANY, or any reason to believe that a significant customer may not continue such relationship with the COMPANY following the Closing Date.

               Except as listed or described on Schedule 5.15 as of or on the date hereof, neither the COMPANY is a party to or bound by, nor does there exist any, Contracts relating to or in any


                                      (14)
way affecting the operation or ownership of the COMPANY's business that are of a type described below:

               (a) any collective bargaining arrangement with any labor union or any such agreement currently in negotiation or proposed;

               (b) any contract for capital expenditures or the acquisition or construction of fixed assets for or in respect to real property other than in the COMPANY's ordinary course of business in excess of $25,000;

               (c) any contract with a term in excess of one year for the purchase, maintenance, acquisition, sale or furnishing of materials, supplies, merchandise, machinery, equipment, parts or other property or services (except that the COMPANY need not list any such contract made in the ordinary course of business) which requires aggregate future payments of greater than $50,000;

               (d) any contract relating to the borrowing of money, or the guaranty of another person's borrowing of money, including, without limitation, all notes, mortgages, indentures and other obligations, agreements and other instruments for or relating to any lending or borrowing, including assumed indebtedness;

               (e) any contract granting any person a Lien on any of the assets of the COMPANY, in whole or in part;

               (f) any contract for the cleanup, abatement or other actions in connection with Hazardous Materials (as defined in Section 5.13), the remediation of any existing environmental liabilities or relating to the performance of any environmental audit or study;

               (g) any contract granting to any person a first-refusal, first-offer or similar preferential right to purchase or acquire any of the assets of the COMPANY's business other than in the ordinary course of business;

               (h)     any contract under which the COMPANY is

                       (i) a lessee or sublessee of any machinery, equipment, vehicle or other tangible personal property or real property, or

                       (ii) a lessor of any real property or tangible personal property owned by the COMPANY, in either case having an original value in excess of $50,000;

               (i) any contract providing for the indemnification of any officer, director, employee or other person, where such indemnification may exceed the sum of $50,000;


                                      (15)

               (j)     any joint venture or partnership contract; and

               (k) any other contract with a term in excess of one year, whether or not made in the ordinary course of business, which involves payments in excess of $50,000.

               The COMPANY has provided ICC with a true and complete copy of each written Material Contract, including all amendments or other modifications thereto. Except as set forth on Schedule 5.15, each Material Contract is a valid and binding obligation of the COMPANY, enforceable in accordance with its terms, and is in full force and effect. Except as set forth on Schedule 5.15, the COMPANY has performed all obligations required to be performed by it under each Material Contract and neither the COMPANY nor, to the knowledge of the COMPANY, any other party to any Contract, is (with or without the lapse of time or the giving of notice or both) in breach or default in any material respect thereunder; and there exists no condition which, to the knowledge of the COMPANY, would constitute a breach or default thereunder. The COMPANY has not been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

         5.16 Real Property. Schedule 5.16(a) includes a list of all real property owned by the COMPANY (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date, and all other real property, if any, used by the COMPANY in the conduct of its business. The COMPANY has good and insurable title to the real property owned by it, including that reflected on Schedule 5.14, subject to no mortgage, pledge, lien, conditional sale agreement, encumbrance or charge, except for:

                       (i) liens reflected on Schedule 5.10 or 5.15 as securing specified liabilities (with respect to which no default by the COMPANY exists);

                       (ii) liens for current taxes not yet due and payable and assessments not in default;

                       (iii) easements for utilities serving the property only; and

                       (iv) easements, covenants and restrictions and other exceptions to title shown of record in the office of the County Clerks in which the properties, assets and leasehold estates are located which do not adversely affect the current use of the property.

               Attached to Schedule 5.16(a) are true, complete and correct copies of all title reports and title insurance policies currently in possession of the COMPANY with respect to real property owned by the COMPANY.

               (b) Schedule 5.16(b) includes an accurate list of real property leased by the COMPANY and an indication as to which such properties, if any, are


                                      (16)
                       currently owned, or were formerly owned, by FOUNDING STOCKHOLDERS or Affiliates of the COMPANY or FOUNDING STOCKHOLDERS. Counsel to ICC has been provided with true, complete and correct copies of all leases and agreements in respect of such real property leased by the COMPANY. Except as set forth on Schedule 5.16(b), all of such leases included on Schedule 5.16(b) are in full force and effect and constitute valid and binding agreements of the COMPANY and, to the COMPANY'S knowledge, of the parties (and their successors) thereto in accordance with their respective terms.

         5.17 Insurance.

               (a)     The COMPANY has delivered to ICC:

                       (i) true and complete copies of all policies of insurance to which the COMPANY is a party or under which the COMPANY, or any director of the COMPANY, is or has been covered at any time within two years preceding the date of this Agreement;

                       (ii) true and complete copies of all pending applications for policies of insurance; and

                       (iii) any statement by the auditor of the COMPANY's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

               (b)     Schedule 5.17(b) describes:

                       (i) any self-insurance arrangement by or affecting the COMPANY, including any reserves established thereunder;

                       (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the COMPANY; and

                       (iii) all obligations of the COMPANY to third parties with respect to insurance (including such obligations under leases and service agreements), and identifies the policy under which such coverage is provided.

               (c) Schedule 5.17(c) sets forth, by year, for the current policy year and each of the preceding two policy years:

                       (i) a summary of the loss experience under each policy;

                       (ii) a statement describing each claim under an insurance policy for an amount in excess of $25,000, which sets forth:


                                      (17)

                              (a)     the name of the claimant;

                              (b) a description of the policy by insurer, type of insurance and period of coverage; and

                              (c) the amount and a brief description of the claim; and

                       (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

               (d)     Except as set forth on Schedule 5.17(d):

                       (i) All policies to which the COMPANY is a party or that provide coverage to the COMPANY:

                              (a)     are valid, outstanding and enforceable;

                              (b) taken together, provide adequate insurance for the assets of the COMPANY;

                              (c) are sufficient for compliance with all legal requirements and Contracts to which the COMPANY is a party or by which it is bound;

                              (d) will continue in full force and effect following the Closing;

                       (ii) the COMPANY has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder;

                       (iii) the COMPANY has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which it is a party or that provides coverage to it or any director thereof.

                       (iv) the COMPANY has given notice to the insurer of all claims that may be insured thereby.

         5.18 Compensation: Employment Agreements: Organized Labor Matters. The COMPANY has delivered to ICC an accurate list (which is set forth on Schedule 5.18) showing all officers, directors and key employees of the COMPANY, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. The COMPANY has provided

                                      (18)
to ICC true, complete and correct copies of any employment agreements for persons listed on Schedule 5.18. Since the Balance Sheet Date, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices.

               Except as set forth on Schedule 5.18, there is no, and within the last three years the COMPANY has not experienced any, strike, picketing, boycott, work stoppage or slowdown, other labor dispute, union organizational activity, allegation, charge or complaint of unfair labor practice, employment discrimination or other matters relating to the employment of labor, pending or, to the COMPANY's knowledge, threatened against the COMPANY; nor is there any basis for any such allegation, charge or complaint. Except as set forth on
Schedule 5.18, to the knowledge of the COMPANY, none of the employees of any critical subcontractor utilized by the COMPANY are represented by a labor union. There is no request directed to the COMPANY for union or similar representation pending and, to the COMPANY's knowledge, no question concerning representation has been raised. To the COMPANY's knowledge, there is no grievance pending which might have a Material Adverse Effect on the COMPANY nor any which might have a Material Adverse Effect on any arbitration proceeding arising out of any union agreement. There are no arbitration awards, court orders, orders of the National Labor Relations Board or private settlement agreements which in any way alter, amend or clarify any union agreement or which restrict or otherwise impact the COMPANY's ability to act with respect to the employees covered by any union agreement in the future. To the COMPANY's knowledge, no key employee and no group of employees has any plans to terminate employment with the COMPANY. The COMPANY has complied in all material respects with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. The COMPANY is not liable for any arrears of wages or any taxes or penalties for failure to comply with any such laws, ordinances or regulation.

         5.19 Employee Plans. The COMPANY has delivered to ICC an accurate schedule (which is set forth on Schedule 5.19) showing all employee benefit plans of COMPANY, including all employment agreements and other agreements or arrangements containing "golden parachute" or other similar provisions, and deferred compensation agreements, together with true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date. Except for the employee benefit plans, if any, described on Schedule 5.19, the COMPANY does not sponsor, maintain or contribute to any plan, program, fund or arrangement that constitutes an "employee pension benefit plan," nor has the COMPANY any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall have the same meaning as is given that term in Section 3(2) of ERISA. The COMPANY has not sponsored, maintained or contributed to any employee pension benefit plan other than the plans set forth on Schedule 5.19, nor is the COMPANY


                                      (19)
required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions or employment of any of COMPANY's employees.

               The COMPANY is not now, nor can it as a result of its past activities become, liable to the Pension Benefit Guaranty Corporation or to any multiemployer employee pension benefit plan under the provisions of Title IV of ERISA.

               All employee benefit plans listed on Schedule 5.19 and the administration thereof are in substantial compliance with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations.

               All accrued contribution obligations of the COMPANY with respect to any plan listed on Schedule 5.19 have either been fulfilled in their entirety or are fully reflected on the balance sheet of the COMPANY as of the Balance Sheet Date.

         5.20 Compliance with ERISA. All such plans listed on Schedule 5.19 that are intended to qualify (the "Qualified Plans") under Section 401 (a) of the Code are and have been so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 5.19 hereof. Except as disclosed on Schedule 5.20, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of Schedule 5.19 hereof. Neither the FOUNDING STOCKHOLDERS, any such plan listed on Schedule 5.19, nor the COMPANY has engaged in any transaction prohibited under the provisions of
Section 4975 of the Code or Section 406 of ERISA. No such Plan listed on
Schedule 5.19 has incurred an accumulated funding deficiency, as defined in
Section 412(a) of the Code and Section 302(1) of ERISA; and the COMPANY has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the Pension Benefit Guaranty Corporation. The COMPANY further represents that:

               (a) there have been no terminations, partial terminations or discontinuance of contributions to any such Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service;

               (b) no such plan listed on Schedule 5.19 subject to the provisions of Title IV of ERISA has been terminated;

               (c) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan listed on Schedule 5.19,

               (d) the COMPANY has not incurred liability under Section 4062 of ERISA; and


                                      (20)

               (e) no circumstances exist pursuant to which the COMPANY could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multiemployer plan or the PBGG under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any plan now or heretofore maintained or contributed to by any entity other than the COMPANY that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes the COMPANY.

         5.21 Conformity with Law: Litigation. Except as set forth on Schedule
5.13 or 5.21, the COMPANY has complied with all laws, rules, regulations, writs, injunctions, decrees, and orders applicable to it or to the operation of its business (collectively, "Laws") and has not received any notice of any alleged claim or threatened claim, violation of, liability or potential responsibility under, any such Law which has not heretofore been cured and for which there is no remaining liability other than those not having a Material Adverse Effect. Without limiting the generality of the foregoing, the COMPANY has complied with all applicable federal, state and local Laws relating to antitrust and trade regulations.

               Except to the extent set forth on Schedule 5.10 or 5.13 or as set forth on Schedule 5.21 (which shall disclose the parties to, nature of, and relief sought for each matter to be disclosed on Schedule 5.21):

                (a) There is no suit, action, proceeding, investigation, claim or order pending or, to the COMPANY's knowledge, threatened against either the COMPANY or any employee plan, or any fiduciary of any such plan or, to the knowledge of the COMPANY, pending or threatened against any of the officers, directors or employees of the COMPANY with respect to its business or proposed business activities which is material to the COMPANY, or to which the COMPANY is otherwise a party, or which may affect either the COMPANY, its assets or its business, before any court, or before any Governmental Authority (collectively, "Claims"); nor, to the COMPANY's knowledge, is there any basis for any such Claims.

               (b) The COMPANY is not subject to any judgment, order or decree of any court or Governmental Authority; the COMPANY has not received any opinion or memorandum from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business. The COMPANY is not engaged in any legal action to recover monies due it or for damages sustained by it.

               (c) The COMPANY's current insurance is believed to be adequate to cover all pending or threatened Claims, if any, the COMPANY has given all required notice of such Claims to its appropriate insurance carrier(s) and/or all such claims have been fully reserved for on the financial statements of the COMPANY as delivered to ICC pursuant to the terms of


                                      (21)
                       this Agreement. Schedule 5.21 lists the insurer for each Claim covered by insurance or designates each Claim, or portion of each Claim, as uninsured and the individual and aggregate policy limits for the insurance covering each insured Claim and the applicable policy deductibles for each insured Claim.

               Schedule 5.21 sets forth all closed litigation matters (other than workers compensation claims) to which the COMPANY was a party during the three years preceding the Closing, the date such litigation was commenced and concluded, and the nature of the resolution thereof (including amounts paid in settlement or judgment).

        5.22   Taxes.  Except as set forth on Schedule 5.22:

               (a) All Returns required to have been filed by or with respect to the COMPANY with any Taxing Authority have been duly filed, and each such Return correctly and completely reflects the Tax liability and all other information required to be reported thereon. All Taxes (whether or not shown on any Return) owed by the COMPANY, any subsidiary (individually, the "Acquired Party" and collectively, the "Acquired Parties") have been paid.

               (b) To the knowledge of the COMPANY and the FOUNDING STOCKHOLDERS, the provisions for Taxes due by the COMPANY and any subsidiaries (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in the COMPANY's Financial Statements are sufficient for all unpaid Taxes, being current taxes not yet due and payable, of such Acquired Party.

               (c) No Acquired Party is a party to any agreement extending the time within which to file any Return. No claim has ever been made by any Taxing Authority in a jurisdiction in which an Acquired Party does not file Returns that it is or may be subject to taxation by that jurisdiction.

               (d) Each Acquired Party has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

               (e) No Acquired Party reasonably believes that any Taxing Authority will assess any additional Taxes against or in respect of it for any past period. There is no dispute or claim concerning any Tax liability of any Acquired Party either (i) claimed or raised by any Taxing Authority or
                       (ii) otherwise known to any Acquired Party. No issues have been raised in any examination by any Taxing Authority with respect to any Acquired Party which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Schedule 5.22(v) attached hereto lists all federal, state, local and foreign


                                      (22)
                       income Tax Returns filed by or with respect to any Acquired Party for all taxable periods ended on or after January 1, 1991, indicates those Returns, if any, that have been audited, and indicates those Returns that currently are the subject of audit. Each Acquired Party has delivered to ICC complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, such Acquired Party since January 1, 1991.

               (f) No Acquired Party has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

               (g) No Acquired Party has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could require it to make any payments, that are not deductible under Section 280G of the Code.

               (h) No Acquired Party is a party to any Tax allocation or sharing agreement.

               (i) None of the assets of any Acquired Party constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of Section 168 of the Code. No Acquired Party is a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code.

               (j) No Acquired Party is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of any Acquired Party is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

               (k) No Acquired Party is a party to any joint venture, partnership or other arrangement that is treated as a partnership for Federal Income Tax purposes.

               (1) There are no accounting method changes or proposed or threatened accounting method changes, of any Acquired Party that could give rise to an adjustment under Section 481 of the Code for periods after the Closing Date.

               (m) No Acquired Party has received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.


                                      (23)

               (n)     Each Acquired Party has disclosed (in accordance with
                       Section 6662(d)(2)(B)(ii) of the Code) on its Federal Income Tax Returns all positions taken therein that could give rise to a substantial understatement of Federal Income Tax within the meaning of Section 6662(d) of the Code.

               (o) No Acquired Party has any liability for Taxes of any person other than such Acquired Party (i) as a transferee or successor, (ii) by contract or (iii) otherwise.

               (p) There currently are no limitations on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of any Acquired Party (collectively, the "Tax Losses") under (i)
                       Section 382 of the Code, (ii) Section 383 of the Code,
                       (iii) Section 384 of the Code, (iv) Section 269 of the Code.

               (q) At the Balance Sheet Date, the Acquired Parties had aggregate Tax Losses for Federal Income Tax purposes as described on Schedule 5.22(xvii) attached hereto.

               (r)     The COMPANY is not an investment company as defined in
                       Section 351(e)(1) of the Code.

               (s) The fair market value of the assets of the COMPANY exceeds the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

               (t) The COMPANY is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 351(e)(2) of the Code.

               For purposes of this Section 5.22, the following definitions shall apply:

               "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax with any Taxing Authority or governmental agency.

               "Tax" or "Taxes" means all Federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

               "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having jurisdiction with respect to any Tax.


                                      (24)

         5.23 No Violations. The COMPANY is not in violation of any Charter Document. Neither the COMPANY nor, to the knowledge of the COMPANY or the FOUNDING STOCKHOLDERS, any other party thereto, is in default under any Material Contract; and, except as set forth on Schedule 5.23, (a) the rights and benefits of the COMPANY under the Material Contracts will not be adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance by the COMPANY and the FOUNDING STOCKHOLDERS of their obligations hereunder and the consummation by the COMPANY and the FOUNDING STOCKHOLDERS of the transactions contemplated hereby will not result in any violation or breach of, or constitute a default under, any of the terms or provisions of the Material Contracts, the Charter Documents, or any provision of any Law, rule, regulation, order, permit, judgment, injunction, decree or other decision of any court or other tribunal or any Governmental Authority. Except as set forth on Schedule 5.23, none of the Material Contracts requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit. Except as set forth on Schedule 5.23, none of the Material Contracts prohibits the use or publication by the COMPANY, ICC or NEWCO of the name of any other party to such Material Contracts, and none of the Material Contracts prohibits or restricts the COMPANY from freely providing services to any other customer or potential customer of the COMPANY, ICC, NEWCO.

         5.24 Government Contracts. Except as set forth on Schedule 5.24, the COMPANY is not a party to any governmental contract subject to price redetermination or renegotiation.

         5.25 Business Conduct. Except as set forth on Schedule 5.25, since December 31, 1997, the COMPANY has conducted its business only in the ordinary course consistent with past custom and practices and has incurred no liabilities other than in the ordinary course of business consistent with past custom and practices. Except as forth on Schedule 5.25, since December 31, 1997, there has not been any:

               (a) Material adverse change in the COMPANY's operations, condition (financial or otherwise), operating results, assets, liabilities, employee or customer relations or business prospects;

               (b) Damage, destruction or loss of any property owned by the COMPANY or used in the operation of the business, whether or not covered by insurance, having a replacement cost of fair market value in excess of $50,000 affecting the COMPANY's property, financial status or business;

               (c) Voluntary or involuntary sale, transfer, surrender, abandonment or other disposition of any kind by the COMPANY of any assets or property rights (tangible or intangible), having a replacement cost or fair market value in excess of $50,000, except in each case the sale of inventory and collection of accounts in the ordinary course of business consistent with past custom and practices;


                                      (25)

               (d) Strike, picketing, boycott, work stoppage, union organizational activity, allegation, charge or complaint of employment discrimination, other labor dispute or similar occurrence that might reasonably be expected to materially affect the COMPANY or its business;

               (e) Loan or advance by the COMPANY to any party other than sales to customers on credit in the ordinary course of business consistent with past custom and practices;

               (f) Notice (formal or otherwise) of any liability, potential liability or claimed liability relating to environmental matters;

               (g) Declaration, setting aside, or payment of any dividend or other distribution in respect to the COMPANY's capital stock, any direct or indirect redemption, purchase, or other acquisition of such stock, or the payment of principal or interest on any note, bond, debt instrument or debt to any Affiliate;

               (h) Incurrence of debts, liabilities or obligations except current liabilities incurred in connection with or for services rendered or goods supplied in the ordinary course of business consistent with past custom and practices, liabilities on account of taxes and governmental charges by not penalties, interest or fines in respect thereof, and obligations or liabilities incurred by virtue of the execution of this Agreement;

               (i) Issuance by the COMPANY of any notes, bonds, or other debt securities or any equity securities or securities convertible into or exchangeable for any equity securities;

               (j) Cancellation, waiver or release by the COMPANY of any debts, rights or claims, except in each case in the ordinary course of business consistent with past custom and practices;

               (k) Amendment of the COMPANY's Certificate of Incorporation or By-Laws;

               (1) Amendment or termination of any Material Contract, other than expiration of such contract in accordance with its terms;

               (m) Change in accounting principles, methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) utilized by the COMPANY;

               (n) Discharge or satisfaction of any material liability, encumbrance or payment of any material obligation or liability, other than current liabilities paid in the ordinary course of business consistent with past custom and practices or cancellation of any debts or claims;


                                      (26)

               (o) Sale or assignment by the COMPANY of any tangible assets other than in the ordinary course of business;

               (p) Capital expenditures or commitments therefor by the COMPANY other than in the ordinary course of business in excess of $50,000 in the aggregate;

               (q) Charitable contributions or pledges by the COMPANY in excess of $25,000 in the aggregate;

               (r) Mortgage, pledge or other encumbrance of any asset of the COMPANY other than in the ordinary course of business;

               (s) Adoption, amendment or termination of any employee benefit pension plan;

               (t) Increase in the benefits provided under any employee benefit pension plan; or

               (u) An occurrence or event not included in clauses (a) through (t) that has resulted or might be expected to result in a material adverse change in the COMPANY's operations, condition (financial or otherwise), operating results, assets, liabilities, employee, customer or supplier relations or business prospects.

         5.26 Deposit Accounts; Powers of Attorney. The COMPANY has delivered to ICC an accurate schedule (which is set forth on Schedule 5.26) as of the date of this Agreement of:

               (a) the name of each financial institution in which the COMPANY has accounts or safe deposit boxes;

               (b)     the names in which the accounts or boxes are held;

               (c)     the type of account and account number; and

               (d) the name of each person authorized to draw thereon or have access thereto.

               Schedule 5.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the COMPANY and a description of the terms of such power of attorney.

         5.27 Validity of Obligations. The execution and delivery of this Agreement by the COMPANY and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the COMPANY and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the COMPANY and each of the FOUNDING STOCKHOLDERS.


                                      (27)

         5.28 Relations with Governments. The COMPANY has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause the COMPANY to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

         5.29 Disclosure. This Agreement, including the schedules hereto, together with all other documents and information made available to ICC and its representatives in writing pursuant hereto or thereto, present fairly the business and operations of the COMPANY for the time periods with respect to which such information was requested. The COMPANY'S rights under the documents delivered pursuant hereto would not be materially adversely affected by, and no statement made herein would be rendered untrue in any material respect by, any other document to which the COMPANY is a party, or to which its properties are subject, or by any other fact or circumstance regarding the COMPANY (which fact or circumstance was, or should reasonably, after due inquiry, have been known to the COMPANY) that is not disclosed pursuant hereto or thereto.

         5.30 Prohibited Activities. Except as set forth on Schedule 5.30, the COMPANY has not, between the Balance Sheet Date and the date hereof, taken any of the actions set forth in Section 7.3.

         5.31 Affiliate Transactions. Schedule 5.31 sets forth the parties to and the date, nature and amount of (A) each transaction involving the transfer of any cash, property or rights in which the amount involved individually or collectively exceeded $60,000 to or from the COMPANY from, to, or for the benefit of any Affiliate or former Affiliate of the COMPANY ("Affiliate Transactions") during the period commencing January 1, 1994 through the date hereof and (B) any existing commitments of the COMPANY to engage in the future in any Affiliate Transactions. Each Affiliate Transaction was effected on terms equivalent to those which would have been established in an arms'-length negotiation, except as disclosed on Schedule 5.31.

         5.32 Brokers' Fees. Neither COMPANY nor any Stockholder has dealt with any broker, finder or intermediary in connection with the transactions contemplated by this Agreement, and no person is entitled to any brokerage or finder's fee, commission or other compensation on account of any dealings with COMPANY or any Stockholder.

         5.33 Misrepresentation. To the knowledge of the COMPANY and the FOUNDING STOCKHOLDERS, none of the representations and warranties set forth in this Agreement or in any of the certificates, schedules, exhibits, lists, documents, exhibits, or other instruments delivered, or to be delivered, by the COMPANY or the FOUNDING STOCKHOLDERS as contemplated by any provision hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

        (B) Representations and Warranties of the FOUNDING STOCKHOLDERS

               Each FOUNDING STOCKHOLDER severally with respect to himself alone represents and warrants that the representations and warranties set forth below are true as of the


                                      (28)
date of this Agreement and, subject to Section 7.8 hereof, shall be true on the Closing Date, and that the representations and warranties set form in Sections
5.34 through 5.38 shall survive until the Expiration Date.

         5.34 Securities Act Representations. Each FOUNDING STOCKHOLDER alone, or together with such FOUNDING STOCKHOLDER's "purchase representative" (as defined in Rule 501(h) promulgated under the 1933 Act):

               (a) acknowledges and agrees that (x) the shares of ICC Stock to be delivered to such FOUNDING STOCKHOLDER pursuant to this Agreement have not been and will not be registered under the 1933 Act, and therefore, may not be sold, transferred or otherwise conveyed without compliance with the 1933 Act or pursuant to an exemption therefrom and
                       (y) the ICC Stock to be acquired by such FOUNDING STOCKHOLDER pursuant to this Agreement is being acquired solely for its own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of the ICC Stock in connection with a distribution;

               (b) acknowledges and agrees that it knows and understands that an investment in the ICC Stock is a speculative investment which involves a high degree of risk of loss;

               (c) represents and warrants that it is able to bear the economic risk of an investment in the ICC Stock acquired pursuant to this Agreement, can afford to sustain a total loss of such investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the ICC Stock.

               (d) represents and warrants that it has had an adequate opportunity to review and to ask questions and receive answers concerning any and all matters relating to the transactions described in this Agreement.

               (e) represents and warrants that it has had an adequate opportunity to ask questions and receive answers concerning (i) the background and experience of the current and proposed officers and directors of ICC, (ii) the plans for the operations of the business of ICC, and
                       (iii) any plans for additional acquisitions and the like;

               (f) represents and warrants that it is either an "accredited investor" (as defined in Rule 501(a) promulgated under the 1933 Act) or, after taking into consideration the information and advice provided to such FOUNDING STOCKHOLDER, has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the ICC Stock;


                                      (29)

               (g) represents and warrants that, to its knowledge, there have been no general or public solicitations or advertisements or other broadly disseminated disclosures (including, without limitation, any advertisements, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or advertising) by or on behalf of ICC regarding an investment in the ICC Stock; and

               (h) acknowledges and agrees that the ICC Stock shall bear the following legend:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND, IF REQUIRED BY ICC TECHNOLOGIES, INC., AN OPINION OF COUNSEL ACCEPTABLE TO ICC TECHNOLOGIES, INC. AND ITS COUNSEL STATING THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

               Such FOUNDING STOCKHOLDER acknowledge that the effect of the foregoing legend, among other things, is or may be to limit or destroy the value of the certificate for purposes of sale or use as loan collateral. Such FOUNDING STOCKHOLDER consents that "stop transfer" instructions may be noted against the ICC Stock.

         5.35 Authority. Such FOUNDING STOCKHOLDER has the full legal right, power and authority to enter into this Agreement. Such FOUNDING STOCKHOLDER owns beneficially and of record all of the shares of the COMPANY Stock identified on
Schedule 5.35 as being owned by such FOUNDING STOCKHOLDER, and, except as set forth on Schedule 5.35, such COMPANY Stock is owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind.

         5.36 Preemptive Rights. Such FOUNDING STOCKHOLDER does not have, or hereby waives, any preemptive or other right to acquire shares of COMPANY Stock or ICC Stock that such STOCKHOLDER has or may have had other than rights of any FOUNDING STOCKHOLDER to acquire ICC Stock pursuant to this Agreement.

         5.37 No Intention to Dispose of ICC Stock. No FOUNDING STOCKHOLDER has any current plan or intention, or is under any binding commitment or contact, to sell, exchange or otherwise dispose of shares of ICC Stock received pursuant to
Section 3.1.


                                      (30)

6.       REPRESENTATIONS OF ICC AND NEWCO

         ICC and NEWCO jointly and severally represent and warrant that all of the following representations and warranties in this Section 6 are true at the date of this Agreement and shall be true on the Closing Date, and that such representations and warranties shall survive the Closing Date for a period of one year (the last day of such period being the "ICC Expiration Date").

         6.1 Due Organization. ICC and NEWCO are each corporations duly incorporated, validly existing and in good standing under the laws of the state of their incorporation, and are duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on their businesses in the places and in the manner as now conducted, to own or hold under lease the properties and assets they now own or hold under lease, and to perform all of their obligations under any material agreement to which they are a party or by which their properties are bound; are duly qualified in the jurisdictions listed in Schedule 6.1 and there are no other jurisdictions in which the conduct of ICC's and NEWCO'S business or activities or their ownership of assets requires any other qualification under applicable law, the absence of which would have a materially adverse effect on either ICC's or NEWCO's business. True, complete and correct copies of the Certificate of Incorporation and By-laws, each as amended, of ICC and NEWCO (the "ICC Charter Documents") are all attached hereto as Exhibit F. The minute books and stock records of each of ICC and NEWCO as heretofore made available to the COMPANY, are correct and complete in all material respects. The most recent minutes of each ICC and NEWCO, which are dated no earlier than 10 business days prior to the date hereof, affirm and ratify all prior acts of ICC and NEWCO, as the case may be, and of their respective officers and directors.

         6.2 Authorization. Subject to approval and ratification of the Board of Directors of ICC, the respective representatives of ICC and NEWCO executing this Agreement have the authority to execute and deliver this Agreement and to bind ICC and NEWCO to perform their respective obligations hereunder. Subject to approval and ratification of the Board of Directors of ICC, the execution and delivery of this Agreement by ICC and NEWCO and the performance by ICC and NEWCO of their respective obligations under this Agreement and the consummation by ICC and NEWCO of the transactions contemplated hereby have been duly authorized by all necessary corporate action by each in accordance with applicable law and the Certificate of Incorporation and By-Laws of ICC and NEWCO, as the case may be. This Agreement constitutes the valid and binding obligation of ICC and NEWCO, enforceable in accordance with its terms.

         6.3 Transaction Not a Breach. Neither the execution and delivery of this Agreement nor its performance will violate, conflict with, or result in a breach of any provision of any Law, rule, regulation, order, permit, judgment, injunction, decree or other decision of any court or other tribunal or any Governmental Authority binding on ICC or NEWCO or conflict with or result in the breach of any of the terms, conditions or provisions of the ICC Charter Documents or of any contract, agreement, mortgage or other instrument or obligation of any nature to which ICC or NEWCO is a party or by which ICC or NEWCO is bound.

         6.4 Misrepresentation. None of the representations and warranties set forth in this Agreement or in any of the certificates, schedules, exhibits, lists, documents, exhibits, or other instruments delivered, or to be delivered, to the COMPANY as contemplated by any provision

                                      (31)
hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         6.5 Capital Stock. The entire authorized capital stock of ICC consists of 50,000,000 shares, $.01 par value per share, of Common Stock, of which 21,520,000 shares were issued and outstanding as of March 26, 1998. All of the issued and outstanding shares of ICC Stock have been duly authorized, and are validly issued, fully paid, and nonassessable. The ICC Stock to be issued to the FOUNDING STOCKHOLDERS as provided in this Agreement shall, upon such issuance, be validly issued, fully paid and nonassessable.

         6.6 Subsidiaries. Schedule 6.6 attached hereto lists the name of each of ICC's and NEWCO's direct and indirect subsidiaries and sets forth the number and class of the authorized capital stock of ICC's and NEWCO's subsidiaries and the number of shares of each of ICC's and NEWCO's subsidiaries which are issued and outstanding prior to the Merger, all of which shares (except as set forth on Schedule 6.6) are owned by ICC and NEWCO, as the case may be, free and clear of all liens, security interests, pledges, voting trusts, equities, restrictions, encumbrances and claims of every kind. Except as set forth on Schedule 6.6, ICC and NEWCO do not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is ICC or NEWCO, as the case may be, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

         6.7 Broker's Fees. ICC hereby represents that, except for Joseph Antine, ICC has not dealt with any broker, finder or intermediary in connection with the transactions contemplated by this Agreement, and no person other than Joseph Antine is entitled to any brokerage or finder's fee, commission or other compensation on account of any dealings with COMPANY. Such fee will be paid by ICC at Closing.

         6.8 Filings with the SEC. ICC has filed an Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Annual Report") with the SEC as required under the 1934 Act. The Annual Report has complied with the 1934 Act in all material respects.

         6.9 Financial Statements. The financial statements included in or incorporated by reference in the Annual Report (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of ICC as of the indicated dates and the results of operations of ICC for the indicated periods.

         6.10 Liabilities and Obligations. ICC has delivered to the COMPANY an accurate list (which is set forth on Schedule 6.10) as of December 31, 1998 ("ICC Balance Sheet Date") of (i) all liabilities of ICC which are not reflected on the balance sheet of ICC at the ICC Balance Sheet Date or otherwise reflected in the ICC Financial Statements at the ICC Balance Sheet Date, and (ii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements to which ICC is a party. Except as set forth on
Schedule 6.10, since the ICC Balance Sheet Date, the COMPANY has not incurred any material liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or

                                      (32)
otherwise, other than liabilities incurred in the ordinary course of business. ICC has also set forth on Schedule 6.10, in the case of those contingent liabilities related to pending or threatened litigation, or other liabilities which are not fixed or are being contested, the following information:

               (a) a summary description of the liability and has provided the COMPANY's counsel with: (i) copies of all relevant documentation relating thereto; (ii) amounts claimed and any other action or relief sought; and (iii) name of claimant and all other parties to the claim, suit or proceeding;

               (b) the name of each court or agency before which such claim, suit or proceeding is pending;

               (c)     the date such claim, suit or proceeding was instituted;
                       and

               (d) a good faith and reasonable estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the estimate shall for purposes of this Agreement be deemed to be zero.

         6.11 Environmental Matters.

               (a)     Except as set forth on Schedule 6.11, to ICC's knowledge,

                       (i) ICC is and at all times has been in full compliance with, and has not been in violation of or liable under, all Environmental Requirements, and

                       (ii) ICC possesses all required permits, licenses and certificates, and has filed all notices or applications required thereby. As used herein, "Environmental Requirements" shall mean all applicable federal, state and local laws, rules, regulations, ordinances and requirements relating to pollution and protection of the environment, all as amended or hereafter amended.

               (b)     Except as disclosed on Schedule 6.11:

                       (i) ICC has not been subject to, or received any notice of any private, administrative or judicial action, or notice of any intended private, administrative or judicial action relating to the presence or alleged presence of Hazardous Materials in, under or upon any real property currently or formerly owned, leased or used by (A) ICC or (B) any other person that has, at any time, disposed of Hazardous Materials on behalf of ICC;

                       (ii) to ICC's knowledge, it does not have any basis for any such notice or action; and

                                      (33)

                       (iii) there are no pending or, to the knowledge of ICC, threatened actions or proceedings (or-notices of potential actions or proceedings) from any Governmental Authority or any other entity regarding any matter relating to health, safety or protection of the environment.

               (c) To ICC's knowledge, there are and have been no past or present events, conditions, circumstances, activities, practices, incidents or actions which could reasonably be expected to interfere with or prevent continued compliance with any Environmental Requirements, give rise to any legal obligation or liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation against or involving ICC or any real property presently or previously owned or used by ICC under any Environmental Requirements or related common law theories, except as identified on Schedule 6.11.

               (d) Schedule 6.11 sets forth the name and principal place of business of every off-site waste disposal organization, and each of the haulers, transporters or cartage organization engaged now or in the preceding three years by ICC to dispose of Hazardous Materials to any such off-site waste disposal location on behalf of ICC or any of its predecessors.

         6.12 Litigation. Except to the extent set forth on Schedule 6.12 (which shall disclose the parties to, nature of, and relief sought for each matter to be disclosed on Schedule 6.12):

               (a) There is no suit, action, proceeding, investigation, claim or order pending or, to ICC's knowledge, threatened against either ICC or any employee plan, or any fiduciary of any such plan or, to the knowledge of ICC, pending or threatened against any of the officers, directors or employees of ICC with respect to its business or proposed business activities which is material to ICC, or to which ICC is otherwise a party, or which may affect either ICC, its assets or its business, before any court, or before any Governmental Authority (collectively, "Claims"); nor, to ICC's knowledge, is there any basis for any such Claims.

               (b) ICC is not subject to any judgment, order or decree of any court or Governmental Authority; ICC has not received any opinion or memorandum from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business. ICC is not engaged in any legal action to recover monies due it or for damages sustained by it.

               (c) ICC's current insurance is believed to be adequate to cover all pending or threatened Claims, if any, ICC has given all required notice of such Claims to its appropriate insurance carrier(s) and/or all such claims have been fully reserved for on the financial statements of ICC as delivered to

                                      (34)
                       the COMPANY pursuant to the terms of this Agreement.
                       Schedule 6.12 lists the insurer for each Claim covered by insurance or designates each Claim, or portion of each Claim, as uninsured and the individual and aggregate policy limits for the insurance covering each insured Claim and the applicable policy deductibles for each insured Claim.

               Schedule 6.12 sets forth all closed litigation matters (other than workers compensation claims) to which ICC was a party during the three years preceding the Closing, the date such litigation was commenced and concluded, and the nature of the resolution thereof (including amounts paid in settlement or judgment).

         6.13 Taxes. Except as set forth on Schedule 6.13, all Returns required to have been filed by or with respect to ICC with any Taxing Authority have been duly filed, and each such Return correctly and completely reflects the Tax liability and all other information required to be reported thereon. All Taxes (whether or not shown on any Return) owed by ICC and any subsidiary have been paid.

7.       COVENANTS PRIOR TO CLOSING

         7.1 Access and Cooperation: Due Diligence.

               (a) Between the date of this Agreement and the Closing Date, the COMPANY will afford to the officers and authorized representatives of ICC access to all of the COMPANY's sites, properties, books and records and will furnish ICC with such additional financial and operating data and other information as to the business and properties of the COMPANY as ICC may from time to time reasonably request. The COMPANY and its FOUNDING STOCKHOLDERS and agents will cooperate with ICC and its representatives, including ICC's auditors and counsel, in the provision of requested information and the preparation of any documents or other material which may be required in connection with the transactions contemplated by this Agreement. ICC, NEWCO, the FOUNDING STOCKHOLDERS and the COMPANY will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect hereto as confidential in accordance with the provisions of Section 13 hereof. Notwithstanding anything contained herein to the contrary, ICC and NEWCO will conduct their due diligence with respect to COMPANY as described hereunder in a reasonable manner and during regular business hours; moreover, NEWCO and its agents shall be restricted to performing such due diligence through Glenn S. Meyers in his capacity as President of COMPANY, or his designees, and ICC and NEWCO each covenant to initiate all requests for information through Glenn S. Meyers.

               (b) Between the date of this Agreement and the Closing Date, ICC will afford to the officers and authorized representatives of the COMPANY access to

                                      (35)
                       all of ICC's and NEWCO's sites, properties, books and records and will furnish the COMPANY with such additional financial and operating data and other information as to the business and properties of ICC and NEWCO as the COMPANY may from time to time reasonably request. ICC and NEWCO will cooperate with the COMPANY, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with the transactions contemplated by this Agreement. Notwithstanding anything herein to the contrary, COMPANY will conduct its due diligence with respect to ICC and NEWCO as described hereunder in a reasonable manner and during regular business hours. The COMPANY will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of
                       Section 13 hereof.

         7.2 Conduct of Business Pending Closing. Between the date of this Agreement and the Closing Date, the COMPANY will, except as set forth on
Schedule 7.2:

               (a) carry on its business in the ordinary course substantially as conducted heretofore and not introduce any new method of management, operation or accounting;

               (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

               (c) perform in all material respects its obligations under agreements relating to or affecting its assets, properties or rights;

               (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

               (e) maintain and preserve its business organization intact and use its best efforts to retain its present key employees and relationships with suppliers, customers and others having business relations with the COMPANY;

               (f) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

               (g) maintain present debt and lease instruments in accordance with their respective terms and not enter into new or amended debt or lease instruments, provided that debt and/or lease instruments may be replaced if such replacement instruments are on terms at least as favorable to the COMPANY as the instruments being replaced; and

                                      (36)

               (h) except in the ordinary course of business or as required by Law or contractual obligations or other understandings or arrangements existing on the date hereof, the COMPANY will not (i) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of the employees engaged in the COMPANY's business, (ii) pay or agree to pay any additional pension, retirement allowance or other employee benefit to any such employee, whether past or present, (iii) enter into any new employment, severance, consulting, or other compensation agreement with any existing employee engaged in the COMPANY's business, (iv) amend or enter into a new employee benefit plan (except as required by Law) or amend or enter into a new collective bargaining agreement (except as required by this Agreement), or (v) engage in any Affiliate Transaction.

         7.3 Prohibited Activities. Except as disclosed on Schedule 7.3, between the date hereof and the Closing Date, the COMPANY will not, without the prior written consent of ICC:

               (a) make any change in its Certificate of Incorporation or By-laws;

               (b) grant or issue any securities, options, warrants, calls, conversion rights or commitments of any kind relating to its securities of any kind other than in connection with the exercise of options or warrants listed on Schedule 5.4;

               (c) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock or engage in any transaction that will significantly affect the cash reflected on the balance sheet of the COMPANY as of December 31, 1997.

               (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditure, except if it is in the ordinary course of business (consistent with past practice) and involves an amount not in excess of $ 10,000;

               (e) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $ 10,000 necessary or desirable for the conduct of the business of the COMPANY, (2) (A) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business (the liens set forth in clause (2) being referred to herein as "Statutory Liens"), or (3) liens set forth on Schedule 5.10 or 5.15 hereto;

                                      (37)

               (f) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the ordinary course of business;

               (g) negotiate for the acquisition of any business or the start-up of any new business;

               (h) merge or consolidate or agree to merge or consolidate with or into any other corporation;

               (i) waive any material right or claim of the COMPANY, provided that the COMPANY may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included on Schedule 5.11 unless specifically listed thereon;

               (j) commit a material breach, materially amend or terminate any material contract, agreement, permit, license or other right to which the COMPANY is a party or as to which it is a beneficiary; or

               (k) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

         7.4 No Shop. In consideration of the substantial expenditure of time, effort and expense undertaken by ICC and COMPANY in connection with their due diligence reviews and the preparation and execution of this Agreement, ICC, NEWCO, the COMPANY, its subsidiaries and the FOUNDING STOCKHOLDERS agree that neither they nor their respective officers, directors, investment bankers, attorneys, accountants or other representatives or agents, or employees will, after the execution of this Agreement until the earlier of (i) the termination of this Agreement or (ii) the Closing Date, directly or indirectly, solicit, encourage, negotiate or discuss with any third party (including by way of furnishing any information concerning ICC, NEWCO, or the COMPANY) any acquisition proposal relating to or affecting ICC, NEWCO or the COMPANY or any part of them, or any direct or indirect interests in ICC, NEWCO or the COMPANY, whether by purchase of assets or stock, purchase of interests, merger or other transaction ("Acquisition Transaction"), and that the each such party will promptly advise the other parties of the terms of any communications or written material related thereto, and shall provide such parties with copies of any such written materials. Notwithstanding the foregoing, the COMPANY acknowledges and agrees that the foregoing provisions shall not apply to ICC's interest in or the assets of ICC Desiccant Technologies, Inc., Fresh Air Solutions, L.P. or Advanced Technologies, Inc., each of which is a direct or indirect subsidiary of ICC.

         7.5 Notice to Bargaining Agents. Prior to the Closing Date, the COMPANY shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements. Set forth on
Schedule 7.5 is any and all proof that any such required notice has been sent.

                                      (38)

         7.6 Agreements. The FOUNDING STOCKHOLDERS and the COMPANY shall terminate (i) any stockholders' agreements, voting agreements, voting trusts, options, warrants and employment agreements between the COMPANY and any employee listed on Schedule 5.18 hereto and (ii) any existing agreement between the COMPANY and any Stockholder, on or prior to the Closing Date. A list of such termination agreements is set forth on Schedule 7.6 and copies of each such agreement have been provided to counsel for ICC.

         7.7 Notification of Certain Matters. The FOUNDING STOCKHOLDERS and the COMPANY shall give prompt notice to ICC of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty of the COMPANY or the FOUNDING STOCKHOLDERS contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of any FOUNDING STOCKHOLDER or the COMPANY to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. ICC and NEWCO shall give prompt notice to the COMPANY of (i) the occurrence or nonoccurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty of ICC or NEWCO contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of ICC or NEWCO to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this
Section 7.7 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice (ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         7.8 Further Assurances. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

         7.9 Approval of Merger Agreement; No Dissenters' Rights. Each of the FOUNDING STOCKHOLDERS agrees to vote all of its shares of the COMPANY Stock in favor of the Merger and all other transactions contemplated by this Agreement, and further agrees not to exercise his or her dissenters' rights under the New York Law.

         7.10 Finalize Schedules.

               (a) Prior to the Closing Date, the COMPANY and the FOUNDING STOCKHOLDERS shall deliver to ICC those Schedules referred to in Section 5(A) hereof and in any other section of this Agreement which are required to be delivered by them. Subject to Section 9.21 hereof, notwithstanding the first paragraph of Section 5(A), in the event any of the Schedules delivered pursuant to this paragraph contain any changes from Schedules previously delivered hereunder ("Company Revised Schedules") said Company Revised Schedules will not be deemed a breach as to the representations and warranties being true as of the date of this Agreement.

               (b) Prior to the Closing Date, ICC shall deliver to the COMPANY and the FOUNDING STOCKHOLDERS those Schedules referred to in Section 6 hereof. Subject to

                                      (39)

Section 8.11 hereof, notwithstanding the first paragraph of Section 6, in the event any of the Schedules delivered pursuant to this paragraph contain any changes from Schedules previously delivered hereunder ("ICC Revised Schedules") said ICC Revised Schedules will not be deemed a breach as to the representations and warranties of ICC set forth in Section 6 being true as of the date of this Agreement.

         7.11 Finalize Exhibits. The parties hereto acknowledge and agree that the documents set forth in Exhibits A, C, D, E, G, H, I, J, L, M, and N to this Agreement are complete in form and substance, in all material respects, and that the parties shall negotiate in good faith to finalize the terms of the documents set forth in such Exhibits to this Agreement prior to the Closing Date.

8.      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE FOUNDING
        STOCKHOLDERS AND THE COMPANY

        The obligations of the FOUNDING STOCKHOLDERS and the COMPANY with respect to actions to be taken on the Closing Date and, to the extent specified in this Section 8, on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date, as the case may be, of all of the conditions set forth in this Section 8. As of the Closing Date, all conditions not satisfied shall be deemed to have been waived by the COMPANY and the FOUNDING STOCKHOLDERS unless such parties have objected by notifying ICC in writing of such objection on or before the consummation of the transactions on the Closing Date, except that no such waiver shall be deemed to affect the survival of the representations and warranties of ICC and NEWCO contained in Section 6 hereof.

         8.1 Representations and Warranties. All representations and warranties of ICC and NEWCO contained in Section 6 shall be true and correct in all material respects as of the Closing Date as though such representations and warranties had been made as of that time; and a certificate to the foregoing effect dated the Closing Date and signed by the Chairman of the Board, President or any Vice President of ICC shall have been delivered to the COMPANY and the FOUNDING STOCKHOLDERS.

         8.2 Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be complied with and performed by ICC and NEWCO on or before the Closing Date shall have been duly complied with and performed in all material respects on or before the Closing Date; and certificates to the foregoing effect dated the Closing Date and signed by the Chairman of the Board, President or any Vice President of ICC shall have been delivered to the COMPANY and the FOUNDING STOCKHOLDERS.

         8.3 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Merger.

         8.4 Opinion of Counsel. The COMPANY shall have received an opinion from counsel for ICC, dated the Closing Date, substantially in the form annexed hereto as Exhibit G.

                                      (40)

         8.5 Consents and Approvals. All necessary consents of and filings required to be obtained or made by ICC or NEWCO with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made.

         8.6 Good Standing Certificates. ICC and NEWCO each shall have delivered to the COMPANY good standing certificates, dated as of a date no earlier than 10 days prior to the Closing Date, duly issued by the Secretary of State in which each of ICC and NEWCO are duly organized and in each state in which ICC or NEWCO is authorized to do business, showing that each of ICC and NEWCO is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for ICC and NEWCO, respectively, for all periods prior to the Closing have been filed and paid.

         8.7 Secretary's Certificate. The COMPANY shall have received a certificate or certificates, dated the Closing Date and signed by the secretary of ICC and of NEWCO, certifying the truth and correctness of attached copies of the ICC's and NEWCO's respective Certificates of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the boards of directors and, if required, the Stockholders of ICC and NEWCO approving ICC's and NEWCO's entering into this Agreement and the consummation of the transactions contemplated hereby.

         8.8 Employment Agreements. Glenn S. Meyers and other employees of the COMPANY set forth on Exhibit H shall have entered into employment agreements with the entity to employ them, effective as of the Effective Time, in form and substance acceptable to ICC and the employees.

         8.9 ICC Board of Directors/Officers. The Board of Directors of ICC shall be comprised of seven members, consisting of Gross, Robert Aders, Charles Condy (or if any of Messrs. Gross, Aders or Condy are unable to serve for any reason whatsoever then such other nominees of ICC in lieu thereof which are approved by Meyers, which approval shall not be unreasonably withheld, Meyers and three independent members nominated by Meyers which are approved by Gross, which approval shall not be unreasonably withheld. In addition, Meyers shall have been elected to the offices of President and Chief Executive Officer of ICC.

         8.10 Finalize Exhibits. The documents contained in Exhibits A, C, D, E, G, H, I, J, L, M, and N hereof shall have been finalized in a form and substance acceptable to the COMPANY and the FOUNDING STOCKHOLDERS.

         8.11 Finalized Exhibits. The Schedules of ICC referenced in Article 5 of this Agreement shall be delivered to the COMPANY and the FOUNDING STOCKHOLDERS in a form and substance acceptable to the COMPANY and the FOUNDING STOCKHOLDERS.

9.      CONDITIONS PRECEDENT TO OBLIGATIONS OF ICC AND NEWCO

        The obligations of ICC and NEWCO with respect to actions to be taken on the Closing Date, are subject to the satisfaction or waiver on or prior to the Closing Date, of all of the conditions set forth in this Section 9. As of the Closing Date, all conditions not satisfied shall be

                                      (41)
deemed to have been waived by ICC and NEWCO unless such parties have objected by notifying the COMPANY and the FOUNDING STOCKHOLDERS in writing of such objection on or before the consummation of the transactions on the Closing Date, except that no such waiver shall be deemed to affect the survival of the representations and warranties of the COMPANY and the FOUNDING STOCKHOLDERS contained in Section 5 hereof.

         9.1 Representations and Warranties. All the representations and warranties of the FOUNDING STOCKHOLDERS and the COMPANY contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; and a certificate to the foregoing effect dated the Closing Date and signed by the President of the COMPANY and by each of the FOUNDING STOCKHOLDERS shall have delivered to ICC.

         9.2 Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the FOUNDING STOCKHOLDERS and the COMPANY on or before the Closing Date shall have been duly performed or complied with in all material respects on or before the Closing Date; and a certificate to the foregoing effect dated the Closing Date and signed by the President of the COMPANY and by each of the FOUNDING STOCKHOLDERS shall have delivered to ICC.

         9.3 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Merger and no governmental agency or body shall have taken any other action or made any request of ICC as a result of which the management of ICC deems it inadvisable to proceed with the transactions hereunder.

         9.4 Secretary's Certificate. ICC shall have received a certificate or certificates, dated the Closing Date and signed by the secretary of the COMPANY, certifying the truth and correctness of attached copies of the COMPANY's Certificate of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the board of directors and the Stockholders of the COMPANY approving the COMPANY's entering into this Agreement and the consummation of the transactions contemplated hereby.

         9.5 No Material Adverse Change. As of the Closing Date, no event or circumstance shall have occurred with respect to the COMPANY which would constitute a Material Adverse Effect, and the COMPANY shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of the COMPANY to conduct its business.

         9.6 Stockholders' Release. The FOUNDING STOCKHOLDERS shall have delivered to ICC an instrument dated the Closing Date releasing the COMPANY from any and all (i) claims of the FOUNDING STOCKHOLDERS against the COMPANY and ICC and (ii) obligations of the COMPANY and ICC to the FOUNDING STOCKHOLDERS, except for x) items specifically identified on Schedule 5.10 as being claims of or obligations to the FOUNDING STOCKHOLDERS, (y) continuing obligations to the FOUNDING

                                      (42)

STOCKHOLDERS relating to their employment by the COMPANY and (z) obligations arising under this Agreement or the transactions contemplated hereby.

         9.7 Termination of Related Party Agreements. Except as set forth on
Schedule 9.7, all existing agreements between the COMPANY and any Stockholder of the COMPANY or any employee of the COMPANY listed on Schedule 5.18 hereto and referenced in Section 7.6 shall have been terminated effective prior to or as of the Closing Date.

         9.8 Opinion of Counsel. ICC shall have received an opinion from Counsel to the COMPANY and the FOUNDING STOCKHOLDERS, dated the Closing Date, substantially in the form annexed hereto as Exhibit I, which form shall be deemed to include any additional opinions by such counsel or separate counsel retained by the COMPANY covering matters customary under the circumstances, including without limitation, opinions covering the COMPANY's intellectual property.

         9.9 Consents and Approvals. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made and all consents and approvals of third parties listed on Schedule 5.23 shall have been obtained.

         9.10 Good Standing Certificates. The COMPANY shall have delivered to ICC a certificate, dated as of a date no earlier than five days prior to the Closing Date, duly issued by the Secretary of State of New York and, unless waived by ICC, from the appropriate governmental authority in each state in which the COMPANY is authorized to do business, showing the COMPANY is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the COMPANY for all periods prior to the Closing have been filed and paid.

         9.11 Employment Agreements. Glenn S. Meyers and other employees of the COMPANY set forth on Exhibit H shall have entered into employment agreements with the entity to employ them, effective as of the Effective Time, in form and substance acceptable to ICC and the employees.

         9.12 FIRPTA Certificate. Each FOUNDING STOCKHOLDER shall have delivered to ICC a certificate to the effect that he or she is not a foreign person pursuant to Section 1.1445-2(b) of the Treasury regulations.

         9.13 Review. Based upon a review, conducted through its authorized representatives, of the practices and procedures of the COMPANY including, but not limited to, compliance with contracts and federal, state and local laws and regulations governing the respective operations of the COMPANY, and the methodology used to construct future revenues models, ICC shall not have found any matter which would have a materially adverse effect on ICC or the COMPANY or on the prospects of successfully completing the Merger.

                                      (43)

         9.14 Satisfaction. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to ICC.

         9.15 Approval of Merger by Board of Directors. The Merger and the other transactions contemplated by this Agreement shall have been approved by the Board of Directors of ICC.

         9.16 Independent Fairness Opinion. ICC shall have received the opinion of Legg Mason Wood Walker, Incorporated to the effect that, as of the date of delivery of such opinion, the Merger Consideration to be paid to the FOUNDING STOCKHOLDERS is fair from a financial point of view to the holders of ICC Stock.

         9.17 Approval of Merger Agreement; No Dissenters' Rights. Each of the Stockholders of the COMPANY shall have voted all of his or her shares of the COMPANY Stock in favor of the Merger and all other transactions contemplated by this Agreement, and shall not have exercised his or her dissenters' rights under the New York Law.

         9.18 Minority Stock Purchase Agreement. Each of the Stockholders of the Company, other than the FOUNDING STOCKHOLDERS, shall have executed and delivered that certain Minority Agreement in the form attached hereto as Exhibit M.

         9.19 ICC Board of Directors. The Board of Directors of ICC shall be comprised of seven members, consisting of Gross, Robert Aders, Charles Condy (or if any of Messrs. Gross, Aders or Condy are unable to serve for any reason whatsoever then such other nominees of ICC in lieu thereof which are approved by Meyers, which approval shall not be unreasonably withheld, Meyers and three independent members nominated by Meyers which are approved by Gross, which approval shall not be unreasonably withheld. In addition, Meyers shall have been elected to the offices of President and Chief Executive Officer of ICC.

         9.20 Finalized Exhibits. The documents contained in Exhibits A, C, D, E, G, H, I, J, K, L, M, and N hereof shall have been finalized in a form and substance acceptable to ICC.

         9.21 Finalized Schedules. The Schedules of the COMPANY and the FOUNDING STOCKHOLDERS referenced in Section 5(A) and in any other section of this Agreement which are required to be delivered by them under this Agreement shall be delivered to ICC in a form and substance acceptable to ICC.

         9.22 Document Deliveries. All documents required to be delivered by the Company and the Founding Stockholders shall have been delivered to ICC in form and substance reasonably acceptable to ICC.

10.      COVENANTS AFTER CLOSING

         10.1 Release From Guarantees: Repayment of Certain Obligations. ICC shall use its best efforts to have the FOUNDING STOCKHOLDERS released from any and all guarantees on any indebtedness that they personally guaranteed and from any and all pledges of assets that they pledged to secure such indebtedness for the benefit of the COMPANY, with all such guarantees

                                      (44)
on indebtedness being assumed by ICC, if necessary to achieve such releases. In the event that ICC cannot obtain such releases from the lenders of any such guaranteed indebtedness on or prior to 180 days subsequent to the Closing Date, ICC shall pay off or otherwise refinance or retire such indebtedness.

         10.2 Preparation and Filing of Tax Returns.

               (a) The COMPANY shall, if possible, file or cause to be filed all separate Returns of any Acquired Party for all taxable periods that end on or before the Closing Date. Each Stockholder shall pay or cause to be paid all Tax liabilities (in excess of all amounts already paid with respect thereto or properly accrued or reserved with respect thereto on the COMPANY Financial Statements) shown by such Returns to be due.

               (b) ICC shall file or cause to be filed all separate Returns of, or that include, any Acquired Party for all taxable periods ending after the Closing Date.

               (c) Each party hereto shall, and shall cause its subsidiaries and affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return, or claim for refund, determining a liability for Taxes, or a right to refund of Taxes, or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

         10.3 Preservation of Employee Benefit Plans. Following the Closing Date, ICC shall not terminate any health insurance, life insurance, 401(k) or any other employee benefit plan listed on Schedule 5.19 in effect at the COMPANY until such time as ICC is able to replace such plan with a plan that is applicable to ICC and all of its then existing subsidiaries. ICC shall have no obligation to provide replacement plans that have the same terms and provisions as the existing plans, provided, that any new health insurance plan shall provide for coverage for preexisting conditions.

         10.4 ICC Board. Throughout the term of ICC's Employment Agreement with Glenn S. Meyers, ICC will use its best efforts to cause the officers and directors of ICC to vote their shares of ICC Stock in favor of the nominees to the ICC Board referenced in Sections 8.9 and 9.18 hereof and to recommend such nominees for shareholder approval at shareholders meetings from time to time.

                                      (45)

         10.5 ICC Restructuring.

              (a) As soon as practicable following the Closing, but in no event later than 180 days following the Closing Date, ICC shall use its best efforts to cause a "spin-off", through a dividend distribution to ICC's stockholders, of ICC's entire interest in ICC Desiccant Technologies, Inc., a wholly-owned subsidiary of ICC which, through its interest in Fresh Air Solutions, L.P., a Pennsylvania limited partnership, is engaged in the business of designing, manufacturing and marketing, desiccant-based climate control systems and holds a 20% passive interest in Engelhard HexCare, L.P., a desiccant and heat exchange rotor manufacturer (the "Spin-Off"). Subject to Section 10.5(c) below, immediately after the completion of the Spin-Off, the sole assets and liabilities of ICC and its subsidiaries shall be those assets and liabilities relating to RareMedium and its business. ICC shall not enter into or engage in any other business, except as determined from time to time by the Board of Directors.

              (b) As soon as practicable following the Closing, but in any event no sooner than ICC's next annual meeting of stockholders to be held within 180 days following the Closing Date, ICC shall submit for stockholder approval an amendment to its charter to change the name of ICC to "RareMedium, Inc." and will use its best efforts to cause its Board of Directors to approve and recommend for approval such amendment to the stockholders of ICC. Further, ICC shall, as soon as practicable following the Closing, cause its stock trading symbol to be changed to a symbol reasonably satisfactory to Meyers.

              (c) Notwithstanding Section 10.5(a) above, as soon as practicable following the Closing, ICC shall lease administrative office space and engage a staff of two persons in addition to Irwin L. Gross within the Greater Philadelphia area, all as reasonably determined by Irwin
                       L. Gross, who will act as Chairman of the Board of Directors of ICC following the Closing.

              (d) In the event ICC is unable to effectuate the Spin-Off within 180 days following the Closing Date due to issues relating to compliance with federal or state securities laws or other legal or accounting requirements, or for any other reason which is not within the reasonable control of ICC or which would cause ICC to incur unreasonable expense, such failure shall not constitute a breach of this Agreement.

              (e) Following the Closing, ICC will allocate approximately $4 million of available cash of ICC for use as working capital for the business of the COMPANY.

         10.6 ICC Stock Options. Following the Closing ICC shall use its best efforts to reserve a reasonably sufficient number of shares of ICC Stock to be available for the grant of options to

                                      (46)
employees of the Surviving Corporation under ICC's stock option plans as determined by ICC's Board of Directors from time to time and, if necessary in order to do so, cause the Board to recommend an increase in the availability of such shares to the shareholders for their approval at the next annual meeting of shareholders of ICC.

11.     INDEMNIFICATION

        The FOUNDING STOCKHOLDERS, ICC and NEWCO each make the following covenants that are applicable to them, respectively:

         11.1 General Indemnification by the Stockholders. The FOUNDING STOCKHOLDERS covenant and agree that they, jointly and severally, will indemnify, defend, protect and hold harmless ICC, NEWCO, the COMPANY and the Surviving Corporation at all times, from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and reasonable expenses of investigation) incurred by ICC, NEWCO, the COMPANY or the Surviving Corporation as a result of or arising from (i) any breach of the representations and warranties of the FOUNDING STOCKHOLDERS or the COMPANY set forth herein or on the schedules or certificates delivered in connection herewith, (ii) any breach of any agreement on the part of the FOUNDING STOCKHOLDERS or the COMPANY under this Agreement, (iii) the matters described on Schedule 11.1 relating to specifically identified matters such as ongoing claims and/or litigation or (iv) any Tax imposed upon or relating to any third party for a pre-Closing Date period, including, in each case, any such Tax for which an Acquired Party may be liable under Section 1.1502-6 of the Treasury Regulations (or any similar provisions of federal, state, local or foreign law), as a transferee or successor, by contract or otherwise; provided, however, that no FOUNDING STOCKHOLDER shall be liable for any indemnification obligation pursuant to this
Section 11.1 to the extent attributable to a breach of any representation, warranty or agreement made herein individually by any other FOUNDING STOCKHOLDER.

         11.2 Indemnification by ICC. ICC covenants and agrees that it will indemnify, defend, protect and hold harmless the FOUNDING STOCKHOLDERS at all times from and after the date of this Agreement until the ICC Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the FOUNDING STOCKHOLDERS as a result of or arising from (i) any breach by ICC or NEWCO of its representations and warranties set forth herein or on the schedules or certificates delivered in connection herewith, (ii) any breach of any agreement on the part of ICC or NEWCO under this Agreement, (iii) any liability which the FOUNDING STOCKHOLDERS may incur due to ICC's or NEWCO's failure to be responsible for the liabilities and obligations of the COMPANY as provided in Section 1 hereof (except to the extent that ICC or NEWCO has claims against the FOUNDING STOCKHOLDERS by reason of such liabilities); or (iv) the matters described on Schedule 11.2(iv) relating to specifically identified matters.

         11.3 Third Person Claims. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a

                                      (47)
party to this Agreement ("Third Person"), of the commencement of any action or proceeding by a Third Person for which the Indemnified Party seeks indemnification, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 11.1 or 11.2 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding without the written consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate, at the Indemnifying Party's expense, with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall endeavor to use the same counsel, which shall be the counsel selected by the Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest in the opinion of such counsel that prevents counsel for the Indemnifying Party from representing the Indemnified Party, the Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and the Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel and experts. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement to said Third Person plus all indemnifiable costs and expenses incurred to date, the Indemnifying Party shall be relieved of its duty to defend and shall tender the Third Person claim back to the Indemnified Party, who shall thereafter, at its own expense, be responsible for the defense and negotiation of such Third Person claim. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a

                                      (48)
complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing. The parties hereto will make appropriate adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any indemnification obligation under this Section, provided that no indemnifying party shall be obligated to seek any payment pursuant to the terms of any insurance policy.

         11.4 Exclusive Remedy. Indemnification provided for in this Section 11 shall (except as prohibited by ERISA) be the sole and exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party, provided that nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement.

         11.5 Limitations on Indemnification. ICC, NEWCO, the Surviving Corporation and the other persons or entities indemnified pursuant to Section
11.1 or 11.2 shall not assert any claim other than a Third Person claim for indemnification hereunder against the FOUNDING STOCKHOLDERS until such time as, and solely to the extent that, the aggregate of all claims which such persons may have against the FOUNDING STOCKHOLDERS shall exceed $50,000 (the "Indemnification Threshold"), provided, however, that ICC, NEWCO, the Surviving Corporation and the other persons or entities indemnified pursuant to Section
11.1 may assert and shall be indemnified for any claim under Section 11.l(iii) or 11.1(iv) at any time, regardless of whether the aggregate of all claims which such persons may have against any FOUNDING STOCKHOLDER or all FOUNDING STOCKHOLDERS exceeds the Indemnification Threshold, it being understood that the amount of any such claim under Section 11.1(iii) or 11.1(iv) shall not be counted towards the Indemnification Threshold. The FOUNDING STOCKHOLDERS shall not assert any claim for indemnification hereunder against ICC or NEWCO or the Surviving Corporation until such time as, and solely to the extent that, the aggregate of all claims which FOUNDING STOCKHOLDERS may have against ICC, NEWCO or the Surviving Corporation shall exceed the Indemnification Threshold, provided, however, that the FOUNDING STOCKHOLDERS and the other persons or entities indemnified pursuant to Section 11.2 may assert and shall be indemnified for any claim under Section 11.2(iv) at any time, regardless of whether the aggregate of all claims which such persons may have against ICC or NEWCO exceeds the Indemnification Threshold, it being understood that the amount of any such claim under Section 11.2(iv) shall not be counted towards such Indemnification Threshold. No person shall be entitled to indemnification under this Section 11 to the extent that such person's claim for indemnification is directly or indirectly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement.

               Indemnity obligations hereunder shall be satisfied, in the case of indemnification of ICC, NEWCO and the Surviving Corporation through the release from escrow of ICC Stock pursuant to the Escrow Agreement, or in the case of indemnification of the FOUNDING STOCKHOLDERS, by ICC's delivery of ICC Stock or cash at its sole election. For purposes of calculating the value of the ICC Stock received by or released from escrow on behalf of a FOUNDING STOCKHOLDER (for purposes of determining the Indemnification Threshold and the amount of any indemnity paid), ICC Stock shall be valued at the greater of (i) $3.00 per share or (ii) the Average Closing Price. Upon the Expiration Date, a portion of the ICC Stock which continues to be held in escrow, if any, which is reasonably sufficient to cover any identified

                                      (49)
claims asserted by ICC prior to the Expiration Date shall continue to be held in escrow until such claims are satisfied or otherwise resolved provided, however, that in no event shall shares valued in excess of $6,000,000 be required to be held in escrow following the Expiration Date. All additional ICC Stock held in escrow, if any, shall be released to the FOUNDING STOCKHOLDERS. In calculating the number of shares sufficient to cover such indemnified claims, the value of such shares shall be as determined above.

               Notwithstanding any other term of this Agreement (except the proviso to this sentence), no FOUNDING STOCKHOLDER shall be liable under this
Section 11 for an amount which exceeds the value of its pro rata share (based upon their percentage common stock ownership in the COMPANY prior to the Merger) of the ICC Stock placed into escrow hereunder, provided, that a FOUNDING STOCKHOLDER's indemnification obligations pursuant to Sections 11.1(iii) and
(iv) shall not be limited. The parties acknowledge and understand that any indemnity claim related to the representations and warranties made by the individual FOUNDING STOCKHOLDERS in Sections 5.34 through 5.37, shall be made only against such individual FOUNDING STOCKHOLDER's portion of the ICC Stock held in escrow; the remainder of the indemnity claims shall be applied on a pro rata basis to all the FOUNDING STOCKHOLDERS. For purposes of calculating the value of the ICC Stock for purposes of indemnity claims hereunder, the ICC Stock shall be valued as set forth in the preceding paragraph.

12.     TERMINATION OF AGREEMENT

         12.1 Termination. This Agreement may be terminated at any time prior to the Closing Date solely:

               (a) by mutual consent of the boards of directors of ICC and the COMPANY;

               (b) by the FOUNDING STOCKHOLDERS or the COMPANY (acting through its board of directors), on the one hand, or by ICC (acting through its board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by April 30, 1998, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date; or

               (c) by the FOUNDING STOCKHOLDERS or the COMPANY, on the one hand, or by ICC, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the earlier of the Closing Date or April 30, 1998.

                                      (50)

         12.2 Liabilities in Event of Termination. The termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses.

13.     NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         13.1 FOUNDING STOCKHOLDERS. The FOUNDING STOCKHOLDERS recognize and acknowledge that they had in the past, currently have, and in the future may have, access to certain confidential information of the COMPANY and/or ICC, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANY's and/or ICC's respective businesses. The FOUNDING STOCKHOLDERS agree that they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of ICC who need to know information in connection with the transactions contemplated hereby, who have been informed of the confidential nature of such information and who have agreed to keep such information confidential as provided hereby, (b) following the Closing, such information may be disclosed by the FOUNDING STOCKHOLDERS as is required in the course of performing their duties for ICC or the Surviving Corporation and (c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 13.1, unless (i) such information becomes known to the public generally through no fault of any such FOUNDING STOCKHOLDERS, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the FOUNDING STOCKHOLDERS shall give prior written notice thereof to ICC and provide ICC with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any of the FOUNDING STOCKHOLDERS of the provisions of this Section 13, ICC shall be entitled to an injunction restraining such FOUNDING STOCKHOLDERS from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting ICC from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated by this Agreement are not consummated, the FOUNDING STOCKHOLDERS shall have none of the above-mentioned restrictions on their ability to disseminate confidential information with respect to the COMPANY.

         13.2 ICC and NEWCO. ICC and NEWCO recognize and acknowledge that they had in the past and currently have access to certain confidential information of the COMPANY, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANY's business. ICC and NEWCO agree that, prior to the Closing, or if the Transactions contemplated by this Agreement are not consummated, they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to the FOUNDING STOCKHOLDERS and to authorized representatives of the COMPANY, and (b) to counsel and other advisers, provided that such advisors (other than counsel) agree to the confidentiality provisions of this Section

                                      (51)

14.1, unless (i) such information becomes known to the public generally through no fault of ICC or NEWCO, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), ICC and NEWCO shall, if possible, give prior written notice thereof to the COMPANY and the FOUNDING STOCKHOLDERS and provide the COMPANY and the FOUNDING STOCKHOLDERS with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by ICC or NEWCO of the provisions of this Section, the COMPANY and the FOUNDING STOCKHOLDERS shall be entitled to an injunction restraining ICC and NEWCO from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the COMPANY and the FOUNDING STOCKHOLDERS from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         13.3 Damages. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Sections 13.1 and 13.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

         13.4 Survival. The obligations of the parties under this Section 13 shall survive the termination of this Agreement for a period of five years from the Closing Date.

14.      [Intentionally Deleted]

15.      REGISTRATION RIGHTS

         15.1 Registration Rights. ICC will use its best efforts to register for re-sale under the 1933 Act any ICC Stock which is delivered as payment of interest due under the terms of the Note (the "Interest Shares"), as soon as practicable following the issuance of the Interest Shares, but in any event no later than 180 days following the issuance of the Interest Shares. In addition, within 180 days following the Closing Date ICC will use its best efforts to engage an underwriter to conduct a secondary public offering of ICC Stock on terms reasonably acceptable to the Board of Directors of ICC, and in the event of such engagement ICC shall give each of the Stockholders prompt written notice of its intent to do so. Upon the written request of any of the Stockholders of the COMPANY given within 30 days after receipt of such notice, ICC shall cause to be included in such registration up to that Stockholder's number of Registerable Shares (hereinafter defined) such that ICC shall only be required to register in the aggregate up to 1,000,000 shares of ICC Stock issued to all of the Stockholders of the COMPANY upon the Merger pursuant to this Agreement which the Stockholders so request, provided that ICC shall have the right to reduce the number of shares included in such registration to the extent that inclusion of such shares could, in the opinion of tax counsel to ICC or its independent auditors, jeopardize the status of the transactions contemplated hereby as a tax-free organization. Of such shares of ICC Stock which may be included in such registration, each Stockholder of the COMPANY will be entitled to request inclusion of that number of shares of ICC Stock received as Merger

                                      (52)

Consideration in the Merger which is equal to (x) the number of shares of ICC Stock received by such Stockholder in the Merger divided by the aggregate number of shares of ICC Stock constituting Merger Consideration issued by ICC upon the Merger (4,269,300 shares), multiplied by (y) 1,000,000 ( the "Registerable Shares"). In addition, if ICC is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any such registration statement under this Section 15.1 that the number of shares to be sold by persons other than ICC is greater than the number of such shares which can be offered without adversely affecting the offering, ICC may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares proposed to be sold by each such person) to a number deemed satisfactory by such managing underwriter. In the event that ICC is unable to engage the underwriter and commence a secondary offering as described above within 180 days following the Closing Date, then thereafter ICC shall use its best efforts to register the Registriable Shares of each Stockholder for resale under the 1933 Act on Form S-3 or other appropriate form determined by ICC and to keep such registration statement effective as long as possible thereafter but at least through the one-year anniversary of the Closing Date. The Shareholders will cooperate in the preparation of such registration statement and will execute and deliver any documents reasonably required by ICC in order to effectuate such registration. ICC will pay all expenses in connection with the preparation and filing of the registration statement, provided that such expenses will not include any legal fees or brokerage commissions paid by the Stockholders in connection with the sale of ICC stock under such registration statement.

         15.2 Registration Procedures. All expenses incurred in connection with the registrations under this Article 15 (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts), shall be borne by ICC. In connection with registrations under Section 15.1, ICC shall (i) use its best efforts to prepare and file with the SEC as soon as reasonably practicable, a registration statement with respect to the ICC Stock and use its best efforts to cause such registration to promptly become and remain effective for a period of at least 120 days (or such shorter period during which the Stockholders shall have sold all ICC Stock which they requested to be registered); (ii) use its best efforts to register and qualify the ICC Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution of the ICC Stock; and (iii) take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder.

         15.3 Underwriting Agreement. In connection with each registration pursuant to Sections 15.1 and 15.2 covering an underwritten registered public offering, ICC and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of ICC's size and investment stature, including indemnification provisions.

         15.4 Availability Rule 144. ICC covenants that it will use its best efforts to file the reports required to be filed by ICC under the 1933 Act and the 1934 Act, so as to enable any Stockholder to sell ICC Stock pursuant to Rule 144 under the 1933 Act. In connection with any sale by any holder of any ICC Stock pursuant to Rule 144 under the 1933 Act, ICC shall

                                      (53)
cooperate with such Stockholder to facilitate the timely preparation and delivery after such sale of stock certificates not bearing any 1933 Act restrictive legend.

         15.5 Market Standoff. In consideration of the granting to the Stockholders of the registration rights under this Section 15, the Stockholders agree that they will not sell, transfer or otherwise dispose of, including without limitation through put or short sale arrangements, shares of ICC Stock in the 10 days prior to the effectiveness of any registration of ICC Stock for sale to the public and for up to 90 days following the effectiveness of such registration, provided that all directors, executive officers and holders of more than five percent of the outstanding ICC stock agree to the same restrictions; and further provided that, with respect to the first public offering of shares of the ICC Stock within one year following the Closing, the Stockholders shall have been afforded a meaningful opportunity to include shares in such registration after any reduction by reason of underwriters' advice.

16.      GENERAL

         16.1 Cooperation. The COMPANY, the FOUNDING STOCKHOLDERS, ICC and NEWCO shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The FOUNDING STOCKHOLDERS will cooperate and use their reasonable efforts to have the present officers, directors and employees of the COMPANY cooperate with ICC on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Tax Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

         16.2 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of ICC, NEWCO, and the COMPANY and the heirs and legal representatives of the FOUNDING STOCKHOLDERS.

         16.3 Entire Agreement. This Agreement (including the Schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the FOUNDING STOCKHOLDERS, the COMPANY, NEWCO and ICC and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the FOUNDING STOCKHOLDERS, the COMPANY, NEWCO and ICC, acting through their respective officers or trustees, duly authorized by their respective boards of directors. Any disclosure made on any Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule required hereby, provided that the COMPANY and the FOUNDING STOCKHOLDERS shall make a good faith effort to cross reference disclosure, as necessary or advisable, between related Schedules.

                                      (54)

         16.4 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         16.5 Expenses.

               (a) Whether or not the transactions herein contemplated shall be consummated, ICC will pay the fees, expenses and disbursements of ICC and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by ICC under this Agreement.

               (b) Whether or not the transactions herein contemplated shall be consummated, COMPANY and FOUNDING STOCKHOLDERS will pay the fees, expenses and disbursements of COMPANY and FOUNDING STOCKHOLDERS and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by COMPANY and FOUNDING STOCKHOLDERS under this Agreement, including the fees and expenses of accountants, legal counsel, and any other person or entity retained by COMPANY or FOUNDING STOCKHOLDERS, as the case may be.

               (c) Each FOUNDING STOCKHOLDER acknowledges that he, and not the COMPANY or ICC, will pay all Taxes due upon receipt of the Merger Consideration payable pursuant to Section 3 hereof, and will assume all Tax risks and liabilities of such FOUNDING STOCKHOLDER in connection with the transactions contemplated hereby.

         16.6 Notices. All notices or communications required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

               (a)     If to ICC, or NEWCO, addressed to them at:
                       Irwin L. Gross, Chairman
                       ICC Technologies, Inc.
                       330 South Warminster Road
                       Hatboro, PA 19040

                       with copies to:

                                      (55)

                       Mesirov Gelman Jaffe Cramer & Jamieson, LLP
                       1735 Market Street
                       Philadelphia, PA 19103
                       Attn: Richard P. Jaffe, Esq.

               (b) If to the FOUNDING STOCKHOLDERS, addressed to them at their addresses set forth on Exhibit K, with copies to such counsel as is set forth with respect to each STOCKHOLDER on such Exhibit K;

               (c)     If to the COMPANY, addressed to it at:

                       RareMedium, Inc.
                       44 West 18th Street, 6th Floor
                       New York, NY 10011
                       Attn: Glenn S. Meyers
                       and marked "Personal and Confidential"

                       with copies to:

                       Paul Goodman, Esq.
                       Elias Goodman Shanks & Zizmor, LLP
                       444 Madison Avenue
                       22nd Floor
                       New York, NY  10022

or to such other address or counsel as any party hereto shall specify pursuant to this Section 16.6 from time to time.

         16.7 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, except that matters herein within the purview of the matters covered by the New York Business Corporation Law shall be governed by such corporation law, in each case without reference to conflicts of laws principles.

         16.8 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         16.9 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                                      (56)

         16.10 Remedies Cumulative. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

         16.11 Captions. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

         16.12 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of ICC, NEWCO, the COMPANY and FOUNDING STOCKHOLDERS. Any amendment or waiver effected in accordance with this Section 16.12 shall be binding upon each of the parties hereto, any other person receiving ICC Stock in connection with the Merger and each future holder of such ICC Stock.

         16.13 Tax Free Reorganization. The parties hereto intend for the Merger to qualify as a tax free reorganization within the meaning of Section 368 and related sections of the Code and the Regulations thereunder. Nevertheless, notwithstanding anything contained herein to the contrary, the parties hereto acknowledge and agree that (i) such qualification shall not be a condition to the obligations of any of the parties hereto to consummate the transactions contemplated hereunder, and (ii) ICC and NEWCO shall have no obligation to take any action (except as expressly provided under the terms of this Agreement) to cause the Merger to qualify as a reorganization under Section 368 of the Code.

         16.14 Press Releases. Prior to the Closing, the content and timing of all press releases and other public statements relating to this Agreement, shall at all times be subject to the prior mutual agreement of ICC and COMPANY. Notwithstanding the foregoing, in the event that ICC or the COMPANY determines that it is legally required to make a disclosure relating to this Agreement, after adequate notice, as soon as reasonably possible, it shall endeavor in good faith to obtain the consent of the other party, which consent shall not be unreasonably withheld, to any

                                      (57)
such disclosure. In the event such consent cannot be secured, the other party shall be permitted to make its disclosure, but such disclosure shall be limited to those matters legally required.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     ICC TECHNOLOGIES, INC.


                                     By: /s/ Irwin L. Gross
                                         -------------------------------------
                                         Name: Irwin L. Gross
                                         Title: Chairman


                                     RAREMEDIUM ACQUISITION CORP.


                                     By: /s/ Irwin L. Gross
                                         -------------------------------------
                                         Name: Irwin L. Gross
                                         Title: President


                                     RARE MEDIUM, INC.


                                     By: /s/ Glenn S. Meyers
                                         -------------------------------------
                                         Name: Glenn S. Meyers
                                         Title: President and CEO


                                    FOUNDING STOCKHOLDERS:

                                    /s/ Nathaniel Brochin
                                    ------------------------------------------
                                    Nathaniel Brochin

                                    /s/ William Nelson
                                    ------------------------------------------
                                    William Nelson

                                    /s/ James Casey
                                    ------------------------------------------
                                    James Casey

                                    /s/ Robert Stratton
                                    ------------------------------------------
                                    Robert Stratton

                                    /s/ David Grossman
                                    ------------------------------------------
                                    David Grossman

                                      (58)

                                    EXHIBIT B

            MERGER CONSIDERATION TO BE PAID TO FOUNDING STOCKHOLDERS

        Aggregate consideration to be paid to FOUNDING STOCKHOLDERS and the other Stockholders of the COMPANY on the Closing Date:

        $10,000,000 in cash, 4,269,300 shares of Common Stock of ICC, and Promissory Note issued to the Stockholder Representative in the principal amount of $22,200,000 to be distributed as follows: Consideration to be paid to and to be deposited in escrow by each Stockholder shall be in proportion to his or her ownership of shares of RareMedium:

                                                              ICC Stock in Escrow
      Name of                                 ICC Stock       --------------------       Portion of Note
    Stockholder             Cash              Delivered       (2,000,000 aggregate       ----------------
    -----------             ----              ---------              shares)             (principal amt.)
William Nelson         $  897,982.86            203,779            179,597                    8.9798%
Robert P. Stratton     $  897,982.86            203,779            179,597                    8.9798%
David Grossman         $  897,982.86            203,779            179,597                    8.9798%
James M. Casey         $  897,982.86            203,779            179,597                    8.9798%
Nathaniel E. Brochin   $  897,982.86            203,779            179,597                    8.9798%
Edward C. Meyers       $   44,899.14             10,189              8,980                    0.4490%
Steven Winograd        $   44,899.14             10,189              8,980                    0.4490%
Larry Lawrence         $   44,899.14             10,189              8,980                    0.4490%
Anthony Abbruzzese     $   44,899.14             10,189              8,980                    0.4490%
John Morrongiello      $   44,899.14             10,189              8,980                    0.4490%
H. Mark Lunenberg      $   26,939.49              6,114              5,387                    0.2694%
Steven W. Ballentine   $   89,798.29             20,378             17,959                    0.8980%
Growth Capital         $  206,536.06             46,870             41,307                    2.0654%
Partners Media Fund
Henry Goodman          $   35,919.31              8,151              7,183                    0.3592%
Michael Barlow         $   44,899.14             10,189              8,979                    0.4490%
Glenn Meyers           $1,450,412.94            329,142            290,083                   14.5041%
Laura Huberfield/      $3,431,084.75            778,616            686,217                   34.3108%
Naomi Bodner
Partnership
Totals                 $9,999,999.98          2,269,300          2,000,000                   99.9999%
------

                                    EXHIBIT C

                             FORM OF PROMISSORY NOTE

THE PAYMENT OF PRINCIPAL AND INTEREST ON THIS NOTE IS SUBJECT TO CERTAIN INCREASES PURSUANT TO PROVISIONS SET FORTH IN A MERGER AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF APRIL 8, 1998, AS AMENDED FROM TIME TO TIME (THE "MERGER AGREEMENT") AMONG THE MAKER OF THIS NOTE AND CERTAIN OTHER PERSONS. THIS NOTE WAS ORIGINALLY ISSUED ON APRIL 15, 1998 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR STATE SECURITIES LAWS. THIS NOTE WAS ISSUED TO THE HOLDER (AS HEREAFTER DEFINED) AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (EACH SUCH ACTION, A "TRANSFER"), UNLESS (A) SUCH TRANSFER COMPLIES WITH THE PROVISIONS SET FORTH HEREIN AND IN THE MERGER AGREEMENT, COPIES OF WHICH WILL BE FURNISHED TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR, (B) EITHER (1) THE TRANSFER IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR
(2) THE MAKER (OR ITS SUCCESSORS OR ASSIGNS) SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE MAKER (OR ITS SUCCESSORS OR ASSIGNS), TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BECAUSE OF THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER, AND (C) SUCH TRANSFER SHALL BE IN COMPLIANCE WITH ANY APPLICABLE STATE OR FOREIGN SECURITIES OR "BLUE SKY LAWS".

                            RARE MEDIUM, INC. ("RMI")
                      SECURED PROMISSORY NOTE (the "Note")


$22,200,000 Principal Amount                                      April 15, 1998

               FOR VALUE RECEIVED, the undersigned, Rare Medium, Inc. a New York corporation ("Maker"), does hereby promise to pay to the order of the former stockholders of Maker listed on Exhibit A attached hereto and made a part hereof (each a "Holder" and collectively the "Holders"), the aggregate principal sum of Twenty-Two Million Two Hundred Thousand Dollars ($22,200,000) (the "Principal") in lawful money of the United States of America; such Principal to be paid in part to each Holder in the amount set forth opposite its name on Exhibit A attached hereto and made a part hereof. Each Holder (i) owns an undivided interest in this Note and (ii) possesses all of the same rights as the other Holders of the Note hereunder in proportion to the amount of the original Principal set forth opposite its name on Exhibit A bears to $22,200,000 and has agreed by separate instruction of even date herewith (the "Appointment of Stockholder Representative") that Glenn S. Meyers be appointed as Stockholder Representative to exercise all rights and remedies, and to take all actions, available to the Holders hereunder, at his sole discretion. All capitalized terms used herein without definitions shall have the meanings ascribed to them in the Merger Agreement, unless the context clearly requires to the contrary.

               1. Interest. Interest shall accrue on the unpaid Principal balance from time to time outstanding hereunder at an annual rate equal to the prime rate charged by PNC Bank, N.A. from time to time, computed daily on the basis of a 360-day year, for the number of actual days elapsed during which the Principal is outstanding from the date of this Note until the entire indebtedness evidenced by this Note (i.e., Principal and accrued interest) is paid in full.

               2. Payments. Subject to earlier payments, including Prepayments (hereinafter defined), payments hereunder will be made by the Maker to the Holder, as follows:

                    (a) Interest payments on the outstanding principal hereunder shall be in the form of cash or shares of common stock of ICC Technologies, Inc., a Delaware corporation ("ICC"), $.01 par value per share (the "ICC Stock"), at the election of Maker, and shall be due and payable on a semi-annual basis, the first such interest payment to be made to Holder on October 1, 1998, and thereafter on each six-month anniversary thereof. Notwithstanding the foregoing, the interest payments hereunder may consist of ICC Stock only to the extent that the Fair Market Value (as hereafter defined) of the ICC Stock constituting the interest payments hereunder does not exceed the amount which is equal to sixty percent (60%) of the interest payment due, unless, as of the date of its issuance to Holder, the ICC Stock has been registered for re-sale under the Securities Act of 1933, as amended. For purposes of this subparagraph, "Fair Market Value" means

                         (i) the number of shares of ICC Stock constituting the
applicable interest payment multiplied by

                         (ii) the average closing price per share of the ICC
Stock as reported in the Wall Street Journal for the ten trading days immediately preceding the date the applicable interest payment is due; and

                    (b) A principal payment in the amount of $11,100,000 shall be made on April 15, 2000 (the "First Installment"), and the balance of the principal due and owing shall be paid on April 15, 2001 (the "Final Installment"), together with any accrued and unpaid interest on such remaining Principal amount. The Principal amount of this Note shall be subject to increase as set forth in Section 3.3 of the Merger Agreement. One-half of the amount of such upward adjustment, if any, shall be added to the Principal amount maturing on the date of the First Installment and one-half of such adjustment amount shall be added to the Principal amount maturing on the date of the Final Installment.

               3. Security Agreement; Guaranty. This Note is secured by the assets of Maker (as set forth in that certain Security Agreement by and between Maker and the Stockholder Representative of even date herewith), and is subject to that certain Guaranty by ICC, of even date herewith, which Guaranty is in turn secured by all of the issued and outstanding shares of common stock of Maker held by ICC and pledged pursuant to Article 1 of that certain Pledge Agreement dated as of the date hereof. Reference is made to the Security Agreement and the Pledge Agreement

                                      (2)
for a description of the security interest, the nature and extent of the security, and the rights and restrictions of Maker and the Stockholder Representative.

               4. Default. In the event (a) Maker fails to make a required payment on the date due under this Note, Holder shall notify Maker and ICC (ICC is also sometimes referred to herein as the "Guarantor") in writing in the manner set forth in Section 16.6 of the Merger Agreement, (b) of a material breach of the Security Agreement by Maker, or a material breach of the Pledge Agreement or Guaranty by ICC, or (c) of the insolvency, failure in business or appointment of a receiver to take charge of the business or property of Maker or the commission of an act of bankruptcy, the making a general assignment for the benefit of creditors or the filing of any petition in bankruptcy by or against any such party or for relief under the Federal Bankruptcy Code, as amended, or under any other laws, whether federal or state, for the relief of debtors, now or hereafter existing, unless the same is dismissed within sixty (60) days after the filing thereof. Maker or Guarantor shall have ten (10) Business Days (a Business Day includes Monday through Friday, excluding legal holidays) from the date of written notification to cure any default related to outstanding payment due. Maker or Guarantor shall have thirty (30) Business Days from the date of written notification to cure any non-monetary defaults. Should payment or default not be cured within 10 or 30 Business Days following written notice, as the case may be, or any event specified in clause (c) occurs and is not dismissed within the period provided therein, Maker shall be in default under this Note ("Default").

                    (a) Remedies Upon Default. At any time after a Default has occurred, Holder may, unless the Default has theretofore been cured, avail itself of any remedy available to Holder at law or in equity and at Holder's option, declare the entire outstanding Principal balance of this Note, together with all interest accrued and unpaid hereon and all other amounts due hereunder, to be forthwith due and payable, whereupon this Note and all such accrued interest and other amounts shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Maker. Notwithstanding the foregoing, if any of the voluntary events described in clause (4) (c) above shall occur, the entire unpaid Principal amount of this Note together with all interest accrued and unpaid hereunder and all such other amounts due hereunder shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Maker.

                    (b) Costs and Expenses. If a Default occurs, then, in addition to any and all other relief to which the Holder may be entitled, the Holder shall be entitled to recover any and all costs, expenses and fees reasonably incurred by the Holder to enforce this Note or otherwise collect the indebtedness evidenced by this Note, including, but not limited to, reasonable attorney's fees and court costs.

                                      (3)

               5. Litigation. The Parties agree that any other controversy, claim or dispute arising out of or relating to the terms and conditions of this Agreement shall be resolved by a court of competent jurisdiction of any New York State court or Federal court sitting in the Southern District of New York, and hereby consent to service of process by certified mail directed to the parties at the address set forth in Section 7 hereof and service so made shall be deemed to be completed three days after the same shall have been posted as aforesaid. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP EVIDENCED HEREBY.

               6. Mandatory and Other Prepayments. Notwithstanding anything herein to the contrary, in the event that (i) ICC or Maker closes a secondary offering or other financing which results in net proceeds to ICC or Maker, as the case may be, of $50,000,000 or more, Maker shall within five (5) business days following receipt of such proceeds prepay all amounts due under this Note, or (ii) ICC or Maker closes a secondary offering or other financing which results in net proceeds to ICC or Maker, as the case may be, of at least $20,000,000 but less than $50,000,000, Maker shall within five (5) business days following receipt of such proceeds prepay that portion of the amounts due under this Note which is equal to forty percent (40%) of the amount of proceeds of such offering or financing which exceeds $20,000,000. Maker also reserves the right to make non-mandatory payments of Principal or interest before they are due without penalty or premium. Any payment made before it is due for any reason shall be known as a "Prepayment". All Prepayments shall first be applied towards accrued and unpaid interest, then on the Principal amount due on the First Installment until fully paid, then applied toward the Principal amount due on the Final Installment.

               7. Notices. All notices, demands and requests of any kind which either party may be required or may desire to serve upon the other party hereto in connection with this Note shall be delivered only by courier or other means of personal service which provides written verification of receipt or by registered or certified mail return receipt requested which includes Federal Express or similar service (the "Notice"). Any such Notice or demand so delivered by registered or certified mail shall be deposited in the United States mail, or in the case of courier, deposited with the courier, with postage or delivery charges thereon fully prepaid. All Notices shall be addressed to the parties to be served as follows:

                                      (4)

      If to Maker:                           With Copies to:

      Rare Medium, Inc.                      Irwin L. Gross, Chairman
      44 West 18th Street, 6th Floor         ICC Technologies, Inc.
      New York, NY  10011                    330 South Warminister Road
      Attention:  Glenn S. Meyers            Hatboro, PA  19040
                                             and
                                             Richard P. Jaffe, Esquire
                                             Mesirov Gelman Jaffe Cramer &
                                                 Jamieson
                                             1735 Market Street
                                             Philadelphia, PA  19103
                                             Facsimile No.:  (215) 994-1111
      If to Holder:

      Glenn S. Meyers,                       Paul Goodman, Esquire
      Stockholder Representative             Elias Goodman Shanks &
      9 Brookridge Drive                         Zizmor, LLP
      Greenwich, CT  06830                   444 Madison Avenue
                                             22nd Floor
                                             New York, NY  10022


Service of any such notice or demand so made shall be deemed complete on the day of actual delivery thereof as shown by the addressee's registry, certification receipt or other evidence of receipt or first rejection. Either party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different or additional person to which all such notices or demands hereafter are to be addressed.

               8. Assignment. The Maker hereof may not assign its indebtedness and responsibilities hereunder without the prior written consent of the Holder, which consent shall not be unreasonably withheld. This Note is not assignable by Holder without the written consent of Maker, which consent shall not be unreasonably withheld.

               9. General Provisions. This Note shall be interpreted, construed and enforced in accordance with the substantive laws of the State of New York, without regard to conflicts. This Note may be changed only by an agreement in writing signed by Maker and Holder. If any provisions of this Note shall be found invalid, the remaining terms shall be binding and effective.

                                      (5)

               No delay or omission on the part of the Stockholder Representative in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on any future occasion.

               Witness the hand and seal of the undersigned.


                                       RARE MEDIUM, INC.


                                       By:   /s/ Irwin L. Gross
                                             -----------------------
                                             Name:   Irwin L. Gross
                                             Title:  Chairman





                                      (6)

                                    EXHIBIT D

                           FORM OF SECURITY AGREEMENT



                               SECURITY AGREEMENT

     This SECURITY AGREEMENT, dated as of April 15, 1998 (the "Agreement") is entered into by and among RARE MEDIUM INC., a New York corporation (the "Debtor"), and Glenn S. Meyers, in his capacity as Stockholder Representative, as such term is defined in the Appointment of Stockholder Representative of even date herewith (the "Stockholder Representative"), for the benefit of each of the former stockholders of Debtor listed on Exhibit A attached hereto (collectively referred to herein as the "Secured Parties").

                                 R E C I T A L S

     A. Pursuant to that certain Merger Agreement and Plan of Reorganization, dated as of April 8, 1998 (the "Merger Agreement"), by and among Debtor, ICC Technologies, Inc., a Delaware corporation ("ICC"), RareMedium Acquisition Corp., and certain of the Secured Parties, Debtor has become indebted to the Secured Parties for the aggregate principal sum of Twenty Two Million Two Hundred Thousand Dollars ($22,200,000), together with accrued interest thereon, all as more particularly set forth in that certain Secured Promissory Note dated as of the date hereof, executed by Debtor in favor of the Stockholder Representative for the benefit of the Secured Parties (the "RMI Note").

     B. As security for the prompt and complete payment of the indebtedness evidenced by the RMI Note, Debtor has agreed to grant to the Stockholder Representative for the benefit of the Secured Parties a security interest in the Collateral as hereinafter defined.

     C. In connection with the issuance of the RMI Note, the Stockholder Representative and the Secured Parties have entered into that certain Appointment of Stockholder Representative dated as of the date hereof (as amended, modified or supplemented from time to time, the "Appointment of Stockholder Representative"), pursuant to which the Stockholder Representative has agreed to act on behalf of and for the benefit of the Secured Parties with respect to this Security Agreement, the RMI Note and the Stock Pledge Agreement by and between ICC and the Stockholder Representative of even date herewith.

     D. All capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement, unless the context clearly requires the contrary.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter contained, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                SECURITY INTEREST

     1.1. Grant of Security Interest. In order to secure full and prompt performance of all Obligations (as hereinafter defined) under the RMI Note, the Debtor hereby grants to the Secured Parties a first priority security interest and lien ("Security Interest") in and to that certain property described on
Schedule 1.1 attached hereto (the "Collateral") wherever located, now existing or hereafter acquired, subject to no other liens and encumbrances. With respect to each particular item of Collateral, the Security Interest herein granted shall attach immediately upon Debtor's execution hereof or as soon as Debtor acquires rights in and to such item of Collateral.

     1.2. Collateral Interests. The parties to this Agreement and to the Appointment of Stockholder Representative contemplate that the Stockholder Representative will hold on behalf of the Secured Parties proportionate security interests in the Collateral. As provided in the Appointment of Stockholder Representative, each individual member of the Secured Parties shall have an undivided security interest in the Collateral, and shall have equal priority with respect to any claims to the Collateral. No individual member of the Secured Parties will have a priority interest in the Collateral, and distributions of Collateral shall be made on a pro rata basis.

     1.3. Obligation To Be Secured. The Security Interest herein granted shall secure the prompt and complete payment and performance, satisfaction and discharge of all obligations, whether principal, interest, fees, expenses or otherwise ("Obligations") in favor of the Stockholder Representative acting on behalf of and for the benefit of the Secured Parties arising under the RMI Note, any renewals or extensions thereof or amendments thereto and the obligations of Debtor under this Agreement.

     1.4. Fees and Expenses. The Security Interest herein granted shall also secure the payment and reimbursement of all reasonable sums and expenses, including reasonable attorneys' fees, court costs and collection and receivers' expenses, advanced or incurred by the Stockholder Representative in connection with the protection of the Security Interest herein granted, the preservation or disposition of the Collateral (or any part thereof) or the enforcement by Stockholder Representative of the obligation to be secured.

                                   ARTICLE II
                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

     2.1. Representations and Warranties of Debtor. The Debtor hereby represents and warrants to the Stockholder Representative and the Secured Parties and agrees that:

         (A) Title to Collateral. Except for the Security Interest granted by this Agreement, the Debtor has good title to all and every part of the Collateral, subject only to those rights and encumbrances set forth on Schedule
5.10 of the Merger Agreement and any other liens, claims or encumbrances against Debtor arising prior to the Effective Time of the Merger and which have or have not been disclosed by Debtor and the Founding Stockholders to ICC on a schedule to the Merger Agreement.

         (B) Financing Statements. The Debtor will execute all necessary financing statements in forms satisfactory to the Stockholder Representative and will further execute all other related instruments reasonably required by Stockholder Representative necessary to perfect the security interest granted hereby.

         (C) Sale, Lease, or Disposition of Collateral. The Debtor will not, without the prior written consent of Stockholder Representative, which shall not be unreasonably withheld, sell, contract to sell, lease, encumber, transfer or dispose of the Collateral or any interest in it, until final termination of this Security Agreement, except in the ordinary course of business, upon a merger of Debtor with and into ICC, and as set forth in 2.1(H) hereof.

         (D) Protection of Collateral. The Debtor will keep the Collateral in good operating condition and repair (subject to normal wear and tear and obsolescence).

         (E) Financial Reporting. The Debtor will maintain its books, accounts and records in the usual and ordinary manner, and in a manner that fairly and correctly reflects its income, expenses, assets and liabilities in accordance with GAAP on a basis consistent with prior years.

         (F) Legal Compliance. The Debtor will substantially comply with all Federal, state, local and other governmental (domestic and foreign) laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, decrees, awards or other requirements of any court or other governmental or other authority or body applicable to it or its properties and assets or to the conduct of its business.

         (G) Taxes and Assessments. The Debtor will pay promptly when due all taxes and assessments on the Collateral, or any part of the Collateral, or for its use and operation, except for taxes and assessments contested in good faith.

         (H) Location and Identification. The Debtor will keep the Collateral separate and identifiable and located either at the address shown above or at the respective addresses set forth in the Merger Agreement, or at such locations notice of which will be provided to Debtor except that Debtor shall have the right to remove the Collateral from that address upon thirty (30) days notice to Stockholder Representative, and in such event Debtor will cooperate in making any required filings related thereto, for as long as this Security Agreement remains in effect.

         (I) Reimbursement of Expenses. At the option of Stockholder Representative and upon providing notice in the manner set forth in Section 5.8 hereof, Stockholder Representative may discharge taxes, liens, or other related costs, or perform or cause to be performed for and on behalf of the Debtor any actions and conditions, obligations, or covenants hereunder that the Debtor has failed or refused to perform, and may pay for the repair, maintenance, and preservation of the Collateral. Any and all reasonable sums expended by Stockholder Representative under this paragraph, including but not limited to reasonable attorneys' fees, court costs, agent's fees, or commissions, or any other costs or expenses, shall be payable to Stockholder Representative at the place designated in the RMI Note and shall be secured by this Security Agreement.

         (J) Payment. The Debtor will pay the RMI Note in accordance with the terms and provisions thereof and will promptly repay all sums expended by Stockholder Representative in accordance with the terms and provisions of this Security Agreement. On full payment by the

Debtor of all indebtedness secured hereunder, this Security Agreement shall expire, Stockholder Representative's Security Interest in the Collateral shall terminate, and Stockholder Representative will join in executing all necessary termination statements in form satisfactory to the Debtor.

         (K) Change of Residence or Place of Business. The Debtor will provide 30 days advance notice to Stockholder Representative of any change of the Debtor's residence, chief place of business, or place where records concerning the Collateral are kept.

         (L) Waiver. Stockholder Representative's acceptance of partial or delinquent payments, or the failure of Stockholder Representative to exercise any right or remedy, shall not constitute a waiver of any obligation of the Debtor or right of Stockholder Representative and shall not constitute a waiver of any other similar default that occurs later.

                                   ARTICLE III
                                EVENTS OF DEFAULT

     3.1. Events of Default. The occurrence and continuance of any of the following shall constitute an event of default ("Event of Default") hereunder:

         (A) Default Under the RMI Note. A Default under the RMI Note (as "Default" is defined therein).

         (B) Breach of this Agreement and Other Transaction Documents. The material breach of any representation, warranty, covenant or term of Debtor contained in this Agreement, which is not cured within thirty (30) Business Days (as defined in the RMI Note) after prior written notice thereof is delivered to Debtor by Stockholder Representative.

         (C) Bankruptcy. The insolvency or appointment of a receiver to take charge of the business or property of Debtor or Guarantor, the commission of an act of bankruptcy, the making of a general assignment for the benefit of creditors or the filing of any petition in bankruptcy by Debtor or Guarantor or for relief under the Federal Bankruptcy Code, as amended, or under any other laws, whether federal or state, for the relief of debtors, now or hereafter existing, or the filing of any involuntary petition in bankruptcy against Debtor or Guarantor, unless the same is dismissed within sixty (60) days after the filing thereof.

         (D) Dissolution. The cessation of Debtor's business operations.

                                   ARTICLE IV
                    REMEDIES UPON OCCURRENCE OF DEFAULT EVENT

     4.1. Remedies of Stockholder Representative.

         (A) Upon an Event of Default. Upon the occurrence and continuation of any Event of Default hereunder, Stockholder Representative may, upon notifying the Debtor, in the manner set forth in Section 5.8 hereof, to act as attorney-in-fact for the benefit of Debtor and proceed to enforce payment and exercise any and all of the rights and remedies provided under Article 9 of the Uniform Commercial Code ("UCC"), as enacted in the State of New York, as well as other rights and remedies either at law or in equity possessed by the secured parties, including the right (i) for and in the name, place, and stead of the Debtor to execute endorsements, assignments, or other instruments of conveyance or transfer with respect to all or any of the Collateral, (ii) to receive, endorse, and collect all checks made payable to the order of the Debtor representing any distribution in respect of the Collateral or any part thereof and to give full discharge for the same, and (iii) to cause all or any of the Collateral to be transferred into his name or that of nominee or nominees (the same being solely for the purpose of a Stockholder Representative's taking possession of the Collateral, as permitted under Section 9-503 of the UCC, and, without further action, shall not be deemed an exercise of Stockholder Representative's right to accept the Collateral as a discharge of any of the obligations secured hereby or an abandonment of Debtor's obligation with respect to any deficiency under Section 9-505 of the UCC). The Debtor recognizes that the Stockholder Representative may be compelled to resort to one or more private sales of the Collateral to a restricted group of purchasers which will be obliged to agree, among other things, to acquire securities for their own account for investment and not with a view to the distribution or resale thereof. The Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in other than a commercially reasonable manner by reason of such circumstances.

         (B) Sale of Collateral. Upon the occurrence and continuation of any Event of Default hereunder and upon fifteen (15) calendar days' prior written notice to the Debtor, which the Debtor hereby acknowledges to be sufficient, commercially reasonable and proper, sell, lease or otherwise dispose of any or all of the Collateral at any time and from time to time at public or private sale, with or without advertisement thereof and apply the proceeds of any such sale first to the Stockholder Representative's expenses in preparing the Collateral for sale (including reasonable attorneys' fees), second to the complete satisfaction of the RMI Note, pro rata to the Secured Parties, third to any other obligations secured by this Agreement, and fourth, the balance, if any, remaining after the payment in full of the obligations secured hereby shall be paid over to Debtor or its designee. The Debtor waives the benefit of any marshalling doctrine with respect to the Stockholder Representative's exercise of its rights hereunder. The Debtor grants a royalty-free license to the Stockholder Representative for all patents, service marks, trademarks, tradenames, copyrights, computer programs and other intellectual property and proprietary rights sufficient to permit Stockholder Representative to exercise all rights granted to Stockholder Representative under this Section.

         (C) Exercise of Rights. Notwithstanding any other provisions of this Agreement, upon any Event of Default, the rights and remedies under this Agreement may be exercised only by Stockholder Representative. Further, Stockholder Representative agrees that all notices required to be delivered under Article 9, including without limitation, notice of time of any public sale or the time after which a private sale or other intended disposition is to take place, shall be delivered not less than twenty (20) days prior to any such action, and such notice shall be deemed commercially reasonable notice for all purposes hereunder.

                                    ARTICLE V
                                  MISCELLANEOUS

     5.1. Applicable Law and Venue. This Agreement shall be construed under and in accordance with the Uniform Commercial Code as enacted in the State of New York and other applicable laws of the State of New York.

     5.2. Binding on Successors. This Agreement shall be binding on and inure to the benefit of the parties hereto, the Secured Parties, and their respective heirs, executors, administrators, legal representatives, successors and assigns as permitted by this Agreement.

     5.3. Attorneys' Fees. Should any legal action based in contract law be commenced between the parties to this Agreement concerning the Collateral, this Agreement, or the rights and duties of either party in relation to them, the prevailing party shall be entitled to a reasonable sum for reimbursement for attorneys' fees and legal expenses.

     5.4. Entire Agreement. This Agreement, and all instruments or documents delivered pursuant hereto or thereto, together with all exhibits thereto, contain the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and may not be altered or amended except by the written agreement of the parties hereto.

     5.5. Severability. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement nevertheless shall be effective.

     5.6. Terminology. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular and vice versa, and the neuter shall include the masculine and feminine.

     5.7. Headings. The headings of the several paragraphs hereof are included only for the convenience of reference and are not intended to govern, construe or modify any provisions of the several paragraphs hereof.

     5.8. Notices. All written notices, demands and requests of any kind which either party may be required or may desire to serve upon the other party hereto in connection with this Agreement shall be delivered only by courier or other means of personal service which provides written verification of receipt or by registered or certified mail return receipt requested, which also includes Federal Express or similar service (The "Notice"). Any such notice or demand so delivered by registered or certified mail or courier shall be deposited in the United States mail, or in the case of courier, deposited with the courier, with postage thereon fully prepaid. All notices shall be addressed to the parties to be served as follows:

         If to Stockholder Representative:           Copy to:

         Glenn S. Meyers                     Paul Goodman, Esquire
         c/o Rare Medium, Inc.               Elias Goodman Shanks & Zizmor, LLP
         44 West 18th Street, 6th Floor      444 Madison Avenue
         New York, NY  10011                 22nd Floor
                                             New York, NY  10022


         If to ICC:                                 Copies to:

         Irwin L. Gross, Chairman            Richard Jaffe, Esquire
         ICC Technologies, Inc.              Mesirov Gelman Jaffe Cramer
         330 South Warminister Road            & Jamieson
         Hatboro, PA  19040                  1735 Market Street
                                             Philadelphia, PA  19103

Service of any such notice or demand so made shall be deemed complete on the day of actual delivery thereof as shown by the addressee's registry, certification receipt or other evidence of receipt or upon first rejection. Either party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different or additional person to which all such notices or demands hereafter are to be addressed.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                   RARE MEDIUM, INC.


                                   By: /s/ Glenn S. Meyers
                                       ----------------------------------------
                                       Name: Glenn S. Meyers
                                       Title: President


                                   Stockholder Representative, ON BEHALF OF the
                                      Secured Parties

                                   By: /s/ Glenn S. Meyers
                                       ----------------------------------------
                                       Name: Glenn S. Meyers

                                  Schedule 1.1

                                 The Collateral


     All tangible and intangible personal property of the Debtor of whatever kind or nature, wherever located, whether now existing or hereafter acquired, including but not limited to:

         (a) all accounts, accounts receivable, rights under contracts, chattel paper, instruments, and all obligations due the Debtor for goods sold or to be sold, consigned or leased or to be leased, or services rendered or to be rendered;

         (b) all leases and rental agreements for personal property between the Debtor as lessor (whether by origination or derivation) and any and all persons or parties as lessee(s), and all rentals, purchase option amounts, and other sums due thereunder; and all inventory, equipment, goods and property subject to such leases and rental agreements and all accessions, parts and tools attached thereto or used therewith and all of the Debtor's residual or reversionary rights therein;

         (c) all machinery, equipment, furniture, fixtures, tools, motor vehicles, and all accessories, parts and equipment therewith, whether or not the same shall be deemed affixed to real property, and all other tangible personal property ("Equipment");

         (d) all general intangibles, which term shall have the meaning given to it in the Uniform Commercial Code and shall additionally include but not be limited to all contract rights, tax refunds, patents, trademarks, service marks, tradenames, copyrights and other intellectual property and proprietary rights;

         (e) all additions, replacements, attachments, accretions, accessions, components and substitutions to or for any Equipment;

         (f) all property of the Debtor, including without limitation, monies, securities, instruments, chattel paper and documents, which at any time the Stockholder Representative shall have or have the right to have in its possession, or which is in transit to it (pursuant to the terms of a letter of credit or otherwise) and, independent of and in addition to the Secured Parties' rights of setoff (which the Debtor acknowledges), the balance of any account or any amount which may be owing from time to time by the Secured Parties to the Debtor.

         (g) all books and records evidencing or relating to the foregoing, including, without limitation, billing records of every kind and description, customer lists, data storage and processing media, software and related material, including computer programs, computer tapes, cards, disks and printouts, and including any of the foregoing which are in the possession of any affiliate or any computer service bureau;

         (h) all proceeds in whatever form and wherever located, which term shall have the meaning given to it in the Uniform Commercial Code and shall additionally include but not be limited to, whatever is received upon the use lease, sale, exchange, collection or other utilization or any disposition of any of the collateral described in subparagraphs (a) through (g) above, whether case or noncash, and including without limitation, rental or lease payments, accounts, chattel paper, instruments, goods, documents, contract rights, general intangibles, equipment, inventory and insurance proceeds; and all such proceeds of the foregoing.

Notwithstanding the foregoing, the Collateral shall not include any portion of the aforementioned property which is either (i) held by the Debtor as a fiduciary under applicable state law or regulation, or (ii) acquired by the Debtor as a result of any future merger, acquisition or consolidation, where a lien thereon is given in consideration of or in connection with such future merger, acquisition or consolidation, provided such transaction is either approved or consented to by Stockholder Representative, or is a bona fide transaction with an "Affiliate" (as said term is defined in the Merger Agreement) of Debtor.

                                    EXHIBIT E

                            FORM OF PLEDGE AGREEMENT



                             STOCK PLEDGE AGREEMENT

     STOCK PLEDGE AGREEMENT, dated as of April 15, 1998, made by ICC TECHNOLOGIES, INC., a Delaware corporation ("ICC" or "Pledgor") and delivered to Glenn S. Meyers, in his capacity as Stockholder Representative, as such term is defined in the Appointment of Stockholder Representative of even date herewith ("Pledgee" or "Stockholder Representative"), for the benefit of each of the former stockholders of Rare Medium, Inc., a New York corporation ("Rare Medium"), listed on Exhibit "A" attached hereto and made a part hereof (collectively, the "Secured Parties").

                                 R E C I T A L S

     A. Pursuant to that certain Merger Agreement and Plan of Reorganization, dated as of April 8, 1998 (the "Merger Agreement"), by and among Rare Medium, ICC, RareMedium Acquisition Corp. and certain of the Secured Parties, Rare Medium has become indebted to the Secured Parties for the aggregate principal sum of Twenty Two Million Two Hundred Thousand Dollars ($22,200,000), together with accrued interest thereon, all as more particularly set forth in that certain Secured Promissory Note (the "RMI Note") dated as of the date hereof, executed by Rare Medium in favor of the Stockholder Representative for the benefit of the respective Secured Parties.

     B. ICC has guaranteed the Obligations as defined in Section 1.3 below pursuant to the terms of that certain Guaranty of even date herewith by ICC ("ICC Guaranty"). As security for the ICC Guaranty and the prompt and complete payment of the Obligations, Pledgor has agreed to pledge the Pledged Collateral (as defined below), to the Stockholder Representative for the benefit of the Secured Parties.

     C. In connection with the issuance of the RMI Note, the Stockholder Representative and the Secured Parties have entered into that certain Appointment of Stockholder Representative dated as of the date hereof (as amended, modified or supplemented from time to time, the "Appointment of Stockholder Representative"), pursuant to which the Stockholder Representative has agreed to act on behalf of and for the benefit of the Secured Parties with respect to this Stock Pledge Agreement, the RMI Note and the Security Agreement of even date herewith between Rare Medium and the Stockholder Representative for the benefit of the Secured Parties.

     D. All capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement, unless the context clearly requires the contrary.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter contained, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                SECURITY INTEREST

     1.1. Pledge. In order to secure the full performance of all Obligations (as hereinafter defined) under the RMI Note, Pledgor hereby grants to the Secured Parties a security interest in the following property (collectively, the "Pledged Collateral") as follows:

         (A) all shares of capital stock of the Surviving Corporation, which shares are represented by Stock Certificate No. 26 of the Surviving Corporation, representing one share issued in the name of Pledgor; and

         (B) all stock, options, other securities, instruments, other dividends or rights of any kind or nature and distributions with respect thereto; and

         (C) all proceeds of any kind or nature of the foregoing.

     1.2. Pledged Collateral Interests. The parties to this Agreement and to the Appointment of Stockholder Representative contemplate that the Stockholder Representative will hold on behalf of the Secured Parties to effectuate each Secured Party's proportionate interest in the Pledged Collateral, proportionate security interests in the Pledged Collateral. As provided in the Appointment of Stockholder Representative, each individual member of the Secured Parties shall have an undivided security interest in the Pledged Collateral, and shall have equal priority with respect to any claims to the Pledged Collateral. No individual member of the Secured Parties will have a priority interest in the Pledged Collateral, and no individual member of the Secured Parties shall share in any distribution of Pledged Collateral in excess of his or her pro rata share of default consideration due.

     1.3. Obligation to be Secured. This Agreement secures the payment and performance of all obligations, whether principal, interest, fees, expenses or otherwise ("Obligations"), in favor of the Secured Parties arising under the RMI Note, any renewals, modifications or extensions thereof or amendments thereto, the obligations of Pledgor under this Agreement and Rare Medium's obligations under the Security Agreement.

     1.4. Delivery of Pledged Collateral. Pledgor shall deliver the Pledged Collateral to the Stockholder Representative and such certificate shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Stockholder Representative. The Stockholder Representative shall have the right at any time to exchange the certificate[s] or instrument[s] representing or evidencing Pledged Collateral for certificate[s] or instrument[s] of smaller or larger denominations.

     1.5. Fees and Expenses. The security interest herein granted shall also secure the payment and reimbursement of all reasonable sums and expenses, including reasonable attorneys' fees, court costs and collection and receivers' expenses, advanced or incurred by the Stockholder Representative in connection with the protection of the security interest herein granted, the preservation or disposition of the Pledged Collateral (or any part thereof) or the enforcement by the Stockholder Representative of the obligation to be secured.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES; CERTAIN RIGHTS

     2.1. General Representations, Warranties and Covenants. Pledgor represents and warrants to the Stockholder Representative, for the benefit of the Secured Parties, and agrees that:

         (A) Title to Pledged Collateral. Except for the security interest granted by this Agreement and, any liens, claims or encumbrances against any of the Secured Parties arising prior to the Effective Time of the Merger affecting their shares of stock in Debtor and which have or have not been disclosed by Rare Medium and the Founding Stockholders to ICC on any schedule to the Merger Agreement or Non-Founder Agreement, Pledgor has all right, title and interest in and to all and every part of the Pledged Collateral, free and clear of all liens, claims, and other encumbrances of every nature whatsoever. The securities included in the Pledged Collateral are duly and validly issued, and duly and validly pledged hereunder under applicable laws, and Pledgor will defend the Secured Parties' interest therein against the claims and demands of all persons or entities. The security interest granted hereby represents a valid lien on the Pledged Collateral in favor of the Stockholder Representative (for the benefit of the Secured Parties), superior and prior to the rights of all third persons or entities.

         (B) Reimbursement of Expenses. At the option of the Stockholder Representative and upon providing Notice in the manner set forth in Section 5.8 hereof, the Stockholder Representative may discharge taxes, liens, or other related costs, or perform or cause to be performed for and on behalf of Pledgor any actions and conditions, obligations, or covenants hereunder that Pledgor has failed or refused to perform. Any and all reasonable sums expended by the Stockholder Representative under this paragraph, including but not limited to reasonable attorneys' fees, court costs, agent's fees, or commissions, or any other costs or expenses, shall be payable at the place designated in the RMI Note and shall be secured by this Stock Pledge Agreement.

         (C) Payment. Rare Medium will pay the RMI Note and any renewal, modification or extension of it and any other indebtedness secured by this Agreement in accordance with the terms and provisions of the RMI Note and will promptly repay all sums expended by the Stockholder Representative in accordance with the terms and provisions of this Stock Pledge Agreement. On full payment by or on behalf of Rare Medium of all indebtedness secured hereunder (and the expiration of any applicable period during which any such payments may be subject to recoupment, repayment, or forfeiture under any applicable bankruptcy or insolvency laws), this Stock Pledge Agreement shall expire and the Secured Parties' security interest in the Pledged Collateral shall terminate, and the Stockholder Representative will return any Pledged Collateral heretofore delivered and join in executing all necessary termination statements in form satisfactory to Pledgor.

         (D) Change of Residence or Place of Business. Pledgor will promptly notify the Stockholder Representative of any change of Pledgor's chief place of business or place where records concerning the Pledged Collateral are kept.

         (E) Waiver. The Stockholder Representative's acceptance of partial or delinquent payments, or the failure of the Stockholder Representative to exercise any right or remedy, shall not constitute a waiver of any obligation of Pledgor or right of the Stockholder Representative and shall not constitute a waiver of any other similar default that occurs later.

         (F) No Issuance of Stock. Pledgor shall not permit Rare Medium, or any subsidiaries owned or controlled by Rare Medium, to issue any additional shares of stock, of any class or series, or options, warrants or other rights exercisable for, or convertible into, shares of stock of Rare Medium, during the term of this Agreement.

         (G) Financing Statement. Pledgor will join in executing all necessary financing statements in forms satisfactory to the Stockholder Representative and will further execute all other related instruments reasonably required by the Stockholder Representative.

         (H) [Intentionally Deleted.]

         (I) Stock Power. Pledgor has delivered to the Stockholder Representative, a stock power or equivalent instrument of assignment or endorsement with respect to each security included in the Pledged Collateral, executed in blank together with the certificate or other evidence of each security included in the Pledged Collateral (or will deliver upon any securities becoming subject to the lien granted under this Agreement).

         (J) No Liens. Without the prior written consent of the Pledgee, the Pledgor shall not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Collateral, except in the event of a merger of RareMedium with and into ICC, or (ii) create, incur or permit to exist any lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Collateral, or any interest therein, except for the lien provided for by this Stock Pledge Agreement.

         (K) Further Assurances. At any time and from time to time, upon the written request of the Pledgee, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Pledgee may reasonably request for the purposes of obtaining or preserving the full benefits of this Stock Pledge Agreement and of the rights and powers herein granted.

     2.2. Voting Rights; Dividends; Etc.

         (A) Continuance of Pledgor's Rights. So long as no Event of Default (defined below) shall have occurred and be continuing:

             (1) Pledgor shall be entitled to exercise any and all of its voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement.

             (2) Pledgor shall be entitled to receive and retain free and clear of the security interest of Stockholder Representative hereunder any and all dividends, interest, and other distributions paid to Pledgor in respect of the Pledged Collateral or any part thereof, except that (a) any and all dividends, interest, or other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged

Collateral, shall also constitute Pledged Collateral and shall be promptly delivered to Stockholder Representative in conformity with Section 1.4, and (b) any and all:

                 (i) dividends, interest, or other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                 (ii) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral received by Pledgor shall be so received in trust for the benefit of Stockholder Representative, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Stockholder Representative in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as provided in Section 4.1(C).

             (3) Stockholder Representative shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise its respective voting and other rights which it is entitled to exercise pursuant to paragraph (1) above and to receive the dividends, interest, and other distributions which it is authorized to receive and retain pursuant to subparagraph (2) above.

         (B) Rights Upon an Event of Default. Upon the occurrence and during the continuance of an Event of Default:

             (1) All rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
Section 2.2(A)(1) and to receive the dividends, interest, and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 2.2(A)(2) shall cease, and all such rights shall thereupon become vested in Stockholder Representative who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive such dividends, interest, and other distributions.

             (2) All dividends, interest, and other distributions which are received by Pledgor contrary to the provisions of paragraph (1) of this Section 2.2(B) shall be received in trust for the benefit of Stockholder Representative, shall be forthwith paid over to Stockholder Representative in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as provided in Section 4.1(C).

                                   ARTICLE III
                                EVENTS OF DEFAULT

     3.1. Events of Default. The occurrence and continuance of any of the following shall constitute an event of default ("Event of Default") hereunder:

         (A) Default Under RMI Note. A Default under the RMI Note or the Security Agreement (as default is defined therein).

         (B) Breach of This Agreement. The material breach of any representation, warranty, covenant or term of Pledgor contained in this Agreement which is not cured within thirty (30) Business Days (as defined in the RMI Note) after prior written notice thereof is delivered to Pledgor by Stockholder Representative.

         (C) Bankruptcy. The insolvency or appointment of a receiver to take charge of the business or property of Pledgor or the commission of an act of bankruptcy, the making of a general assignment for the benefit of creditors or the filing of any petition in bankruptcy by or against any such party or for relief under the Federal Bankruptcy Code, as amended, or under any other laws, whether federal or state, for the relief of debtors, now or hereafter existing, unless the same is dismissed within sixty (60) days after the filing thereof.

         (D) Dissolution. The cessation of Pledgor's business operations.

                                   ARTICLE IV
                    REMEDIES UPON OCCURRENCE OF DEFAULT EVENT

     4.1. Remedies of Stockholder Representative on Behalf of the Secured
Parties.

         (A) Remedies Upon Event of Default. Upon the occurrence and continuation of any Event of Default hereunder, the Stockholder Representative may, upon notifying Pledgor, in the manner set forth in Section 5.8 hereof, proceed to enforce payment and exercise any and all of the rights and remedies provided under Article 9 of the Uniform Commercial Code ("UCC"), as enacted in the State of New York, as well as other rights and remedies either at law or in equity possessed by the Stockholder Representative, including the right (i) for and in the name, place, and stead of the Pledgor to execute endorsements, assignments, or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral, (ii) to receive, endorse, and collect all checks made payable to the order of the Pledgor representing any distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, and (iii) to cause all or any of the Pledged Collateral to be transferred into his name or that of nominee or nominees (the same being solely for the purpose of a Stockholder Representative's taking possession of the Pledged Collateral, as permitted under Section 9-503 of the UCC, and, without further action, shall not be deemed an exercise of Stockholder Representative's right to accept the Pledged Collateral as a discharge of any of the obligations secured hereby or an abandonment of Pledgor's obligation with respect to any deficiency under Section 9-505 of the UCC). The Pledgor recognizes that the Stockholder Representative may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in other than a commercially reasonable manner by reason of such circumstances. The Stockholder Representative shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the applicable company to register such securities for public sale under the Securities Act of 1933, or under applicable state securities laws, even if the applicable company would agree to do so.

         (B) Exercise of Remedies. Notwithstanding any other provisions of this Agreement, upon any Event of Default, the rights and remedies under this Agreement may be exercised only by the Stockholder Representative. Further, the Stockholder Representative agrees that all notices required to be delivered under such Article 9, including without limitation, notice of time of any public sale or the time after which a private sale or other intended disposition is to take place, shall be delivered not less than fifteen (15) days prior to any such action, and such notice shall be deemed commercially reasonable notice for all purposes hereunder, provided, however, that the foregoing agreement shall not prohibit the Stockholder Representative from disposing of Collateral upon lesser notice for any type of Collateral for which lesser notice is permitted under and in accordance with UCC Section 9-504(3).

         (C) Cash and Proceeds. Any cash held by Stockholder Representative as Pledged Collateral and all cash proceeds received by Stockholder Representative in respect of any sale of, collection from, or other realization on all or any part of the Pledged Collateral may, in the discretion of Stockholder Representative, be held by Stockholder Representative as collateral for, and/or then or at any time thereafter applied in whole or in part by Stockholder Representative against, all or any part of the RMI Note, but in accordance with the provisions set forth in Section 4.1D below.

         (D) Application of Proceeds. Except as otherwise provided herein, all money that the Stockholder Representative shall receive in accordance with these provisions, whether by sale of the Pledged Collateral or otherwise, shall be applied in the following manner. First, to the payment of all costs and expenses (whether of the Stockholder Representative, his counsel, or agents) incurred in connection with the administration and enforcement of or the preservation of any rights under the RMI Note, this Agreement or the Security Agreement, including all costs, expenses, liabilities, and damages of any kind incurred in connection with litigation involving third parties with respect to the Pledged Collateral and/or exercising and performing any of the rights set forth in this Agreement; Second, to the payment of the Obligations, pro rata to the Secured Parties; Third, to any other obligations secured by this Agreement; and Fourth, the balance, if any, remaining after payment in full of the obligations secured hereby shall be paid over to the Pledgor or its designee.

                                    ARTICLE V
                                  MISCELLANEOUS

     5.1. Applicable Law. This Agreement shall be construed under and in accordance with the Uniform Commercial Code as enacted in the State of New York and other applicable laws of the State of New York.

     5.2. Binding on Successors. This Agreement shall be binding on and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns as permitted by this Agreement.

     5.3. Attorneys' Fees. Should any legal action based in contract law be commenced between the parties to this Agreement concerning the Pledged Collateral, this Agreement, or the rights and duties of any party in relation to them, the prevailing party shall be entitled to reimbursement for reasonable attorneys' fees and legal expenses.

     5.4. Entire Agreement. This Agreement, and all instruments or documents delivered pursuant hereto or thereto, together with all exhibits and schedules thereto, contain the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and may not be altered or amended except by the written agreement of the parties hereto.

     5.5. Severability. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement nevertheless shall be effective.

     5.6. Terminology. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular and vice versa, and the neuter shall include the masculine and feminine.

     5.7. Headings. The headings of the several paragraphs hereof are included only for the convenience of reference and are not intended to govern, construe or modify any provisions of the several paragraphs hereof.

     5.8. Notices. All notices, demands and requests of any kind which any party may be required or may desire to serve any other party hereto in connection with this Agreement shall be delivered only by courier or other means of personal service which provides written verification of receipt or by registered or certified mail return receipt requested which shall also include Federal Express or similar service (The "Notice"). Any such notice or demand so delivered by registered or certified mail or courier shall be deposited in the United States mail, or in the case of courier, deposited with the courier, with postage thereon fully prepaid. All notices shall be addressed to the parties to be served as follows:

         If to Stockholder Representative:           Copy to:

         Glenn S. Meyers                     Paul Goodman, Esquire
         c/o Rare Medium, Inc.               Elias Goodman Shanks & Zizmor, LLP
         44 West 18th Street, 6th Floor      444 Madison Avenue
         New York, NY  10011                 22nd Floor
                                             New York, NY  10022


         If to ICC:                                 Copies to:

         Irwin L. Gross, Chairman           Richard Jaffe, Esquire
         ICC Technologies, Inc.             Mesirov Gelman Jaffe Cramer
         330 South Warminister Road           & Jamieson
         Hatboro, PA  19040                 1735 Market Street
                                            Philadelphia, PA  19103

Service of any such notice or demand so made shall be deemed complete on the day of actual delivery thereof as shown by the addressee's registry, certification receipt or other evidence of receipt or upon first rejection. Any party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different or additional person to which all such notices or demands hereafter are to be addressed.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                      ICC TECHNOLOGIES, INC.

                                      By: /s/ Irwin L. Gross
                                          -------------------------------------
                                          Name:  Irwin L. Gross
                                          Title: Chairman


                                      Stockholder Representative, on behalf of the Secured Parties

                                      By: /s/ Glenn S. Meyers
                                          -------------------------------------
                                          Name: Glenn S. Meyers

                                    EXHIBIT M

                          FORM OF NON FOUNDER AGREEMENT



                              NON-FOUNDER AGREEMENT

     THIS NON-FOUNDER AGREEMENT is made as of April 15th, 1998, by and among ICC TECHNOLOGIES, INC., a Delaware corporation ("ICC"), RAREMEDIUM ACQUISITION CORP., a New York corporation ("NEWCO") and each of the undersigned stockholders of RARE MEDIUM, INC., a New York corporation (the "Company"), (each individually a "STOCKHOLDER" and collectively, the "STOCKHOLDERS").

     WHEREAS, each STOCKHOLDER is a record and beneficial owner of shares of the capital stock of the COMPANY;

     WHEREAS, ICC is the sole stockholder of NEWCO;

     WHEREAS, the respective stockholders and Boards of Directors of NEWCO and the COMPANY deem it advisable and in their best interests that NEWCO merge with and into the COMPANY pursuant to a Merger Agreement and Plan of Reorganization, dated as of April 8, 1998 (the "Merger Agreement") by and among ICC, NEWCO, the COMPANY and the stockholders named therein (the "FOUNDING STOCKHOLDERS), and the applicable provisions of the laws of the State of New York (the "Merger");

     WHEREAS, ICC, the COMPANY and the FOUNDING STOCKHOLDERS, desire for each STOCKHOLDER to enter into this Agreement; and

     WHEREAS, capitalized terms used herein that are not otherwise defined shall have the same meaning given such terms as set forth in the Merger Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged and in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1. DELIVERY OF MERGER CONSIDERATION

     1.1. At the Effective Time of the Merger and on the Closing Date each share of capital stock of the COMPANY owned by each STOCKHOLDER shall be canceled and extinguished and, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be converted into and shall be deemed to represent, with respect to each STOCKHOLDER, (1) the right to receive certificates representing the number of shares of ICC Stock set forth on Exhibit B of the Merger Agreement with respect to such STOCKHOLDER, (2) the right to receive the amount of cash set forth on Exhibit B of the Merger Agreement with respect to such STOCKHOLDER, and (3) the right to receive a beneficial interest in that portion of the principal amount of the Note set forth on Exhibit B of the Merger Agreement with respect to such STOCKHOLDER, together with accrued interest, due under the Note in the form attached to the Merger Agreement as Exhibit C, which is to be delivered by the Surviving

Corporation at Closing, provided that such principal amount due under the Note shall be subject to adjustment upward as set forth in Section 3.3 of the Merger Agreement;

     1.2. All ICC Stock received by the STOCKHOLDERS upon the Effective Time of the Merger pursuant to this Agreement shall, except for restrictions on resale or transfer described in Section 2.4 hereof, have the same rights as all the other shares of outstanding ICC Stock by reason of the provisions of the Certificate of Incorporation of ICC or as otherwise provided by Delaware General Corporation Law (the "Delaware Law"). All voting rights of such ICC Stock received by the STOCKHOLDERS shall be fully exercisable by the STOCKHOLDERS and the STOCKHOLDERS shall not be deprived nor restricted in exercising those rights.

     1.3. At the Effective Time of the Merger and on the Closing Date the STOCKHOLDERS, who are the holders of certificates representing the number of shares of COMPANY Stock set forth on Schedule 5.3 of the Merger Agreement, shall, in consideration of and upon surrender of such certificates, receive the Merger Consideration consisting of the respective number of shares of ICC Stock (a portion of which shares of ICC Stock shall be held in escrow pursuant to Section 3.4 of the Merger Agreement, subject to adjustment in accordance with the indemnification provisions set forth in Section 6 hereof), and the amount of cash set forth opposite each Stockholder's name on Exhibit B of the Merger Agreement with respect to such STOCKHOLDER, and the Stockholder Representative shall receive, on behalf of the STOCKHOLDERS in accordance with the terms and conditions of the Appointment of Stockholder Representative, the executed Note, the principal amount of which is subject to adjustment upward as set forth in
Section 3.3 of the Merger Agreement. The Note shall be guaranteed by ICC pursuant to an ICC Guaranty in the form of Exhibit N of the Merger Agreement and secured by (i) the assets of the Surviving Corporation pursuant to a Security Agreement in the form of Exhibit D of the Merger Agreement, and (ii) ICC's pledge of the capital stock of the Surviving Corporation held by ICC pursuant to a Pledge Agreement in the form of Exhibit E of the Merger Agreement. The cash portion of the Merger Consideration shall be paid by wire transfer in accordance with the wire instructions provided by the STOCKHOLDERS or by COMPANY check at Closing. As aforesaid, the aggregate Merger Consideration, and thus the Merger Consideration payable to each STOCKHOLDER, is subject to adjustment as set forth in Section 3.3 of the Merger Agreement and Section 6 hereof.

     1.4. At the Closing, each STOCKHOLDER shall deliver to ICC, and delivery of the Merger Consideration to such STOCKHOLDERS shall be conditioned upon receipt of, the certificates representing COMPANY Stock, duly endorsed in blank by the STOCKHOLDER, or accompanied by stock powers duly endorsed in blank, with signatures guaranteed by a national or state chartered bank or other financial institution, and with all necessary Transfer Tax and other revenue stamps, acquired at the STOCKHOLDERS' expense, affixed and canceled. The STOCKHOLDERS agree to promptly cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such COMPANY Stock or with respect to the stock powers accompanying any COMPANY Stock.

     1.5. The STOCKHOLDERS agree to abide by and be bound by the terms of
Section 3.4 of the Merger Agreement with respect to the delivery of shares of ICC Stock to the Escrow Agent, respectively.

2. REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

     Each STOCKHOLDER severally represents and warrants to ICC that the representations and warranties set forth below are true and correct as of the date of this Agreement and shall be true and correct at the time of the Closing Date.

     2.1. Authority: Ownership. Such STOCKHOLDER has the full legal right, power and authority to enter into this Agreement. Such STOCKHOLDER owns beneficially and of record all of the shares of the COMPANY Stock identified on Schedule 5.3 of the Merger Agreement as being owned by such STOCKHOLDER, and except as set forth on Schedule 5.3, such COMPANY Stock is owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. Other than as set forth on Schedule 5.3 of the Merger Agreement, such STOCKHOLDER does not own of record or otherwise beneficially own any other shares of capital stock of the COMPANY.

     2.2. Preemptive Rights. Such STOCKHOLDER does not have, or hereby waives, any preemptive or other right to acquire shares of COMPANY Stock or ICC Stock that such STOCKHOLDER has or may have had other than rights of such STOCKHOLDER to acquire ICC Stock upon the Merger becoming effective pursuant to this Agreement and the Merger Agreement.

     2.3. No Intention to Dispose of ICC Stock. Such STOCKHOLDER represents and warrants that it does not have any contract, undertaking, agreement or arrangement with any Person to self transfer or pledge the ICC Stock (or any part thereof) which such STOCKHOLDER has acquired hereunder and such STOCKHOLDER does not have any present plans or intentions to enter into any such contract, undertaking, agreement or arrangement.

     2.4. Securities Act Representations.

          Each STOCKHOLDER alone, or together with such STOCKHOLDER's "purchaser representative" (as defined in Rule 501(h) promulgated under the 1933 Act) represents and warrants that it:

          (a) understands and agrees that (x) the shares of ICC Stock to be delivered to such STOCKHOLDER pursuant to this Agreement have not been and will not be registered under the l933 Act, and therefore, may not be sold, transferred or otherwise conveyed without compliance with the 1933 Act or pursuant to an exemption therefrom and (y) the ICC Stock to be acquired by such STOCKHOLDER pursuant to this Agreement is being acquired solely for its own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of the ICC Stock in connection with a distribution;

          (b) understands and knows that an investment in the ICC Stock is a speculative investment which involves a high degree of risk of loss;

          (c) is able to bear the economic risk of an investment in the ICC Stock acquired pursuant to this Agreement, can afford to sustain a total loss of such investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the ICC Stock;

          (d) has had an adequate opportunity to review and to ask questions and receive answers concerning any and all matters relating to the transactions described in (i) this Agreement, and (ii) the Merger Agreement;

          (e) has had an adequate opportunity to ask questions and receive answers concerning (i) the background and experience of the current and proposed officers and directors of ICC and the COMPANY, (ii) the plans for the operations of the business of ICC and the COMPANY, and (iii) any plans for additional acquisitions and the like;

          (f) is either an "accredited investor" (as defined in Rule 501(a) promulgated under the 1933 Act) or, after taking into consideration the information and advice provided to such STOCKHOLDER, has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the ICC Stock;

          (g) agrees that there have been no general or public solicitations or advertisements or other broadly disseminated disclosures (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or advertising) by or on behalf of ICC regarding an investment in the ICC Stock; and

          (h) understands and agrees that the ICC Stock shall bear the following legend:

              THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND, IF REQUIRED BY ICC TECHNOLOGIES, INC., AN OPINION OF COUNSEL ACCEPTABLE TO ICC TECHNOLOGIES, INC. AND ITS COUNSEL STATING THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

Such STOCKHOLDER acknowledges that the effect of the foregoing legend, among other things, is or may be to limit or destroy the value of the certificate for purposes of sale or use as loan collateral. Such STOCKHOLDER consents that "stop transfer" instructions may be noted against the ICC Stock.

3. REPRESENTATIONS AND WARRANTIES OF ICC

     ICC and NEWCO jointly and severally represent and warrant to each STOCKHOLDER that all of the following representations and warranties in this
Section 3 are true and correct at the date of this Agreement and shall be true and correct at the time of the Closing Date.

     3.1. Due Organization. ICC and NEWCO are each corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and are duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on their business in the places and in the manner as now conducted, to own or hold under lease the properties and assets they now own or hold under lease, and to perform all of their obligations under any material agreement to which they are a party or by which their properties are bound. ICC and NEWCO are qualified to do business as a foreign corporations in the jurisdictions listed in Schedule 6.1 to the Merger Agreement.

     3.2. Authorization. The representatives of ICC and NEWCO executing this Agreement have the authority to execute and deliver this Agreement and to bind ICC and NEWCO to perform their obligations hereunder. The execution and delivery of this Agreement by ICC and NEWCO and the performance by ICC and NEWCO of their obligations under this Agreement and the consummation by ICC and NEWCO of the transactions contemplated hereby have been duly authorized by all necessary corporate action by them in accordance with applicable law and the Certificate of Incorporation and Bylaws of ICC and NEWCO. Each share of ICC Stock to be issued to such STOCKHOLDER on the Closing Date will be duly and validly authorized and issued, free and clear of all liens, claims and other encumbrances and fully paid and nonassessable. This Agreement constitutes the valid and binding obligation of ICC and NEWCO, enforceable in accordance with its terms.

     3.3. Transaction Not a Breach. Neither the execution and delivery of this Agreement nor its performance will violate, conflict with, or result in a breach of any provision of any law rule. regulation, order, permit, judgment, injunction, decree or other decision of any court or other tribunal or any Governmental Authority binding on ICC or NEWCO or conflict with or result in the breach of any of the terms, conditions or provisions of the Certificate of Incorporation or the Bylaws of ICC or NEWCO or of any contract, agreement, mortgage or other instrument or obligation of any nature to which ICC or NEWCO is a party or by which ICC or NEWCO is bound.

4. CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH STOCKHOLDER

     The obligations of each STOCKHOLDER with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date, of all of the conditions set forth in this Section 4. As of the Closing Date, all conditions not satisfied shall be deemed to have been waived by such STOCKHOLDER unless it has objected by notifying ICC in writing of such objection on or before consummation of the transactions on the Closing Date, except that no such waiver shall be deemed to affect the survival of the representations and warranties of ICC and NEWCO contained in Section 3 hereof.

     4.1. Representations and Warranties. All representations and warranties of ICC and NEWCO contained in Section 3 shall be true and correct in all material respects as of the Closing Date as though such representations and warranties had been made as of that time.

     4.2. Performance of Obligations. All of the terms, covenants and conditions of this Agreement and the Merger Agreement to be complied with and performed by ICC and NEWCO on or before the Closing Date shall have been duly complied with and performed in all material respects on or before the Closing Date, as the case may be.

     4.3. No Litigation. No action or proceeding before a court or any other Governmental Authority or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement and the Merger Agreement.

5. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ICC

     The obligations of ICC and NEWCO with respect to actions to be taken on the Closing Date, are subject to the satisfaction or waiver on or prior to the Closing Date, of all of the conditions set forth in this Section 5. As of the Closing Date, all conditions not satisfied shall be deemed to have been waived by ICC and NEWCO unless they have objected by notifying each STOCKHOLDER in writing of such objection on or before the consummation of the transactions on the Closing Date, respectively, except that no such waiver shall be deemed to affect the survival of the representations and warranties of each STOCKHOLDER contained in Section 2 hereof.

     5.1. Representations and Warranties. All the representations and warranties of each STOCKHOLDER contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

     5.2. Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be complied with or performed by each STOCKHOLDER and all of the terms, covenants and conditions of the Merger Agreement to be complied with or performed by the Company and each Founding Stockholder on or before the Closing Date shall have been duly performed or complied with in all material respects on or before the Closing Date.

     5.3. No Litigation. No action or proceeding before a court or any other Governmental Authority or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this and the Merger Agreement.

     5.4. STOCKHOLDER'S Release. Each STOCKHOLDER shall have delivered to ICC an instrument dated the Closing Date releasing the COMPANY from any and all (i) claims prior to the Closing Date of such STOCKHOLDER against the COMPANY and
(ii) obligations prior to the Closing Date of the COMPANY to such STOCKHOLDER, except for (x) items specifically identified on Schedule 5.4 to this Agreement as being claims of or obligations to such STOCKHOLDER and (y) obligations arising under this Agreement or the transactions contemplated hereby.

     5.5. Approval of Merger Agreement; No Dissenters' Rights. Each of the STOCKHOLDERS and FOUNDING STOCKHOLDERS shall have voted all of his or her shares of the COMPANY Stock in favor of the Merger and all other transactions contemplated by this Agreement and the Merger Agreement, and shall not have exercised his or her dissenters' rights under the New York Law.

     5.6. FIRPTA Certificate. Each STOCKHOLDER shall have delivered to ICC a certificate to the effect that it is not a foreign person pursuant to Section 1.1445-2(b) of the Treasury regulations.

     5.7. Satisfaction. All actions, proceedings, instruments and documents required to carry out the Merger Agreement and this Agreement or incidental thereto or hereto and all other related legal matters shall have been approved by counsel to ICC.

6. INDEMNIFICATION

     Each STOCKHOLDER and ICC each make the following covenants that are applicable to them, respectively:

     6.1. General Indemnification by each STOCKHOLDER. The STOCKHOLDERS covenant and agree that they, jointly and severally, will indemnify, defend, protect and hold harmless ICC, NEWCO, the Surviving Corporation and the COMPANY at all times, from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and reasonable expenses of investigation) incurred by ICC, NEWCO, the Surviving Corporation or the COMPANY as a result of or arising from (i) any breach of the representations and warranties of such STOCKHOLDER set forth herein, (ii) any breach of any agreement on the part of such STOCKHOLDER under this Agreement, (iii) any breach of the representations and warranties of the Founding Stockholders or the COMPANY set forth in the Merger Agreement or on the schedules or certificates delivered in connection therewith, (iv) any breach of any agreement on the part of the FOUNDING STOCKHOLDERS or the COMPANY under the Merger Agreement, (v) the matters described on Schedule 11.1 to the Merger Agreement relating to specifically identified matters such as ongoing claims and/or litigation or
(vi) any Tax imposed upon or relating to any third party for a pre-Closing Date period, including, in each case, any such Tax for which an Acquired Party may be liable under Section 1.1502-6 of the Treasury Regulations (or any similar provisions of federal, state, local or foreign law), as a transferee or successor, by contract or otherwise; provided, however, that no STOCKHOLDER shall be liable for any indemnification obligation pursuant to this Section 6.1 to the extent attributable to a breach of any representation, warranty or agreement made herein individually by any other STOCKHOLDER or made in the Merger Agreement individually by any Founding Stockholder.

     6.2. Indemnification by ICC. ICC covenants and agrees that it will indemnify, defend, protect and hold harmless the STOCKHOLDERS at all times from and after the date of this Agreement until the ICC Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the STOCKHOLDERS as a result of or arising from (i) any breach by ICC of its representations and warranties set forth herein, (ii) any breach of any agreement on the part of ICC under this Agreement, (iii) any breach by ICC or NEWCO of its representations and warranties set forth in the Merger Agreement or on the schedules or certificates delivered in connection therewith, (iv) any breach of any agreement on the part of ICC or NEWCO under the Merger Agreement,
(v) any liability which the STOCKHOLDERS may incur due to ICC's or NEWCO's failure to be responsible for the liabilities and obligations of the COMPANY as provided in Section 1 of the Merger Agreement (except to the extent that ICC or NEWCO has claims against the STOCKHOLDERS by reason of such liabilities), or
(vi) the matters described on Schedule 11.2(iv) to the Merger Agreement relating to specifically identified matters.

     6.3. Third Person Claims. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), of the commencement of any action or proceeding by a Third Person for which the Indemnified Party seeking indemnification, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 6.1 or 6.2 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding without the written consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate, at the Indemnifying Party's expense, with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall endeavor to use the same counsel, which shall be the counsel selected by the Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest in the opinion of such counsel that prevents counsel for the Indemnifying Party from representing the Indemnified Party, the Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and the Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel and experts. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement to said Third Person, plus all indemnifiable costs and expenses incurred to date, the Indemnifying Party shall be relieved of its duty to defend and shall tender the Third Person claim back to the Indemnified Party, who shall thereafter, at its own expense, be responsible for the defense and negotiation of such Third Person claim. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in collection therewith, provided, however that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing. The parties hereto will make appropriate adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any indemnification obligation under this Section, provided that no indemnifying party shall be obligated to seek any payment pursuant to the terms of any insurance policy.

     6.4. Exclusive Remedy. The indemnification provided for in this Section 6 shall (except as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party; provided, that, nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement.

     6.5. Limitations on Indemnification.

     (a) ICC, NEWCO, the Surviving Corporation and the other persons or entities indemnified pursuant to Section 6.1 or 6.2 shall not assert any claim other than a Third Person claim for indemnification hereunder against the STOCKHOLDERS until such time as, and solely to the extent that, the aggregate of all claims which such persons may have against the FOUNDING STOCKHOLDERS under the Merger Agreement and the Stockholders under this Agreement shall exceed $50,000 (the "Indemnification Threshold"), provided, however, that ICC, NEWCO, the Surviving Corporation and the other persons or entities indemnified pursuant to Section 6.1 may assert and shall be indemnified for any claim under Section 6.l(v) or 6.1(vi) at any time, regardless of whether the aggregate of all claims which such persons may have against any FOUNDING STOCKHOLDER or other STOCKHOLDER or all FOUNDING STOCKHOLDERS and STOCKHOLDERS exceeds the Indemnification Threshold, it being understood that the amount of any such claim under Section 6.1(v) or 6.1(vi) shall not be counted towards the Indemnification Threshold. The STOCKHOLDERS shall not assert any claim for indemnification hereunder against ICC or NEWCO or the Surviving Corporation until such time as, and solely to the extent that, the aggregate of all claims which FOUNDING STOCKHOLDERS and the STOCKHOLDERS may have under the Merger Agreement and this Agreement against ICC, NEWCO or the Surviving Corporation shall exceed the Indemnification Threshold, provided, however, that the FOUNDING STOCKHOLDERS and the STOCKHOLDERS and the other persons or entities indemnified pursuant to Section 6.2 may assert and shall be indemnified for any claim under Section 6.2(vi) at any time, regardless of whether the aggregate of all claims which such persons may have against ICC or NEWCO exceeds the Indemnification Threshold, it being understood that the amount of any such claim under Section 6.2(vi) shall not be counted towards such Indemnification Threshold. No person shall be entitled to indemnification under this Section 6 to the extent that such person's claim for indemnification is directly or indirectly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement.

     (b) Indemnity obligations hereunder shall be satisfied, in the case of indemnification of ICC, NEWCO and the Surviving Corporation through the release from escrow of ICC Stock pursuant to the Escrow Agreement, or in the case of indemnification of the STOCKHOLDERS, by ICC's delivery of ICC Stock or cash at its sole election. For purposes of calculating the value of the ICC Stock received by or released from escrow on behalf of a STOCKHOLDER (for purposes of determining the Indemnification Threshold and the amount of any indemnity paid), ICC Stock shall be valued at the greater of (i) $3.00 per share or (ii) the Average Closing Price. Upon the Expiration Date, a portion of the ICC Stock which continues to be held in escrow, if any, which is reasonably sufficient to cover any identified claims asserted by ICC prior to the Expiration Date shall continue to be held in escrow until such claims are satisfied or otherwise resolved, provided, however, that in no event shall shares valued in excess of $6,000,000 be required to be held in escrow following the Expiration Date. All additional ICC Stock held in escrow, if any, shall be released to the STOCKHOLDERS. In calculating the number of shares sufficient to cover such indemnified claims, the value of such shares shall be as determined above.

     (c) Notwithstanding any other term of this Agreement (except the proviso to this sentence), no STOCKHOLDER shall be liable under this Section 6 for an amount which exceeds the value of its pro rata share (based upon their percentage common stock ownership in the

COMPANY prior to the Merger) of the ICC Stock placed into escrow hereunder provided that a STOCKHOLDER's indemnification obligations pursuant to Sections 6.1(v) and (vi) shall not be limited. The parties acknowledge and understand that any indemnity claim related to the representations and warranties made by the individual STOCKHOLDERS in Section 4 hereof shall be made only against such individual STOCKHOLDER's portion of the ICC Stock held in escrow; the remainder of the indemnity claims shall be applied on a pro rata basis to all the STOCKHOLDERS hereunder and the FOUNDING STOCKHOLDERS under the Merger Agreement. For purposes of calculating the value of the ICC Stock for purposes of indemnity claims hereunder, the ICC Stock shall be valued as set forth in the preceding paragraph.

7. TERMINATION OF AGREEMENT

     This Agreement shall automatically terminate without the taking of any action by the parties hereto upon the termination of the Merger Agreement in accordance with its terms.

8. NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     Each STOCKHOLDER agrees and acknowledges to abide by and be bound by the terms and provisions of Sections 13.1, 13.3, and 13.4 of the Merger Agreement.

9. [INTENTIONALLY DELETED]

10. REGISTRATION RIGHTS

     Each STOCKHOLDER shall have those registration rights, with respect to the Registrable Shares of ICC Stock and Interest Shares received by it hereunder, as are granted and identified in Section 15 of the Merger Agreement and agrees to abide by and be bound by the terms and provisions of Section 15 of the Merger Agreement.

11. GENERAL

     11.1. Cooperation. Each STOCKHOLDER and ICC shall deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement and the Merger Agreement.

     11.2. Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of ICC, NEWCO and the COMPANY and the heirs and legal representatives of each STOCKHOLDER.

     11.3. Entire Agreement. This Agreement and the documents delivered pursuant hereto constitute the entire agreement and understanding between each STOCKHOLDER and ICC and NEWCO and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by each STOCKHOLDER and ICC and NEWCO, acting through their respective officers or trustees, duly authorized by their respective boards of directors. Each STOCKHOLDER represents that it has reviewed this Agreement with its advisors and has discussed to its satisfaction the terms and provisions of this Agreement with such advisors.

     11.4. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     11.5. Expenses. Each of the parties hereto shall be responsible for its own fees, expenses and disbursements and for the fees, expenses and disbursements of their agents, representatives, accountants and counsel which have been incurred in connection with the subject matter of this Agreement. In addition and not in limitation of the foregoing, each STOCKHOLDER acknowledges that it, and not the COMPANY, ICC or NEWCO, will pay all Taxes due upon receipt of the consideration payable pursuant to Section 1 hereof, and will assume all Tax risks and liabilities of such STOCKHOLDER in connection with the transactions contemplated hereby.

     11.6. Notices. All notices or communications required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or upon receipt if sent by first class certified mail, return receipt requested or the next business day if sent by telefax (receipt confirmed and followed up by one of the other delivery methods discussed herein as well), or upon delivery if sent by express mail, in each case postage prepaid and addressed as follows:

           (a)  If to ICC or NEWCO:

                330 South Warminster Road
                Hatboro, PA  19040
                Attention: Irwin L. Gross, Chairman

            with copies to:

                Mesirov Gelman Jaffe Cramer & Jamieson, LLP
                1735 Market Street
                Philadelphia, PA  19103
                Attn: Richard P. Jaffe, Esq.

           (b) If to a STOCKHOLDER, addressed to such STOCKHOLDER at the address set forth on Schedule K to the Merger Agreement.

     11.7. Governing Law. This Agreement shall be construed in accordance with the choice of law provisions set forth in Section 16.7 of the Merger Agreement.

     11.8. Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     11.9. Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     11.10. Remedies Cumulative. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

     11.11. Survival. ICC's and each STOCKHOLDER'S respective covenants, duties and obligations under this Agreement shall survive the Closing Date.

     11.12. Interpretation. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof. The use of the masculine, feminine or neuter gender herein are interchangeable and shall not limit any provision of this Agreement.

     11.13. Tax Free Reorganization. The parties hereto intend for the Merger to qualify as a tax free reorganization within the meaning of Section 368 and related sections of the Code and the Regulations thereunder. Nevertheless, notwithstanding anything contained herein or the Merger Agreement to the contrary, the parties hereto acknowledge and agree that (i) such qualification shall not be a condition to the obligations of any of the parties hereto to consummate the transactions contemplated hereunder and under the Merger Agreement, and (ii) ICC and NEWCO shall have no obligation to take any action (except as expressly provided under the terms of this Agreement) to cause the Merger to qualify as a reorganization under Section 368 of the Code.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                             ICC TECHNOLOGIES, INC.


                                             By:
                                                 ------------------------------
                                                 Name:
                                                 Title:


                                             RAREMEDIUM ACQUISITION CORP.


                                             By:
                                                 ------------------------------
                                                 Name:
                                                 Title:


                                             STOCKHOLDERS:

                                             ----------------------------------
                                             Name: Glenn S. Meyers
                                             Address: 9 Brookridge Drive
                                                      Greenwich, CT 06830


                                             ----------------------------------
                                             Name: Edward C. Meyers
                                             Address: 19620 Sawgrass Circle
                                                      Unit 2801
                                                      Boca Raton, FL 33434

                       (Signatures continued on next page)

                                             ----------------------------------
                                             Name: Steve Winograd
                                             Address:


                                             ----------------------------------
                                             Name: Larry Lawrence
                                             Address: 40 Brookridge Drive
                                                      Greenwich, CT 06830


                                             ----------------------------------
                                             Name: Anthony Abbruzzese
                                             Address: 335 Bay Drive
                                                      Massapequa, NY 11758


                                             ----------------------------------
                                             Name: John Morrongiello
                                             Address: 3 Laredo Drive
                                                      Colts Neck, NJ  07722


                                             ----------------------------------
                                             Name: H. Mark Lunenberg
                                             Address: 11 Whitehall Place
                                                      Farmington, CT 06032


                                             WAKEFIELD PARTNERS

                                             By:
                                                 ------------------------------
                                                 Steven W. Ballentine
                                             Address: c/o Wakefield Partners
                                                      P.O. Box 908
                                                      Aron, CT 06001

                       (Signatures continued on next page)

                                             GROWTH CAPITAL PARTNERS MEDIA FUND


                                             By:
                                                 ------------------------------
                                             Name: Lance Lundberg
                                             Address: 2 Stanford Place
                                                      Tresser Boulevard
                                                      Stanford, CT 06901


                                             ----------------------------------
                                             Name: Henry Goodman
                                             Address: 20 Larisa Lane
                                                      Thornwood, NY 10594


                                             ----------------------------------
                                             Name: Michael Barlow
                                             Address: 150 E. 69th Street
                                                      New York, NY 10021


                                             LAURA HUBERFIELD/NAOMI BODNER
                                             PARTNERSHIP


                                             By:
                                                 ------------------------------

                                             Address: 152 West 57th Street
                                                      New York, NY

                           Joinder to Merger Agreement

     To induce ICC to consummate the transactions under the Merger Agreement, Glenn S. Meyers hereby acknowledges and agrees, intending to be legally bound hereby, that, in addition to the Non-Founder Agreement he agrees to be bound by all of the terms and provisions of the Merger Agreement dated as of April 8, 1998 by and among ICC, NEWCO, the Company and the Founding Stockholders, which are binding upon the FOUNDING STOCKHOLDERS named therein, to the same extent as if Mr. Meyers had been named as a FOUNDING STOCKHOLDER therein and was a signatory thereto.


                                             By: /s/ Glenn S. Meyers
                                                 ------------------------------
                                                 Glenn S. Meyers

                                    EXHIBIT N

                              FORM OF ICC GUARANTY



                                    GUARANTY

     This GUARANTY ("Guaranty") is entered into as of April 15th, 1998, by ICC Technologies, Inc., a Delaware corporation ("Guarantor"), and delivered to Glenn
S. Meyers, in his capacity as the Stockholder Representative ("Stockholder Representative"), as such term is defined in the Appointment of Stockholders Representative of even date herewith for the benefit of each of the former stockholders of Rare Medium, Inc., a New York corporation ("RMI") listed on Exhibit "A" attached hereto and made a part hereof (collectively, the "Payees" and individually, a "Payee").

                                 R E C I T A L S

     A. Guarantor, Rare Medium Acquisition Corp., a wholly-owned New York subsidiary of Guarantor ("RAC"), RMI and certain of the Payees have entered into that certain Merger Agreement and Plan of Reorganization, dated as of April 8, 1998 (the "Merger Agreement"), pursuant to which RAC shall merge with and into RMI.

     B. All capitalized terms used herein without definition shall have the meaning ascribed to them in the Merger Agreement unless the context clearly requires to the contrary.

     C. Pursuant to the terms of the Merger Agreement, the Merger Consideration shall consist in part of that certain Secured Promissory Note of even date herewith delivered by RMI in the aggregate principal amount of Twenty Two Million Two Hundred Thousand Dollars ($22,200,000) (the "RMI Note").

     D. A condition to acceptance of the RMI Note is that all obligations, whether principal, interest, fees, expenses or otherwise, in favor of the Stockholder Representative acting on behalf of and for the benefit of the Payees arising under the RMI Note and any and all renewals, extensions, amendments or modifications thereof or thereto (the "Guaranteed Obligations"), be guaranteed by Guarantor.

     E. A further condition to acceptance of the RMI Note is that RMI grant to payees, who are acting through the Stockholder Representative pursuant to that certain appointment of Stockholder Representative of even date herewith, a security interest in and to the assets of RMI described in that certain Security Agreement, dated as of even date herewith ("Security Agreement"), and that Guarantor shall pledge all of the common stock it holds in RMI pursuant to the terms of that certain Stock Pledge Agreement dated as of even date herewith ("Stock Pledge Agreement"), all to further secure the Guaranteed Obligations;

     F. Guarantor is willing to guarantee the full payment and performance of the Guaranteed Obligations and expects to benefit from the making of this Guaranty.

     NOW, THEREFORE, in consideration of the covenants set forth in the Merger Agreement, the RMI Note, the Stock Pledge Agreement and the Security Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor agrees to guarantee the full payment and performance of the Guaranteed Obligations in accordance with the following terms and conditions:

     1.1 Guarantor hereby irrevocably, absolutely and unconditionally guarantees to the Stockholder Representative, for the benefit of the Payees, or any and all permitted transferees that RMI shall timely pay and perform all of the Guaranteed Obligations in full. Payment shall be made in any coin or currency which at the time of payment is legal tender in the United States of America for public and private debts. The obligation of Guarantor hereunder is absolute and unconditional. This Guaranty is a guaranty of prompt and punctual payment and performance and is not merely a guaranty of collection. Notwithstanding the foregoing, in the event that RMI shall not perform its obligations pursuant to the terms of the RMI Notes, Guarantor shall be entitled to copies of all notices to RMI as required pursuant to the terms of the RMI Note and an opportunity to cure any default of RMI as set forth in any such notice within the time provided in the RMI Notes.

     1.2 The obligations of the Guarantor hereunder are primary and independent of the obligations of RMI under the RMI Note, and the Guarantor shall perform such obligations for the benefit of the Payees and the Stockholder Representative and/or pay to the Stockholder Representative the amount of the RMI Notes (to the extent of all principal, accrued interest and other amounts owing under the RMI Notes) together with all interest, fees, expenses, including reasonable attorneys fees, and other amounts incurred to enforce and collect on this Guaranty.

     1.3 Guarantor acknowledges and agrees that by virtue of this Guaranty, Guarantor has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to RMI, and that any modification of the RMI Notes or the Guaranteed Obligations in any bankruptcy or reorganization case concerning RMI shall not affect the obligations of Guarantor to pay and perform under the RMI Notes and all Guaranteed Obligations in accordance with its original terms as though no such bankruptcy or reorganization case had occurred, subject to the terms of Paragraph 2.1 below, and subject further to the right of the Guarantor to cure any default of RMI in the manner referred to in Paragraph 1.1 above. Furthermore, to the extent that Guarantor would be deemed an "insider" of RMI (as defined in Section 101 of Title 11, United States Code), Guarantor hereby irrevocably waives and releases RMI from all "claims" (as defined in Section 101 of Title 11, United States
Code) for which Guarantor is or would be at any time entitled.

     1.4 Notwithstanding anything to the contrary stated herein, the liability of the Guarantor to the Payees hereunder shall not exceed the sum of the Guaranteed Obligations, less any amounts previously paid by RMI or the Guarantor to the Payee under the terms of the RMI Notes or otherwise towards the Guaranteed Obligations hereunder.

     2.1 Following the Stockholder Representative's receipt of notice from the Guarantor and/or RMI that the Guarantor and RMI are no longer affiliated or related entities, Stockholder Representative and Payees shall not, without providing prior written notice to the Guarantor: (a) supplement, modify, amend, extend (including extensions beyond the original term thereof), renew, accelerate, waive, discharge or otherwise change the time for payment or the terms of the RMI Note or any part thereof or any additional security or guaranties now or hereafter held thereof; (b) enter into or give any agreement, approval or consent with respect to the RMI Note or any part thereof or any additional security or guaranties now or hereafter held thereof; (c) accept new or additional instruments, documents or agreements in exchange for or relative to the RMI Note or any part thereof; (d) accept partial payments on the RMI Note in connection with the right of recoupment, as provided in the RMI Note unless the Stockholder Representative shall provide Guarantor with a copy of such claim of recoupment accompanying such payment; (e) receive and hold additional security or guaranties for the RMI Note or any part thereof; (f) settle, release (by operation of law or otherwise), liquidate and/or fail to enforce the RMI Note; (g) release (by operation of law or otherwise), reconvey, terminate, waive, abandon, and/or fail to enforce any other security or guaranties now or hereafter held for the RMI Note or any part thereof; (h) substitute, exchange, amend or alter any other security or guaranty now or hereafter held for the RMI Note or any part thereof, whether or not the security or guaranty received upon the exercise of such power is of a character or value the same as the character or value of the item of security or guaranty so affected; and/or (i) release (by operation of law or otherwise) any person from any personal liability with respect to the RMI Note or any part thereof.

     3.1 The Stockholder Representative may enforce this Guaranty as to the Guarantor and independently of any other remedy or security which the Stockholder Representative may at any time have in connection with the RMI Note. Guarantor expressly waives any right to require the Stockholder Representative to proceed against RMI, any other guarantor or any collateral provided by any other person and agrees that the Stockholder Representative may proceed against Guarantor and/or any collateral in such order as it shall determine in its sole and absolute discretion. The rights of the Stockholder Representative created or granted herein, and the enforceability of this Guaranty at all times shall remain effective to guarantee the full amount of all Guaranteed Obligations, even though the Guaranteed Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter become invalid or otherwise unenforceable as against RMI or any other guarantor and whether or not RMI or any other guarantor shall have any personal liability with respect thereto. Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any lack of authority, death, disability or other incapacity of any party executing the RMI Note on behalf of RMI, any other guarantor or any other person with respect to the RMI Note; (b) the cessation for any cause whatsoever of the liability of RMI or any other guarantor (other than by reason of the full payment and performance of the RMI Note); (c) any failure of the Stockholder Representative to marshal assets in favor of Guarantor or any other guarantor or any other person; (d) any act or omission of the Stockholder Representative or others that directly, indirectly, by operation of law or otherwise results in or aids the discharge or release of RMI, any other guarantor or any security or guaranties now or hereafter held for the RMI Note or any part thereof; (e) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (f) any failure of the Stockholder Representative to file or enforce a claim in any bankruptcy or other proceeding with respect to any person; (g) the avoidance of any lien in favor of the Stockholder Representative for any reason; (h) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any person, including any discharge of, or bar or stay against collecting the RMI Note in or as a result of any such proceeding; (i) any action taken by the Stockholder Representative that is authorized by this Paragraph 3.1 or any other provision of this Guaranty; or (j) any lack of presentment or demand for payment, protest or notice of nonpayment and dishonor, or other notices or demands of any kind or character in the event of a default under the RMI Note, except as provided pursuant to the terms of the RMI Note.

     4.1 Guarantor warrants and agrees that each of the waivers and consents set forth herein is made after consultation with legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or rights waived may diminish, destroy or otherwise adversely affect rights which Guarantor otherwise may have against RMI, the Stockholder Representative, the Payees,


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


or others, or against collateral, and that, under the circumstances, each waiver and consent herein given is reasonable and not contrary to public policy or law.

     5.1 The amount of Guarantor's liability and all rights, powers and remedies of the Stockholder Representative hereunder and under any other agreement now or hereafter in force between the Stockholder Representative or the Payees and Guarantor, including any other guaranty executed by Guarantor relating to any indebtedness of RMI to the Payees, shall be cumulative and not alternative, and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to the Payees or Stockholder Representative by law. This Guaranty is in addition to and exclusive of the guaranty of any other guarantor of any indebtedness of RMI to the Payees.

     6.1 The obligations of Guarantor hereunder are independent of the obligations of RMI, and in the event of default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether or not RMI is joined therein or a separate action or actions are brought against RMI. The Stockholder Representative may maintain successive actions for other defaults. The Payees' or Stockholder Representative's rights hereunder shall not be exhausted by its exercise of any of its right or remedies or by any such action or by any number or successive actions until and unless all sums owing to the Payees in connection with the RMI Note have been paid in full and all other obligations hereby guaranteed have been fully performed.

     7.1 Should any one or more of the provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions shall nevertheless be effective to the fullest extent permitted by law.

     8.1 Upon the payment in full to the Payees of all Guaranteed Obligations and the full payment or performance by the Guarantor of all indebtedness and obligations arising hereunder in favor of the Payees, this Guaranty shall be of no further force or effect.

     9.1 No provisions of this Guaranty or right of the Payees hereunder can be waived nor can Guarantor be released from any of Guarantor's obligations hereunder, except by a writing duly executed by the Stockholder Representative or the Payees.

     10. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa. The word "person" as used herein shall include any individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever.

     11. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York. Any judicial proceeding brought against Guarantor with respect to this Guaranty may be brought in any state or federal court of competent jurisdiction, and, by execution and delivery of this Guaranty, Guarantor accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Guaranty.

     12. Notices. All notices, demands and requests of any kind which either party may be required or may desire to serve upon the other party hereto in connection with this Agreement shall be delivered only by courier or other means of personal service,


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


which provides written verification of receipt, or by registered or certified mail return receipt requested (the "Notice"). Any such Notice or demand so delivered by registered or certified mail or courier shall be deposited in the United States mail, or in the case of courier, deposited with the courier, with postage thereon fully prepaid. All Notices shall be addressed to the parties to be served as follows:

         If to Stockholder Representative:           Copy to:

         Glenn S. Meyers                     Paul Goodman, Esquire
         c/o Rare Medium, Inc.               Elias Goodman Shanks & Zizmor, LLP
         44 West 18th Street, 6th Floor      444 Madison Avenue
         New York, NY  10011                 22nd Floor
                                             New York, NY 10022


         If to ICC:                                 Copies to:

         Irwin L. Gross, Chairman            Richard Jaffe, Esquire
         ICC Technologies, Inc.              Mesirov Gelman Jaffe Cramer
         330 South Warminister Road            & Jamieson
         Hatboro, PA  19040                  1735 Market Street
                                             Philadelphia, PA  19103

Service of any such notice or demand so made shall be deemed complete on the day of actual delivery thereof as shown by the addressee's registry, certification receipt or other evidence of receipt or upon first rejection. Either party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different or additional person to which all such notices or demands hereafter are to be addressed.

                                            GUARANTOR

                                            ICC TECHNOLOGIES, INC.


                                            By: /s/ Irwin L. Gross
                                                -------------------------------
                                                Name:  Irwin L. Gross
                                                Title: Chairman


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